                                                                     EXHIBIT 4.3





================================================================================



                                 LOAN AGREEMENT



                            Dated as of June 4, 1999



                                      among

                          NRG NORTHEAST GENERATING LLC,

                     THE SUBSIDIARY GUARANTORS PARTY HERETO

                            THE LENDERS PARTY HERETO

                            THE CHASE MANHATTAN BANK,
                 as an Administrative Agent and Collateral Agent

                                       and

                                 CITIBANK, N.A.,
                   as an Administrative Agent and Paying Agent

                AUSTRALIA AND NEW ZEALAND BANKING GROUP LIMITED,
                             as Documentation Agent


                                  $686,564,000




================================================================================

                               TABLE OF CONTENTS


                                                                                                               Page

ARTICLE I.   DEFINITIONS..........................................................................................1
         SECTION 1.01.  Defined Terms.............................................................................1
         SECTION 1.02.  Terms Generally..........................................................................26
         SECTION 1.03.  Accounting Terms; GAAP...................................................................26

ARTICLE II.  THE CREDITS.........................................................................................27
         SECTION 2.01.  The Commitments..........................................................................27
         SECTION 2.02.  Loans and Borrowings.....................................................................27
         SECTION 2.03.  Requests for Borrowings..................................................................28
         SECTION 2.04.  Funding of Borrowings....................................................................29
         SECTION 2.05.  Interest Elections.......................................................................29
         SECTION 2.06.  Termination and Reduction of the Commitments.............................................31
         SECTION 2.07.  Repayment of Loans; Evidence of Debt.....................................................31
         SECTION 2.08.  Prepayment of Loans......................................................................33
         SECTION 2.09.  Fees.  34
         SECTION 2.10.  Interest.................................................................................35
         SECTION 2.11.  Alternate Rate of Interest...............................................................36
         SECTION 2.12.  Increased Costs..........................................................................36
         SECTION 2.13.  Break Funding Payments...................................................................37
         SECTION 2.14.  Taxes. 38
         SECTION 2.15.  Payments Generally; Pro Rata Treatment; Sharing of Set-offs..............................39
         SECTION 2.16.  Mitigation Obligations; Replacement of Lenders...........................................40

ARTICLE III. GUARANTEE...........................................................................................41
         SECTION 3.01.  The Guarantee............................................................................41
         SECTION 3.02.  Obligations Unconditional................................................................42
         SECTION 3.03.  Reinstatement............................................................................42
         SECTION 3.04.  Subrogation..............................................................................43
         SECTION 3.05.  Remedies.................................................................................43
         SECTION 3.06.  Instrument for the Payment of Money......................................................43
         SECTION 3.07.  Continuing Guarantee.....................................................................43
         SECTION 3.08.  Rights of Contribution...................................................................43
         SECTION 3.09.  General Limitation on Guarantee Obligations..............................................44
         SECTION 3.10.  Effectiveness............................................................................45

ARTICLE IV.  REPRESENTATIONS AND WARRANTIES......................................................................45
         SECTION 4.01.  Organization; Powers.....................................................................45
         SECTION 4.02.  Authorization; Enforceability............................................................45
         SECTION 4.03.  Governmental Approvals; No Conflicts.....................................................45
         SECTION 4.04.  Financial Condition; No Material Adverse Change..........................................46
         SECTION 4.05.  Properties...............................................................................47
         SECTION 4.06.  Litigation and Environmental Matters.....................................................47
         SECTION 4.07.  Compliance with Laws and Agreements......................................................47


         SECTION 4.08.  Investment Company Status................................................................47
         SECTION 4.09.  Taxes....................................................................................48
         SECTION 4.10.  ERISA....................................................................................48
         SECTION 4.11.  Disclosure...............................................................................48
         SECTION 4.12.  Use of Credit............................................................................48
         SECTION 4.13.  Material Agreements and Liens............................................................48
         SECTION 4.14.  Capitalization...........................................................................49
         SECTION 4.15.  Subsidiaries and Investments.............................................................49
         SECTION 4.16.  Utility Regulation.......................................................................50

ARTICLE V.  CONDITIONS PRECEDENT.................................................................................50
         SECTION 5.01.  Effective Date...........................................................................50
         SECTION 5.02.  Conditions Precedent for each Term Loan..................................................53
         SECTION 5.03.  Conditions Precedent for each Revolving Loan.............................................56

ARTICLE VI.  AFFIRMATIVE COVENANTS...............................................................................57
         SECTION 6.01.  Financial Statements and Other Information...............................................57
         SECTION 6.02.  Notices of Material Events...............................................................58
         SECTION 6.03.  Existence; Conduct of Business...........................................................59
         SECTION 6.04.  Payment of Obligations...................................................................59
         SECTION 6.05.  Maintenance of Properties; Insurance.....................................................59
         SECTION 6.06.  Books and Records; Inspection Rights.....................................................60
         SECTION 6.07.  Compliance with Laws and Contractual Obligations.........................................60
         SECTION 6.08.  Use of Proceeds..........................................................................60
         SECTION 6.09.  Rating of Index Debt.....................................................................60
         SECTION 6.10.  Certain Obligations Respecting Subsidiaries..............................................61
         SECTION 6.11.  Casualty Events..........................................................................61
         SECTION 6.12.  EWG Status...............................................................................62
         SECTION 6.13.  Debt Service Reserve Account.............................................................62

ARTICLE VII.  NEGATIVE COVENANTS.................................................................................65
         SECTION 7.01.  Indebtedness.............................................................................65
         SECTION 7.02.  Liens....................................................................................66
         SECTION 7.03.  Fundamental Changes......................................................................66
         SECTION 7.04.  Investments..............................................................................66
         SECTION 7.05.  Restricted Payments......................................................................67
         SECTION 7.06.  Transactions with Affiliates.............................................................67
         SECTION 7.07.  Restrictive Agreements...................................................................67
         SECTION 7.08.  [Reserved.]..............................................................................68
         SECTION 7.09.  Capital Expenditures.....................................................................68
         SECTION 7.10.  Modifications of Certain Documents.......................................................68
         SECTION 7.11.  Fuel Agreements..........................................................................69
         SECTION 7.12.  Power Marketing Agreements...............................................................69
         SECTION 7.13.  Power Purchase Agreements................................................................69


ARTICLE VIII.  EVENTS OF DEFAULT.................................................................................69

ARTICLE IX.  THE AGENTS..........................................................................................72

ARTICLE X.  MISCELLANEOUS........................................................................................75
         SECTION 10.01.  Notices.................................................................................75
         SECTION 10.02.  Waivers; Amendments.....................................................................76
         SECTION 10.03.  Expenses; Indemnity; Damage Waiver......................................................76
         SECTION 10.04.  Successors and Assigns..................................................................78
         SECTION 10.05.  Survival................................................................................80
         SECTION 10.06.  Counterparts; Integration; Effectiveness................................................80
         SECTION 10.07.  Severability............................................................................81
         SECTION 10.08.  Right of Setoff.........................................................................81
         SECTION 10.09.  Governing Law; Jurisdiction; Etc........................................................81
         SECTION 10.10.  Waiver Of Jury Trial....................................................................82
         SECTION 10.11.  Headings................................................................................82
         SECTION 10.12.  Treatment of Certain Information; Confidentiality.......................................82

SCHEDULE I            -      Commitments
SCHEDULE II           -      Material Agreements and Liens
SCHEDULE III          -      Subject Governmental Approvals
SCHEDULE IV                  Litigation
SCHEDULE V            -      Environmental Matters
SCHEDULE VI           -      Subsidiaries and Investments
SCHEDULE VII          -      Governmental Approvals
SCHEDULE VIII         -      Insurance Requirements
SCHEDULE IX           -      Permitted Encumbrances

EXHIBIT A             -      Form of Assignment and Acceptance
EXHIBIT B             -      Form of Security Agreement
EXHIBIT C             -      Form of Pledge Agreement
EXHIBIT D             -      Form of Guarantee Assumption Agreement
EXHIBIT E             -      Form of PMI Security Agreement
EXHIBIT F             -      [Reserved]
EXHIBIT G             -      Form of Equity Contribution Agreement
EXHIBIT H             -      Form of Consent and Agreement
EXHIBIT I             -      Form of Debt Service Reserve Letter of Credit
EXHIBIT J             -      Form of Debt Service Reserve Guarantee
EXHIBIT K             -      Form of Intercompany Note

                                 LOAN AGREEMENT


                  LOAN AGREEMENT dated as of June 4, 1999 among NRG NORTHEAST GENERATING LLC, the SUBSIDIARY GUARANTORS party hereto, the LENDERS party hereto, THE CHASE MANHATTAN BANK, as an Administrative Agent and as Collateral Agent and CITIBANK, N.A., as an Administrative Agent and as Paying Agent.

                  The Borrower (as hereinafter defined) has requested that the Lenders (as so defined) make loans to it, under the guarantee of the Subsidiary Guarantors (as so defined), in an aggregate principal amount not exceeding $686,564,000, to finance four separate acquisitions of electricity generating assets. These acquisitions include the Dunkirk and Huntley generating facilities from Niagara Mohawk Power Corporation, the Astoria and Arthur Kill generating facilities from Consolidated Edison Company of New York, Inc., the Somerset generating facilities from Montaup Electric Company and the Oswego generating facility from Niagara Mohawk Power Corporation. The Lenders are prepared to make such loans upon the terms and conditions hereof, and, accordingly, the parties hereto agree as follows:


                  ARTICLE I.  DEFINITIONS.

                  SECTION 1.01. Defined Terms. As used in this Agreement, the following terms have the meanings specified below:

                  "ABR", when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans constituting such Borrowing, are bearing interest at a rate determined by reference to the Alternate Base Rate.

                  "Acceptable Bank" means any bank or trust company which (a) is organized under the laws of the United States of America, any state thereof, any other member of the Organization for Economic Cooperation and Development or Japan and has an office in the United States of America, (b) has capital, surplus and undivided profits of at least $1,000,000,000 and (c) has outstanding long-term unsecured indebtedness which is rated "A-" or better by S&P and "A3" or better by Moody's (or an equivalent rating by another nationally recognized statistical rating organization of similar standing if neither such corporation is in the business of rating long-term unsecured bank indebtedness).

                  "Acceptable Guarantor" means any Person which (a) is organized under the laws of any state of the United States of America, (b) has an aggregate stockholders' equity of at least $250,000,000 and (c) has outstanding long-term unsecured indebtedness which is rated "BBB-" or better by S&P and "Baa3" or better by Moody's.

                  "Acquisition Documents" means the Dunkirk/Huntley Acquisition Documents, the Somerset Acquisition Documents, the Con Ed Acquisition Documents or the Oswego Acquisition Documents or any combination thereof (as the context requires).

                                 LOAN AGREEMENT


                  "Acquisitions" means the Con Ed Acquisition, the Dunkirk/Huntley Acquisition, the Somerset Acquisition or the Oswego Acquisition, or any combination thereof (as the context requires).

                  "Additional Project Document" means (a) any contract or agreement entered into by the Borrower or any of its Subsidiaries relating to the Restoration of Affected Property undertaken in accordance with Section 6.11 or (b) any other contract or agreement (other than any Project Document, any Permitted Fuel Agreement, any Permitted Power Marketing Agreement or any Permitted Power Purchase Agreement) entered into by the Borrower or any of its Subsidiaries in the ordinary course of its business relating to acquisition, ownership, leasing, occupation, operation, maintenance or use of the Facilities and under which the Borrower or such Subsidiary, as the case may be, shall have obligations not in excess of $5,000,000 under any such contract or agreement or $20,000,000 in the aggregate as to all such agreements.

                  "Adjusted LIBO Rate" means, for the Interest Period for any Eurodollar Borrowing, an interest rate per annum (rounded upwards, if necessary, to the next 1/100 of 1%) equal to (a) the LIBO Rate for such Interest Period multiplied by (b) the Statutory Reserve Rate for such Interest Period.

                  "Administrative Agents" means Chase and Citibank acting jointly, in their respective capacities as administrative agents for the Lenders hereunder.

                  "Administrative Questionnaire" means an Administrative Questionnaire in a form supplied to the Lenders by the Administrative Agents.

                  "Affected Property" means, with respect to any Casualty Event, the property of the Borrower and its Subsidiaries lost, destroyed, damaged, condemned or otherwise taken as a result of such Casualty Event.

                  "Affiliate" means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

                  "Alternate Base Rate" means, for any day, a rate per annum equal to the Prime Rate in effect on such day. Any change in the Alternate Base Rate due to a change in the Prime Rate shall be effective from and including the effective date of such change in the Prime Rate.

                  "Applicable Percentage" means, with respect to any Lender, the percentage of the total Commitments or Loans of all Classes hereunder represented by the aggregate amount of such Lender's Commitments or Loans of all Classes hereunder.

                  "Applicable Rate" means, for any day, with respect to any ABR Loan or Eurodollar Loan, the applicable rate per annum set forth below under the caption "ABR Spread" or "Eurodollar Spread" based upon the ratings by Moody's and S&P, respectively, applicable on such date to the Index Debt:

                                 LOAN AGREEMENT

                  =============================================================================
                       Index Debt Ratings:           ABR Spread          Eurodollar Spread
                  -----------------------------------------------------------------------------
                            Category 1                 0.125%                 1.125%
                  -----------------------------------------------------------------------------
                            Category 2                 0.250%                 1.250%
                  -----------------------------------------------------------------------------
                            Category 3                 1.500%                 2.500%
                  =============================================================================



For purposes of the foregoing, (i) if either Moody's or S&P shall not have in effect a rating for the Index Debt (other than by reason of the circumstances referred to in the last sentence of this definition), then such rating agency shall be deemed to have established a rating in Category 2; (ii) if the ratings established or deemed to have been established by Moody's and S&P for the Index Debt shall fall within different Categories, the Applicable Rate shall be based on the lower of the two ratings; and (iii) if the ratings established or deemed to have been established by Moody's and S&P for the Index Debt shall be changed (other than as a result of a change in the rating system of Moody's or S&P), such change shall be effective as of the date on which it is first announced by the applicable rating agency. Each change in the Applicable Rate shall apply during the period commencing on the effective date of such change and ending on the date immediately preceding the effective date of the next such change. If the rating system of Moody's or S&P shall change, or if either such rating agency shall cease to be in the business of rating corporate debt obligations, the Borrower and the Lenders shall negotiate in good faith to amend this definition to reflect such changed rating system or the unavailability of ratings from such rating agency and, pending the effectiveness of any such amendment, the Applicable Rate shall be determined by reference to the rating most recently in effect prior to such change or cessation.

                  "Arthur Kill Facility" means the electrical generating plant and related property, plant and equipment to be purchased by Arthur Kill Power pursuant to, and as more fully described in, the Con Ed Acquisition Documents.

                  "Arthur Kill Operator" means NRG Arthur Kill Operations Inc., a Delaware corporation.

                  "Arthur Kill Power" means Arthur Kill Power LLC, a Delaware limited liability company.

                  "Astoria Facility" means the electrical generating plant and related property, plant and equipment to be purchased by Astoria Power pursuant to, and as more fully described in, the Con Ed Acquisition Documents.

                  "Astoria Operator" means NRG Astoria Gas Turbines Operations Inc., a Delaware corporation.

                                 LOAN AGREEMENT


                  "Astoria Power" means Astoria Gas Turbine Power LLC, a Delaware limited liability company.

                  "Availability Period" means the period from and including the Effective Date to and including (a) in the case of Revolving Loans, the date one Business Day prior to the Maturity Date and (b) in the case of all other Loans, February 15, 2000.

                  "Available Revolver Amount" means, as at any date of determination, the aggregate amount of all Revolver Amounts as at such date.

                  "Base Case Financial Model" means the financial model and associated assumptions of the operations of the Facilities as reviewed as to capital expenditures, operating costs and other related matters by the Independent Engineer in the form delivered to the Lenders on or before the date hereof.

                  "Basic Documents" means, collectively, the Loan Documents and the Project Documents.

                  "Board" means the Board of Governors of the Federal Reserve System of the United States of America.

                  "Borrower" means NRG Northeast Generating LLC, a Delaware limited liability company.

                  "Borrower LLC Agreement" means the Limited Liability Company Agreement dated as of March 11, 1999 by and between NRG Eastern and NRG Generation as the same shall, subject to Section 7.11, be modified and supplemented and in effect from time to time.

                  "Borrowing" means (a) all ABR Loans of the same Class made, converted or continued on the same date or (b) all Eurodollar Loans of the same Class that have the same Interest Period. For purposes hereof, the date of a Borrowing comprising one or more Loans that have been converted or continued shall be the effective date of the most recent conversion or continuation of such Loan or Loans.

                  "Borrowing Request" means a request by the Borrower for a Borrowing in accordance with Section 2.03.

                  "Business Day" means any day that is not a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to remain closed; provided that, when used in connection with a Eurodollar Loan, the term "Business Day" shall also exclude any day on which banks are not open for dealings in Dollar deposits in the London interbank market.

                  "Capital Expenditures" means, for any period, expenditures (including the aggregate amount of Capital Lease Obligations incurred during such period) made by the Borrower or any of its Subsidiaries to acquire or construct fixed assets, plant and equipment (including renewals, improvements and replacements, but excluding repairs) during such period computed in accordance with GAAP.

                                 LOAN AGREEMENT


                  "Capital Lease Obligations" of any Person means the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP.

                  "Casualty Event" means, with respect to any property of any Person, any loss of or damage to, or any condemnation or other taking of, such property for which such Person or any of its Subsidiaries receives insurance proceeds, or proceeds of a condemnation award or other compensation.

                  "Category 1" means a period during which each of the following is true (a) the rating most recently published by Moody's for the Index Debt then outstanding is equal to or better than "Baa2" and (b) the rating most recently published by S&P for the Index Debt then outstanding is equal to or better than "BBB".

                  "Category 2" means (a) initially, the period commencing on the date hereof and ending on the date which is the earlier of (but excluding such date in the case of clause (i); and including such date in the case of clause
(ii)) (i) the date on which Moody's or S&P, as the case may be, shall have issued a rating on the Index Debt and (ii) the date which is 150 days after the date hereof or (b) a period (other than a Category 1 period) during which each of the following is true (i) the rating most recently published by Moody's for the Index Debt then outstanding is equal to or better than "Baa3" and (ii) the rating most recently published by S&P for the Index Debt then outstanding is equal to or better than "BBB-".

                  "Category 3" means (a) in the event that the Index Debt is not rated by Moody's or S&P on or before the 150th Day following the date hereof, the period commencing on but not including such 150th Day and ending on (but not including) the day on which Moody's or S&P, as the case may be, shall have issued a rating on the Index Debt or (b) a period during which the ratings on the Index Debt would not qualify under Category 1 or Category 2.

                  "Change in Control" means (a) the acquisition of ownership, directly or indirectly, beneficially or of record, by any Person or group (within the meaning of the Securities Exchange Act of 1934 and the rules of the Securities and Exchange Commission thereunder as in effect on the date hereof) other than the Sponsor, of ownership interests representing more than 50% of the aggregate ordinary voting power represented by the membership interests of the Borrower; (b) the acquisition of direct or indirect Control of the Borrower by any Person or group other than the Sponsor; or (c) the acquisition of ownership, directly or indirectly, beneficially or of record, by any Person or group (within the meaning of the Securities Exchange Act of 1934 and rules of the Securities and Exchange Commission thereunder as in effect on the date hereof) other than the Sponsor, of any ownership interest in Power Marketing, or any ownership interest in NRG Operating Services, Inc.
or any ownership interest in any Operator.

                  "Change in Law" means (a) the adoption of any law, rule or regulation after the date of this Agreement, (b) any change in any law, rule or regulation or in the interpretation or application thereof by any Governmental Authority after the date of this Agreement or

                                 LOAN AGREEMENT


(c) compliance by any Lender (or, for purposes of Section 2.12(b), by any lending office of such Lender or by such Lender's holding company, if any) with any request, guideline or directive (whether or not having the force of law) of any Governmental Authority made or issued after the date of this Agreement.

                  "Chase" means The Chase Manhattan Bank.

                  "Citibank" means Citibank, N.A.

                  "Class", when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans constituting such Borrowing, are Revolving Loans, Tranche A Loans, Tranche B Loans, Tranche C Loans or Tranche D Loans and, when used in reference to any Commitment, refers to whether such Commitment is a Revolving Commitment, Tranche A Commitment, Tranche B Commitment, Tranche C Commitment or Tranche D Commitment.

                  "Code" means the Internal Revenue Code of 1986, as amended from time to time.

                  "Commitment" means a Revolving Commitment, Tranche A Commitment, Tranche B Commitment, Tranche C Commitment or Tranche D Commitment, or any combination thereof (as the context requires).

                  "Con Ed" means Consolidated Edison Company of New York, Inc.

                  "Con Ed Acquisition" means, collectively, the purchase by Arthur Kill Power of the Arthur Kill Facility and the purchase by Astoria Power of the Astoria Facility, in each case pursuant to the Con Ed Acquisition Documents and for all purposes of this Agreement (except where otherwise specifically noted herein), such purchases together shall constitute one Acquisition.

                  "Con Ed Acquisition Documents" means the Generating Plant and Gas Turbine Asset Purchase and Sale Agreement dated as of January 27, 1999 between the Sponsor and Con Ed and each of the other agreements attached as a form thereto.

                  "Consent and Agreement" means each Consent and Agreement substantially in the form of Exhibit H by and between the Collateral Agent and each Person (other than the Borrower or any Subsidiary of the Borrower) party to a Corporate Service Agreement, Operations and Maintenance Agreement, Power Sales Agreement, Transition Agreement or Additional Project Document, as the same shall be modified and supplemented and in effect from time to time.

                  "Control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. "Controlling" and "Controlled" have meanings correlative thereto.

                  "Corporate Services Agreement" means (a) the Corporate Services Agreement to be entered into between the Sponsor and Astoria Power, (b) the Corporate Services Agreement to be entered into between the Sponsor and Arthur Kill Power, (c) the Corporate Services

                                 LOAN AGREEMENT


Agreement to be entered into between the Sponsor and Dunkirk Power, (d) the Corporate Services Agreement to be entered into between the Sponsor and Huntley Power, (e) the Corporate Services Agreement to be entered into between the Sponsor and Somerset Power and (f) the Corporate Services Agreement to be entered into between the Sponsor and Oswego Harbor Power or any combination thereof (as the context requires).

                  "Debt Incurrence" means the incurrence by the Borrower or any of its Subsidiaries after the Effective Date of any Indebtedness.

                  "Debt Service Reserve Account" has the meaning set forth in
Section 6.13.

                  "Debt Service Reserve Amount" means a Tranche A DSR Amount, Tranche B DSR Amount, Tranche C DSR Amount or Tranche D DSR Amount, or any combination thereof (as the context requires).

                  "Debt Service Reserve Guarantee" means a guarantee of an Acceptable Guarantor executed and delivered to the Collateral Agent to support the obligations of the Borrower hereunder with respect to all or a part of its obligations to fund the Debt Service Reserve Account and permitting demands for payment thereunder as contemplated by Section 6.13, in each case:

                  (i)  in substantially the form attached hereto as Exhibit J;

                  (ii) with a term ending no earlier than the Maturity Date; and

                  (iii) providing for the amount thereof to be made available in full to the Collateral Agent in multiple payments upon the demand of the Collateral Agent.

                  "Debt Service Reserve Letter of Credit" means one or more irrevocable direct pay letters of credit available for the purpose of drawing to satisfy the obligations of the Borrower with respect to all or a part of its obligations to fund the Debt Service Reserve Account hereunder and permitting draws thereon as contemplated by Section 6.13, in each case:

                  (i) issued to the Collateral Agent (for the benefit of the Lenders) by an Acceptable Bank;

                  (ii) in substance substantially similar to the form attached hereto as Exhibit I;

                  (iii) expiring not earlier than the latest to occur of (a) the date on which the stated amount is drawn down to zero, (b) the date on which the Collateral Agent returns the letter of credit to the issuer for cancellation and (c) the Maturity Date;

                  (iv) providing for the amount thereof to be made available in full to the Collateral Agent in multiple drawings conditioned only upon the presentation of a sight draft accompanied by the applicable certificate in the form attached to such letter of credit; and

                  (v) which the Borrower certifies in a certificate of a Financial Officer does not constitute Indebtedness of the Borrower and is not secured by a Lien on any of the property of the Borrower.

                  "Debt Service Reserve Requirement" means, as at any date of determination, the aggregate amount of all Debt Service Reserve Amounts as at such date.

                                 LOAN AGREEMENT


                  "Debt Service Reserve Shortfall" means, as at any date of determination, the excess of the Debt Service Reserve Requirement over the credit balance of the Debt Service Reserve Account as at such date.

                  "Debt Service Reserve Support Instrument" means one or more Debt Service Guarantees or one or more Debt Service Letters of Credit or both (as the context requires).

                  "Default" means any event or condition which constitutes an Event of Default or which upon notice, lapse of time or both would, unless cured or waived, become an Event of Default.

                  "Disclosed Matters" means the actions, suits and proceedings disclosed in Schedule IV and the environmental matters disclosed in Schedule V.

                  "Disposition" means any sale, assignment, transfer or other disposition of any property (whether now owned or hereafter acquired) by the Borrower or any of its Subsidiaries to any Person other than the Borrower or any Subsidiary Guarantor excluding any sale, assignment, transfer or other disposition of any property sold or disposed of in the ordinary course of business and on ordinary business terms.

                  "Dollars" or "$" refers to lawful money of the United States of America.

                  "Dunkirk Facility" means, collectively, the electrical generating plant and related properties, plants and equipment to be purchased by Dunkirk Power pursuant to, and as more fully described in, the Dunkirk/Huntley Acquisition Documents.

                  "Dunkirk Operator" means NRG Dunkirk Operations Inc., a Delaware corporation.

                  "Dunkirk Power" means Dunkirk Power LLC, a Delaware limited liability company.

                  "Dunkirk/Huntley Acquisition" means, collectively, the purchase by Dunkirk Power of the Dunkirk Facility and the purchase by Huntley Power of the Huntley Facility, in each case pursuant to the Dunkirk/Huntley Acquisition Documents and for all purposes of this Agreement (except as otherwise specifically noted herein), such purchases together shall constitute one Acquisition.

                  "Dunkirk/Huntley Acquisition Documents" means the Asset Sales Agreement between the Sponsor and Niagara Mohawk Power Corporation dated as of December 23, 1998 and each of the other agreements attached as a form thereto.

                  "Dunkirk/Huntley Distribution" means a distribution by the Borrower in an aggregate amount not to exceed $221,245,000 made on the date of initial disbursement of Tranche A Loans.

                  "Dunkirk/Huntley Equity Contribution" means an Equity Contribution (as defined in the Equity Contribution Agreement) to the Borrower made by the Sponsor (indirectly through

                                 LOAN AGREEMENT


the Members) prior to the initial disbursement of Tranche A Loans in an aggregate amount not less than the aggregate purchase price to be paid by Dunkirk Power and Huntley Power in connection with the Dunkirk/Huntley Acquisition.

                  "Effective Date" means the date on which the conditions specified in Section 5.01 are satisfied (or waived in accordance with Section 10.02).

                  "Environmental Laws" means all laws, rules, regulations, codes, ordinances, orders, decrees, judgments, injunctions, notices, standards or binding agreements issued, promulgated or entered into by any Governmental Authority, relating in any way to the environment, preservation or reclamation of natural resources, the management, release or threatened release of any Hazardous Material or to health and safety matters.

                  "Environmental Liability" means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of the Borrower or any of its Subsidiaries directly or indirectly resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the release or threatened release of any Hazardous Materials into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

                  "Equity Contribution Agreement" means an Equity Contribution Agreement substantially in the form of Exhibit G among the Sponsor, the Members and the Administrative Agents, as the same shall be modified and supplemented and in effect from time to time.

                  "Equity Issuance" means (a) any issuance or sale by the Borrower or any of its Subsidiaries after the Effective Date of (i) any of its membership interests, (ii) any warrants or options exercisable in respect of its membership interests or (iii) any other security or instrument representing an equity interest (or the right to obtain any equity interest) in the Borrower or any of its Subsidiaries or (b) the receipt by the Borrower or any of its Subsidiaries after the Effective Date of any capital contribution (whether or not evidenced by any equity security issued by the recipient of such contribution); provided that Equity Issuance shall not include (x) any such issuance or sale by any Subsidiary of the Borrower to the Borrower or any wholly owned Subsidiary of the Borrower, (y) any capital contribution by the Borrower or any wholly owned Subsidiary of the Borrower to any Subsidiary of the Borrower or (z) any capital contribution by a Member to the Borrower pursuant to the Equity Contribution Agreement.

                  "Equity Rights" means, with respect to any Person, any subscriptions, options, warrants, commitments, preemptive rights or agreements of any kind (including any Members' or voting trust agreements) for the issuance, sale, registration or voting of, or securities convertible into, any additional shares of capital stock of any class, or partnership or other ownership interests of any type in, such Person.

                  "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time.

                                 LOAN AGREEMENT


                  "ERISA Affiliate" means any trade or business (whether or not incorporated) that, together with the Borrower, is treated as a single employer under Section 414(b) or (c) of the Code, or, solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under
Section 414 of the Code.

                  "ERISA Event" means (a) any "reportable event", as defined in
Section 4043 of ERISA or the regulations issued thereunder with respect to a Plan (other than an event for which the 30-day notice period is waived); (b) the existence with respect to any Plan of an "accumulated funding deficiency" (as defined in Section 412 of the Code or Section 302 of ERISA), whether or not waived; (c) the filing pursuant to Section 412(d) of the Code or Section 303(d) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan; (d) the incurrence by the Borrower or any of its ERISA Affiliates of any material unfunded liability under Title IV of ERISA with respect to the termination of any Plan; (e) the receipt by the Borrower or any ERISA Affiliate from the PBGC or a plan administrator of any notice relating to an intention to terminate any Plan or Plans or to appoint a trustee to administer any Plan (other than a voluntary termination by the Plan administrator with respect to which the Plan would have no material unfunded liability); (f) the incurrence by the Borrower or any of its ERISA Affiliates of any Withdrawal Liability which could reasonably be expected to have a Material Adverse Effect; or (g) the receipt by the Borrower or any ERISA Affiliate of any notice, or the receipt by any Multiemployer Plan from the Borrower or any ERISA Affiliate of any notice, concerning the imposition of Withdrawal Liability which could reasonably be expected to have a Material Adverse Effect or a determination that a Multiemployer Plan is, or is expected to be, insolvent or in reorganization, within the meaning of Title IV of ERISA.

                  "Eurodollar", when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans constituting such Borrowing, are bearing interest at a rate determined by reference to the Adjusted LIBO Rate.

                  "Event of Default" has the meaning assigned to such term in
Article VIII.

                  "Excluded Taxes" means, with respect to the Administrative Agents, the Paying Agent, the Collateral Agent, any Lender or any other recipient of any payment to be made by or on account of any obligation of the Borrower hereunder, (a) income or franchise taxes imposed on (or measured by) its net income by the United States of America, or by the jurisdiction under the laws of which such recipient is organized or in which its principal office is located or, in the case of any Lender, in which its applicable lending office is located, (b) any branch profits taxes imposed by the United States of America or any similar tax imposed by any other jurisdiction in which the Borrower is located and (c) in the case of a Foreign Lender (other than an assignee pursuant to a request by the Borrower under Section 2.16(b)), any withholding tax that is imposed on amounts payable to such Foreign Lender at the time such Foreign Lender becomes a party to this Agreement or is attributable to such Foreign Lender's failure or inability to comply with Section 2.14(e), except to the extent that such Foreign Lender's assignor (if any) was entitled, at the time of assignment, to receive additional amounts from the Borrower with respect to such withholding tax pursuant to Section 2.14(a).

                  "Excluded Waiting Period" means, for each Subject Governmental Approval, the period commencing upon the issuance of such Subject Governmental Approval during which any

                                 LOAN AGREEMENT


Person may commence any action or proceeding seeking a rehearing of the merits on the issuance of such Subject Governmental Approval or appeal the decision of the relevant Governmental Authority to issue such Subject Governmental Approval.

                  "Facility" means the Arthur Kill Facility, the Astoria Facility, the Dunkirk Facility, the Huntley Facility, the Somerset Facility or the Oswego Facility, or any combination thereof (as the context requires).

                  "Federal Funds Effective Rate" means, for any day, the weighted average (rounded upwards, if necessary, to the next 1/100 of 1%) of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average (rounded upwards, if necessary, to the next 1/100 of 1%) of the quotations for such day for such transactions received by the Paying Agent from three Federal funds brokers of recognized standing selected by it.

                  "Financial Officer" means the chief financial officer, treasurer or other Person, acting in such capacity for and on behalf of the Borrower.

                  "Foreign Lender" means any Lender that is organized under the laws of a jurisdiction other than that in which the Borrower is located. For purposes of this definition, the United States of America, each State thereof and the District of Columbia shall be deemed to constitute a single jurisdiction.

                  "Fuel Agreement" means a Fuel Supply Agreement or a Fuel Transportation Agreement, or any combination thereof (as the context requires).

                  "Fuel Supply Agreement" means each contract or agreement entered into by the Borrower or any of its Subsidiaries for the supply of fuel to one or more Facilities.

                  "Fuel Transportation Agreement" means each contract or agreement entered into by the Borrower or any of its Subsidiaries for the transportation of fuel to one or more Facilities.

                  "GAAP" means generally accepted accounting principles in the United States of America.

                  "Governmental Approval" shall mean any authorization, consent, approval, license, ruling, permit, concession, certification, exemption, filing, variance, order, judgment, decree, publication, notice to, declaration of or with or registration by or with any Governmental Authority.

                  "Governmental Authority" means the government of the United States of America, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

                                 LOAN AGREEMENT



                  "Guarantee" of or by any Person (the "guarantor") means any obligation, contingent or otherwise, of the guarantor guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation of any other Person (the "primary obligor") in any manner, whether directly or indirectly, and including any obligation of the guarantor, direct or indirect,
(a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment thereof, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness or other obligation of the payment thereof, (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation or (d) as an account party in respect of any letter of credit or letter of guaranty issued to support such Indebtedness or obligation; provided that the term Guarantee shall not include endorsements for collection or deposit in the ordinary course of business.

                  "Guarantee Assumption Agreement" means a Guarantee Assumption Agreement substantially in the form of Exhibit D by an entity that, pursuant to
Section 6.10(a) is required to become a "Subsidiary Guarantor" hereunder in favor of the Administrative Agents.

                  "Guarantee Effectiveness Certificate" has the meaning set forth in Section 3.10.

                  "Hazardous Materials" means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law.

                  "Hedging Agreement" means any interest rate protection agreement, foreign currency exchange agreement, commodity price protection agreement or other interest or currency exchange rate or commodity price hedging arrangement.
                  "Huntley Facility" means, collectively, the electrical generating plant and related properties, plants and equipment to be purchased by Huntley Power pursuant to the Dunkirk/Huntley Acquisition Documents.

                  "Huntley Operator" means NRG Huntley Operations Inc., a Delaware corporation.

                  "Huntley Power" means Huntley Power LLC, a Delaware limited liability company.

                  "Indebtedness" of any Person means, without duplication, (a) all obligations of such Person for borrowed money or with respect to deposits or advances of any kind, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such Person upon which interest charges are customarily paid, (d) all obligations of such Person under conditional sale or other title retention agreements relating to property acquired by such Person, (e) all obligations of such Person in respect of the deferred purchase price of property or services (excluding current accounts payable incurred in the ordinary course

                                 LOAN AGREEMENT


of business), (f) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such Person, whether or not the Indebtedness secured thereby has been assumed, (g) all Guarantees by such Person of Indebtedness of others, (h) all Capital Lease Obligations of such Person, (i) all obligations, contingent or otherwise, of such Person as an account party in respect of letters of credit and letters of guaranty and (j) all obligations, contingent or otherwise, of such Person in respect of bankers' acceptances. The Indebtedness of any Person shall include the Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person's ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness provide that such Person is not liable therefor.

                  "Indemnified Taxes" means Taxes other than Excluded Taxes.

                  "Independent Engineer" means Stone & Webster, and/or such other Person as the Administrative Agents may engage on behalf of the Lenders with the consent of the Borrower, so long as Event of Default shall not have occurred and be continuing, to act as Independent Engineer for the purposes of this Agreement.

                  "Independent Insurance Consultant" means Sedgwick of Tennessee, Inc., and/or such other Person as the Administrative Agents may engage on behalf of the Lenders with the consent of the Borrower, so long as Event of Default shall not have occurred and be continuing, to act as Independent Insurance Consultant for the purposes of this Agreement.

                  "Independent Market Consultant" means PHB Hagler Bailly, and/or such other Person as the Administrative Agents may engage on behalf of the Lenders with the consent of the Borrower, so long as Event of Default shall not have occurred and be continuing, to act as Independent Market Consultant for the purposes of this Agreement.

                  "Index Debt" means senior, long-term indebtedness for borrowed money of the Borrower that is not guaranteed by any Person other than the Subsidiaries or subject to any credit enhancement other than the Borrower's assets.

                  "Intercompany Loan" means each intercompany loan made by the Borrower to a Subsidiary Guarantor with the proceeds of Loans incurred by it hereunder.

                  "Intercompany Note" means each promissory note or other evidence of indebtedness issued by a Subsidiary Guarantor to the Borrower in respect of an Intercompany Loan each substantially in the form of the attached Exhibit K.

                  "Interest Election Request" means a request by the Borrower to convert or continue a Borrowing in accordance with Section 2.05.

                  "Interest Payment Date" means (a) with respect to any ABR Loan, each Quarterly Date and (b) with respect to any Eurodollar Loan, the last day of each Interest Period therefor.

                  "Interest Period" means, for any Eurodollar Loan, the period commencing on the date of such Loan and ending on the numerically corresponding day in the calendar month that is

                                 LOAN AGREEMENT


one, two or three months thereafter, as specified in the applicable Borrowing Request or Interest Election Request; provided that (i) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day and (ii) any Interest Period that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period. For purposes hereof, the date of a Loan initially shall be the date on which such Loan is made and thereafter shall be the effective date of the most recent conversion or continuation of such Loan.

                  "Investment" means, for any Person: (a) the acquisition (whether for cash, property, services or securities or otherwise) of capital stock, bonds, notes, debentures, partnership or other ownership interests or other securities of any other Person or any agreement to make any such acquisition (including any "short sale" or any sale of any securities at a time when such securities are not owned by the Person entering into such sale); (b) the making of any deposit with, or advance, loan or other extension of credit to, any other Person (including the purchase of property from another Person subject to an understanding or agreement, contingent or otherwise, to resell such property to such Person), but excluding any such advance, loan or extension of credit arising in connection with the sale of inventory or supplies by such Person in the ordinary course of business; (c) the entering into of any Guarantee of, or other contingent obligation with respect to, Indebtedness or other liability of any other Person and (without duplication) any amount committed to be advanced, lent or extended to such Person; or (d) the entering into of any Hedging Agreement.

                  "Lenders" means the Persons listed on Schedule I and any other Person that shall have become a party hereto pursuant to an Assignment and Acceptance, other than any such Person that ceases to be a party hereto pursuant to an Assignment and Acceptance.

                  "LIBO Rate" means, for the Interest Period for any Eurodollar Borrowing, the rate appearing on Page 3750 of the Dow Jones Markets (Telerate) Service (or on any successor or substitute page of such Service, or any successor to or substitute for such Service, providing rate quotations comparable to those currently provided on such page of such Service, as determined by the Paying Agent from time to time for purposes of providing quotations of interest rates applicable to Dollar deposits in the London interbank market) at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period, as the rate for the offering of Dollar deposits with a maturity comparable to such Interest Period. In the event that such rate is not available at such time for any reason, then the LIBO Rate for such Interest Period shall be the rate at which Dollar deposits of $5,000,000 and for a maturity comparable to such Interest Period are offered by the principal London office of the Paying Agent in immediately available funds in the London interbank market at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period.

                  "Lien" means, with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, hypothecation, encumbrance, charge or security interest in, on or of such asset, (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any

                                 LOAN AGREEMENT


of the foregoing) relating to such asset and (c) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities.

                  "Loan Documents" means, collectively, this Agreement, the Security Documents and the Equity Contribution Agreement.

                  "Loans" means the loans made by the Lenders to the Borrower pursuant to this Agreement.

                  "Loss Proceeds" means all Net Available Proceeds received by the Borrower and its Subsidiaries in respect of a Casualty Event.

                  "Margin Stock" means "margin stock" within the meaning of Regulations T, U and X of the Board.

                  "Material Adverse Effect" means a material adverse effect on
(a) the business, assets, operations, prospects or condition, financial or otherwise, of the Borrower and its Subsidiaries taken as a whole, (b) the ability of any Obligor to perform any of its obligations under this Agreement or any of the other Basic Documents to which it is a party or (c) the material rights of or benefits available to the Lenders, the Administrative Agents, the Paying Agent or the Collateral Agent under this Agreement or any of the other Loan Documents.

                  "Material Indebtedness" means Indebtedness (other than the Loans), or obligations in respect of one or more Hedging Agreements, of any one or more of the Borrower and its Subsidiaries in an aggregate principal amount exceeding $5,000,000. For purposes of determining Material Indebtedness, the "principal amount" of the obligations of any Person in respect of any Hedging Agreement at any time shall be the maximum aggregate amount (giving effect to any netting agreements) that such Person would be required to pay if such Hedging Agreement were terminated at such time.

                  "Maturity Date" means June 2, 2000.

                  "Member" means NRG Eastern or NRG Generation, or both (as the context requires).

                  "Moody's" means Moody's Investor Service, Inc.

                  "Multiemployer Plan" means a multiemployer plan as defined in
Section 4001(a)(3) of ERISA.

                  "Net Available Proceeds" means:

                  (i) in the case of any Disposition, the amount of Net Cash Payments received in connection with such Disposition;

                  (ii) in the case of any Casualty Event, the aggregate amount of proceeds of insurance, condemnation awards and other compensation received by the Borrower and its Subsidiaries in respect of such Casualty Event net of reasonable expenses incurred by

                                 LOAN AGREEMENT



         the Borrower and its Subsidiaries in connection therewith and any income and transfer taxes payable by the Borrower or any of its Subsidiaries in respect of such Casualty Event;

                  (iii) in the case of any Equity Issuance, the aggregate amount of all cash received by the Borrower and its Subsidiaries in respect of such Equity Issuance net of reasonable expenses incurred by the Borrower and its Subsidiaries in connection therewith; and

                  (iv) in the case of any Debt Incurrence, the aggregate amount of all cash received by the Borrower and its Subsidiaries in respect of such Debt Incurrence net of reasonable expenses incurred by the Borrower and its Subsidiaries in connection therewith.

                  "Net Cash Payments" means, with respect to any Disposition, the aggregate amount of all cash payments, and the fair market value of any non-cash consideration, received by the Borrower and its Subsidiaries directly or indirectly in connection with such Disposition; provided that Net Cash Payments shall be net of the amount of any legal, title and recording tax expenses, commissions and other fees and expenses paid by the Borrower and its Subsidiaries in connection with such Disposition.

                  "NRG Eastern" means NRG Eastern LLC, a Delaware limited liability company.

                  "NRG Generation" means Northeast Generation Holding LLC, a Delaware limited liability company.

                  "NRG Operations" means NRG Operating Services, Inc., a Delaware corporation.

                  "NRG Marketing" means NRG Northeast Power Marketing, Inc., a Delaware corporation.

                  "Obligor" means the Borrower and each Subsidiary Guarantor.

                  "Operating Expenses" means for any period, the sum, computed without duplication, of all costs and expenses incurred by the Borrower and its Subsidiaries during such period (or, in the case of any future period, projected to be paid or payable during such period) in connection with the operation, maintenance and administration of the Facilities, including, subject to Section 7.09, capital expenditures.

                  "Operations and Maintenance Agreement" means (a) the Operations and Maintenance Agreement to be entered into between the Astoria Operator and Astoria Power, (b) the Operations and Maintenance Agreement to be entered into between the Arthur Kill Operator and Arthur Kill Power, (c) the Operations and Maintenance Agreement to be entered into between the Dunkirk Operator and Dunkirk Power, (d) the Operations and Maintenance Agreement to be entered into between the Huntley Operator and Huntley Power, (e) the Operations and Maintenance Agreement to be entered into between the Somerset Operator and Somerset Power and (f) the Operations and Maintenance Agreement to be entered into between the Oswego Operator and the Oswego Harbor Power, or any combination thereof (as the context requires).

                                 LOAN AGREEMENT


                  "Operator" means the Arthur Kill Operator, the Astoria Operator, the Dunkirk Operator, the Huntley Operator, the Somerset Operator or the Oswego Operator, or any combination thereof (as the context requires).

                  "Oswego Acquisition" means the purchase by Oswego Harbor Power of the Oswego Facility pursuant to the Oswego Acquisition Documents.

                  "Oswego Acquisition Documents" means the Asset Sales Agreement dated as of April 1, 1999 between the Sponsor, Niagara Mohawk Power Corporation, Rochester Gas and Electric Corporation and Oswego Harbor Power and each of the other agreements attached as a form thereto.

                  "Oswego Facility" means the electrical generating plant and related property, plant and equipment to be purchased by Oswego Harbor Power pursuant to, and as more fully described in, the Oswego Acquisition Documents.

                  "Oswego Harbor Power" means Oswego Harbor Power LLC, a Delaware limited liability company.

                  "Oswego Operator" means NRG Oswego Harbor Power Operations Inc., a Delaware corporation.

                  "Other Taxes" means any and all present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies arising from any payment made under any Loan Document or from the execution, delivery or enforcement of, or otherwise with respect to, any Loan Document, but not including Excluded Taxes.

                  "PBGC" means the Pension Benefit Guaranty Corporation referred to and defined in ERISA and any successor entity performing similar functions.

                  "Permitted Encumbrances" means:

                  (a) Liens imposed by law for taxes that are not yet due or are being contested in compliance with Section 6.04;

                  (b) carriers', warehousemen's, mechanics', materialmen's, repairmen's and other like Liens imposed by law, arising in the ordinary course of business and securing obligations that are not overdue by more than 45 days or are being contested in compliance with
         Section 6.04;

                  (c) pledges and deposits made in the ordinary course of business in compliance with workers' compensation, unemployment insurance and other social security laws or regulations;

                  (d) cash deposits to secure the performance of bids, trade contracts, leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature, in each case in the ordinary course of business;

                                 LOAN AGREEMENT


                  (e) judgment liens in respect of judgments that do not constitute an Event of Default under clause (k) of Article VIII;

                  (f) encumbrances identified on Schedule IX hereto, and other easements, zoning restrictions, rights-of-way and similar encumbrances on real property imposed by law or arising in the ordinary course of business that do not secure any monetary obligations and do not materially detract from the value of the affected property or interfere with the ordinary conduct of business of the Borrower or any Subsidiary; and

                  (g) Liens created or granted pursuant to the Security
         Documents;

provided that, except as provided in the preceding clause (g), the term "Permitted Encumbrances" shall not include any Lien securing Indebtedness.

                  "Permitted Fuel Agreement" means any Fuel Agreement with a term of two years or less.

                  "Permitted Investments" means:

                  (a) direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, the United States of America (or by any agency thereof to the extent such obligations are backed by the full faith and credit of the United States of America), in each case maturing within one year from the date of acquisition thereof;

                  (b) investments in commercial paper maturing within 270 days from the date of acquisition thereof and having, at such date of acquisition, the highest credit rating obtainable from S&P or from Moody's;

                  (c) investments in certificates of deposit, banker's acceptances and time deposits maturing within 270 days from the date of acquisition thereof issued or guaranteed by or placed with, and money market deposit accounts issued or offered by, any domestic office of any commercial bank organized under the laws of the United States of America or any State thereof which has a combined capital and surplus and undivided profits, as at the date of the most recent financial statement of such commercial bank issued on or immediately prior to such acquisition, of not less than $250,000,000; and

                  (d) fully collateralized repurchase agreements with a term of not more than 30 days for securities described in clause (a) of this definition and entered into with a financial institution satisfying the criteria described in clause (c) of this definition.

                  "Permitted Power Marketing Agreement" means (a) any Transition Agreement, (b) any other Power Marketing Agreement with a term of two years or less, (c) any other Power Marketing Agreement with a term of three years or less; provided that any given Power Marketing Agreement shall not qualify as a Permitted Power Marketing Agreement pursuant to this clause (c) if the amount that the Borrower and its Subsidiaries shall have the right to receive thereunder during any calendar year, when added to the aggregate amount that the Borrower and its Subsidiaries shall have the right to receive during such calendar year under all other Power Marketing Agreements that qualify as Permitted Power Marketing Agreements pursuant to this

                                 LOAN AGREEMENT


clause (c), would exceed $50,000,000 in the aggregate and (d) each other Power Marketing Agreement entered into by the Borrower or any of its Subsidiaries with the consent of the Required Lenders.

                  "Permitted Power Purchase Agreement" means (a) any Power Purchase Agreement with a term of two years or less, entered into by the Borrower or any of its Subsidiaries in the ordinary course of its business and not for speculation, (b) any other Power Purchasing Agreement with a term of three years or less; provided that any given Power Purchase Agreement shall not qualify as a Permitted Power Purchase Agreement pursuant to this clause (b) if the amount that the Borrower and its Subsidiaries shall be required to pay thereunder during any calendar year, when added to the aggregate amount that the Borrower and its Subsidiaries shall be required to pay during such calendar year under all other Power Purchase Agreements that qualify as Permitted Power Purchase Agreements pursuant to this clause (b) would exceed $50,000,000 in the aggregate, in each case, entered into by the Borrower or any of its Subsidiaries in the ordinary course of its business and not for speculation and (c) each other Power Purchase Agreement entered into by the Borrower or any of its Subsidiaries with the consent of the Required Lenders.

                  "Person" means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

                  "Plan" means any employee pension benefit plan (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA, and in respect of which the Borrower or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an "employer" as defined in Section 3(5) of ERISA.

                  "Pledge Agreement" means a Pledge Agreement substantially in the form of Exhibit C between the Members and the Collateral Agent, as the same shall be modified and supplemented and in effect from time to time.

                  "PMI Security Agreement" means the Security Agreement substantially in the form of Exhibit E, between NRG Marketing and the Collateral Agent, as the same shall be modified and supplemented and in effect from time to time.

                  "Power Marketing" means NRG Northeast Power Marketing LLC, a Delaware limited liability company.

                  "Power Marketing Agreement" means each Transition Agreement and each other contract or agreement, other than Power Sales Agreements, entered into by the Borrower or any of its Subsidiaries for the sale of electrical generating capacity, electrical energy or both.

                  "Power Purchase Agreement" means each contract or agreement, other than Power Sales Agreements, entered into by the Borrower or any of its Subsidiaries for the purchase of electrical generating capacity, electrical energy or both.

                  "Power Sales Agreement" means (a) the Power Sales and Agency Agreement to be entered into between Power Marketing and Astoria Power, (b) the Power Sales and Agency

                                 LOAN AGREEMENT


Agreement to be entered into between Power Marketing and Arthur Kill Power, (c) the Power Sales and Agency Agreement to be entered into between NRG Marketing (or, following the assignment thereof by NRG Marketing to Power Marketing, Power Marketing) and Dunkirk Power, (d) the Power Sales and Agency Agreement to be entered into between NRG Marketing (or, following the assignment thereof by NRG Marketing to Power Marketing, Power Marketing) and Huntley Power, (e) the Power Sales and Agency Agreement to be entered into between Power Marketing and Oswego Harbor Power and (f) the Power Sales and Agency Agreement to be entered into between NRG Marketing (or, following the assignment thereof by NRG Marketing to Power Marketing, Power Marketing) and Somerset Power, or any combination thereof (as the context requires).

                  "Prime Rate" means the rate of interest per annum publicly announced from time to time by Citibank as its prime rate in effect at its principal office in New York City; each change in the Prime Rate shall be effective from and including the date such change is publicly announced as being effective.

                  "Project Documents" means each Acquisition Document, each Power Sales Agreement, the Borrower LLC Agreement, the limited liability company agreement of each Subsidiary of the Borrower, each Operations and Maintenance Agreement, each Transition Agreement, each Intercompany Note, each Consent and Agreement and each Corporate Services Agreement, or any combination thereof (as the context requires).

                  "Quarterly Dates" means the last Business Day of January, April, July and October in each year, the first of which shall be the first such day after the date hereof.

                  "Reduction Certificate" has the meaning set forth in Section 6.13(e).

                  "Register" has the meaning set forth in Section 10.04.

                  "Related Parties" means, with respect to any specified Person, such Person's Affiliates and the respective directors, officers, employees, agents and advisors of such Person and such Person's Affiliates.

                  "Required Lenders" means, at any time, subject to the last paragraph of Section 10.02(b), Lenders having outstanding Loans and unused Commitments representing more than 50% of the sum of the total outstanding Loans and unused Commitments at such time. The "Required Lenders" of a particular Class of Loans means Lenders having outstanding Loans and unused Commitments of such Class representing more than 50% of the total outstanding Loans and unused Commitments of such Class at such time.

                  "Restore" means, with respect to any Affected Property, to rebuild, repair, restore or replace such Affected Property. The term "Restoration" shall have a correlative meaning.

                  "Restricted Payment" means membership distributions of the Borrower or any Subsidiary of the Borrower (in cash, property or obligations) on, or other payments or distributions on account of, or the setting apart of money for a sinking or other analogous fund for, or the purchase, redemption, retirement or other acquisition of, any portion of any membership interest in the Borrower or such Subsidiary or of any warrants, options or other

                                 LOAN AGREEMENT


rights to acquire any such membership interest (or to make any payments to any Person, such as "phantom stock" payments, where the amount thereof is calculated with reference to fair market or equity value of the Borrower or any Subsidiary) excluding, to the extent included, the Somerset Distribution.

                  "Revolver Amount" means a Tranche A Revolver Amount, Tranche B Revolver Amount, Tranche C Revolver Amount or Tranche D Revolver Amount, or any combination thereof (as the context requires).

                  "Revolving Commitment" means, with respect to each Lender, the commitment of such Lender to make one or more Revolving Loans hereunder during the Availability Period, expressed as an amount representing the maximum aggregate principal amount of the Revolving Loans to be made by such Lender hereunder, as such commitment may be (a) reduced from time to time pursuant to
Section 2.06 or 2.08(b) and (b) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 10.04. The initial amount of each Lender's Revolving Commitment is set forth on Schedule I, or in the Assignment and Acceptance pursuant to which such Lender shall have assumed its Revolving Commitment, as applicable.

                  "Revolving Lender" means a Lender with a Revolving Commitment or an outstanding Revolving Loan.

                  "Revolving Loan" means a Loan made pursuant to clause (e) of
Section 2.01 and subject to the conditions precedent in Section 5.03.

                  "S&P" means Standard & Poor's Ratings Group, a division of McGraw-Hill Companies, Inc.

                  "Security Agreement" means a Security Agreement substantially in the form of Exhibit B among the Borrower, the Subsidiary Guarantors and the Collateral Agent, as the same shall be modified and supplemented and in effect from time to time.

                  "Security Documents" means, collectively, the Security Agreement, the Pledge Agreement, the PMI Security Agreement and all Uniform Commercial Code financing statements required by the Security Agreement, the Pledge Agreement or the PMI Security Agreement to be filed with respect to the security interests in personal property created pursuant thereto.

                  "Somerset Acquisition" means the purchase by Somerset Power of the Somerset Facility pursuant to the Somerset Acquisition Documents.

                  "Somerset Acquisition Documents" means the Asset Purchase Agreement between the Sponsor and Montaup Electric Company dated as of October 13, 1998 and each of the agreements attached as a form thereto.

                  "Somerset Distribution" means any distribution in an amount not to exceed $38,227,000 by Somerset Power to the Borrower on the date of initial disbursement of Tranche C Loans to the extent that the proceeds of such distribution are used by the Borrower (FOR ITSELF

                                 LOAN AGREEMENT


AND ON BEHALF OF THE MEMBERS) to prepay all or a part of its outstanding Indebtedness evidenced by the Somerset Notes.

                  "Somerset Facility" means the electrical generating plant and related property, plant and equipment to be purchased by Somerset Power pursuant to, and as more fully described in, the Somerset Acquisition Documents.

                  "Somerset Notes" means, collectively, (a) the promissory note of the Borrower dated June 1, 1999 in the principal amount of $27,101,250 made in favor of Somerset Generation 1, Inc., (b) the promissory note of NRG Eastern dated June 1, 1999 in the principal amount of $136,875 made in favor of Somerset Generation 1, Inc., (c) the promissory note of NRG Generation dated June 1, 1999 in the principal amount of $136,875 made in favor of Somerset Generation 1, Inc., (d) the promissory note of the Borrower dated June 1, 1999 in the principal amount of $27,101,250 made in favor of Somerset Generation 2, Inc.,
(e) the promissory note of NRG Eastern dated June 1, 1999 in the principal amount of $136,875 made in favor of Somerset Generation 2, Inc. and (f) the promissory note of NRG Generation dated June 1, 1999 in the principal amount of $136,875 made in favor of Somerset Generation 2, Inc.

                  "Somerset Operator" means Somerset Operations Inc., a Delaware corporation.

                  "Somerset Power" means Somerset Power LLC, a Delaware limited liability company.

                  "Sponsor" means NRG Energy, Inc., a Delaware corporation.

                  "Statutory Reserve Rate" means, for the Interest Period for any Eurodollar Borrowing, a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the arithmetic mean, taken over each day in such Interest Period, of the aggregate of the maximum reserve percentages (including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by the Board to which the Paying Agent is subject for eurocurrency funding (currently referred to as "Eurocurrency liabilities" in Regulation D of the Board). Such reserve percentages shall include those imposed pursuant to such Regulation D. Eurodollar Loans shall be deemed to constitute eurocurrency funding and to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to any Lender under such Regulation D or any comparable regulation. The Statutory Reserve Rate shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.

                  "Subject Governmental Approval" means each of the Governmental Approvals identified on Schedule III.

                  "Subject Person" means the Borrower, each Subsidiary and NRG Operating Services, Inc.

                  "Subsidiary" means, with respect to any Person (the "parent") at any date, any corporation, limited liability company, partnership, association or other entity the accounts of which would be consolidated with those of the parent in the parent's consolidated financial statements if such financial statements were prepared in accordance with GAAP as of such date,

                                 LOAN AGREEMENT

as well as any other corporation, limited liability company, partnership, association or other entity (a) of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or, in the case of a partnership, more than 50% of the general partnership interests are, as of such date, owned, controlled or held, or (b) that is, as of such date, otherwise Controlled, by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent. Unless otherwise specified, "Subsidiary" means a Subsidiary of the Borrower.

                  "Subsidiary Guarantor" means each of the PERSONS identified under the caption "SUBSIDIARY GUARANTORS" on the signature pages hereto and each Subsidiary of the Borrower that becomes a "Subsidiary Guarantor" after the date hereof pursuant to Section 6.10(a).

                  "Tax Payment Amount" means, for any period, an amount not exceeding in the aggregate the amount of Federal, state and local income taxes the Borrower would otherwise have paid in the event it were a corporation (other than an "S corporation" within the meaning of Section 1361 of the Code) for such period and all prior periods.

                  "Taxes" means any and all present or future taxes, levies, imposts, duties, deductions, charges or withholdings imposed by any Governmental Authority.

                  "Tranche A Commitment" means, with respect to each Lender, the commitment of such Lender to make a Tranche A Loan hereunder during the Availability Period, expressed as an amount representing the maximum aggregate principal amount of the Tranche A Loans to be made by such Lender hereunder, as such commitment may be (a) reduced from time to time pursuant to Section 2.06 or 2.08(b) and (b) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 10.04. The initial amount of each Lender's Tranche A Commitment is set forth on Schedule I, or in the Assignment and Acceptance pursuant to which such Lender shall have assumed its Tranche A Commitment, as applicable. The initial aggregate amount of the Lenders' Tranche A Commitments is $221,245,000.

                  "Tranche A DSR Amount" means (a) for the period from and including the date hereof to but excluding the date of initial Borrowing of the Tranche A Loan, $0, and (b) at all times from and after such date, $8,555,000.

                  "Tranche A Lender" means a Lender with a Tranche A Commitment or an outstanding Tranche A Loan.

                  "Tranche A Loan" means a Loan made pursuant to clause (a) of
Section 2.01 and subject to the conditions precedent in Section 5.02.

                  "Tranche A Revolver Amount" means (a) for the period from and including the date hereof to but excluding the date of initial Borrowing of the Tranche A Loan, $0, and (b) at all times from and after such date, $13,687,000.

                  "Tranche B Commitment" means, with respect to each Lender, the commitment of such Lender to make a Tranche B Loan hereunder during the Availability Period, expressed as an amount representing the maximum aggregate principal amount of the Tranche B Loans to be

                                 LOAN AGREEMENT


made by such Lender hereunder, as such commitment may be (a) reduced from time to time pursuant to Section 2.06 or 2.08(b) and (b) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section
10.04. The initial amount of each Lender's Tranche B Commitment is set forth on
Schedule I, or in the Assignment and Acceptance pursuant to which such Lender shall have assumed its Tranche B Commitment, as applicable. The initial aggregate amount of the Lenders' Tranche B Commitments is $318,652,000.

                  "Tranche B DSR Amount" means (a) for the period from and including the date hereof to but excluding the date of initial Borrowing of the Tranche B Loan, $0, and (b) at all times from and after such date, $12,321,000.

                  "Tranche B Lender" means a Lender with a Tranche B Commitment or an outstanding Tranche B Loan.

                  "Tranche B Loan" means a Loan made pursuant to clause (b) of
Section 2.01 and subject to the conditions precedent in Section 5.02.

                  "Tranche B Revolver Amount" means (a) for the period from and including the date hereof to but excluding the date of initial Borrowing of the Tranche B Loan, $0, and (b) at all times from and after such date, $19,714,000.

                  "Tranche C Commitment" means, with respect to each Lender, the commitment of such Lender to make a Tranche C Loan hereunder during the Availability Period, expressed as an amount representing the maximum aggregate principal amount of the Tranche C Loans to be made by such Lender hereunder, as such commitment may be (a) reduced from time to time pursuant to Section 2.06 or 2.08(b) and (b) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 10.04. The initial amount of each Lender's Tranche C Commitment is set forth on Schedule I, or in the Assignment and Acceptance pursuant to which such Lender shall have assumed its Tranche C Commitment, as applicable. The initial aggregate amount of the Lenders' Tranche C Commitments is $38,227,000.

                  "Tranche C DSR Amount" means (a) for the period from and including the date hereof to but excluding the date of initial Borrowing of the Tranche C Loan, $0, and (b) at all times from and after such date, $1,478,000.

                  "Tranche C Lender" means a Lender with a Tranche C Commitment or an outstanding Tranche C Loan.

                  "Tranche C Loan" means a Loan made pursuant to clause (c) of
Section 2.01 and subject to the conditions precedent in Section 5.02.

                  "Tranche C Revolver Amount" means (a) for the period from and including the date hereof to but excluding the date of initial Borrowing of the Tranche C Loan, $0, and (b) at all times from and after such date, $2,365,000.

                  "Tranche D Commitment" means, with respect to each Lender, the commitment of such Lender to make a Tranche D Loan hereunder during the Availability Period, expressed as an amount representing the maximum aggregate principal amount of the Tranche D Loans to be

                                 LOAN AGREEMENT


made by such Lender hereunder, as such commitment may be (a) reduced from time to time pursuant to Section 2.06 or 2.08(b) and (b) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section
10.04. The initial amount of each Lender's Tranche D Commitment is set forth on
Schedule I, or in the Assignment and Acceptance pursuant to which such Lender shall have assumed its Tranche D Commitment, as applicable. The initial aggregate amount of the Lenders' Tranche D Commitments is $68,440,000.

                  "Tranche D DSR Amount" means (a) for the period from and including the date hereof to but excluding the date of initial Borrowing of the Tranche D Loan, $0, and (b) at all times from and after such date, $2,646,000.

                  "Tranche D Lender" means a Lender with a Tranche D Commitment or an outstanding Tranche D Loan.

                  "Tranche D Loan" means a Loan made pursuant to clause (d) of
Section 2.01 and subject to the conditions precedent in Section 5.02.

                  "Tranche D Revolver Amount" means (a) for the period from and including the date hereof to but excluding the date of initial Borrowing of the Tranche D Loan, $0, and (b) at all times from and after such date, $4,234,000.

                  "Transactions" means the execution, delivery and performance by each Obligor of this Agreement and the other Basic Documents to which such Obligor is intended to be a party, the borrowing of Loans and the use of the proceeds thereof.

                  "Transition Agreements" means (a) with respect to the Arthur Kill Facility and the Astoria Facility, the Transition Capacity Agreement to be entered into between Con Ed and Arthur Kill Power, the Transition Energy Sales Agreement dated as of June 1, 1999 between Con Ed and Arthur Kill Power, the Transition Energy Sales Agreement dated as of June 1, 1999 between Con Ed and Astoria Power, the Transition Capacity Agreement to be entered into between Con Ed and Astoria Power, (b) with respect to the Huntley Facility and the Dunkirk Facility, the Swap Transaction to be entered into between Niagara Mohawk Power Corporation and Power Marketing, the Transition Power Purchase Agreement (Huntley) dated as of December 23, 1998 between Niagara Mohawk Power Corporation and the Sponsor, the Transition Power Purchase Agreement (Fossil-Call Option-PreISO) to be entered into between Niagara Mohawk Power Corporation and Dunkirk Power and the Transition Power Purchase Agreement (Fossil-Call Option-Pre ISO) to be entered into between Niagara Mohawk Power Corporation and Huntley Power, (c) with respect to the Somerset Facility, the Wholesale Standard Offer Service Agreement dated as of October 13, 1998 between Blackstone Valley Electric Company, Eastern Edison Company, Newport Electric Corporation and NRG Power Marketing, Inc., as amended by the First Amendment to the Wholesale Standard Offer Service Agreement dated as of January 15, 1999, and (d) with respect to the Oswego Facility, the Transition Power Purchase Agreement dated as of April 1, 1999 between Niagara Mohawk Power Corporation and Oswego Harbor Power.

                                 LOAN AGREEMENT


                  "Type", when used in reference to any Loan or Borrowing, refers to whether the rate of interest on such Loan, or on the Loans constituting such Borrowing, is determined by reference to the Adjusted LIBO Rate or the Alternate Base Rate.

                  "Withdrawal Certificate" has the meaning set forth in Section 6.13(c).

                  "Withdrawal Date" has the meaning set forth in Section
6.13(c).

                  "Withdrawal Liability" means liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

                  "Year 2000 Problem" means any significant risk that computer hardware, software or equipment containing embedded microchips essential to the businesses or operations of the Borrower and its Subsidiaries will not, in the case of dates or time periods occurring after December 31, 1999, function at least as effectively as in the case of dates or time periods occurring prior to January 1, 2000.

                  SECTION 1.02. Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words "include", "includes" and "including" shall be deemed to be followed by the phrase "without limitation". The word "will" shall be construed to have the same meaning and effect as the word "shall". Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein),
(b) any reference herein to any Person shall be construed to include such Person's successors and assigns, (c) the words "herein", "hereof" and "hereunder", and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement and (e) the words "asset" and "property" shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

                  SECTION 1.03. Accounting Terms; GAAP. Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time; provided that if the Borrower notifies the Administrative Agents that the Borrower requests an amendment to any provision hereof to eliminate the effect of any change occurring after the date hereof in GAAP or in the application thereof on the operation of such provision (or if the Administrative Agents notify the Borrower that the Required Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith.

                                 LOAN AGREEMENT


                  ARTICLE II.  THE CREDITS.

                  SECTION 2.01.  The Commitments.

                  (a) Tranche A Loans. Subject to the terms and conditions set forth herein, each Lender agrees to make Tranche A Loans to the Borrower during the Availability Period in a principal amount not exceeding its Tranche A Commitment. Amounts repaid in respect of Tranche A Loans may not be reborrowed.

                  (b) Tranche B Loans. Subject to the terms and conditions set forth herein, each Lender agrees to make Tranche B Loans to the Borrower during the Availability Period in a principal amount not exceeding its Tranche B Commitment. Amounts repaid in respect of Tranche B Loans may not be reborrowed.

                  (c) Tranche C Loans. Subject to the terms and conditions set forth herein, each Lender agrees to make Tranche C Loans to the Borrower during the Availability Period in a principal amount not exceeding its Tranche C Commitment. Amounts repaid in respect of Tranche C Loans may not be reborrowed.

                  (d) Tranche D Loans. Subject to the terms and conditions set forth herein, each Lender agrees to make Tranche D Loans to the Borrower during the Availability Period in a principal amount not exceeding its Tranche D Commitment. Amounts repaid in respect of Tranche D Loans may not be reborrowed.

                  (e) Revolving Loans. Subject to the terms and conditions set forth herein, each Lender agrees to make Revolving Loans to the Borrower from time to time during the Availability Period in an aggregate principal amount not exceeding the lesser of (i) its Revolving Commitment and (ii) its ratable share (in accordance with its respective Revolving Commitment) of the Available Revolver Amount as at the date such Revolving Loan is made. Within the foregoing limits and subject to the terms and conditions set forth herein, the Borrower may borrow, prepay and reborrow Revolving Loans.

                  SECTION 2.02.  Loans and Borrowings.

                  (a) Obligations of Lenders. Each Loan shall be made as part of a Borrowing consisting of Loans of the same Class and Type made by the Lenders ratably in accordance with their respective Commitments of the applicable Class. The failure of any Lender to make any Loan required to be made by it shall not relieve any other Lender of its obligations hereunder; provided that the Commitments of the Lenders are several and no Lender shall be responsible for any other Lender's failure to make Loans as required.

                  (b) Type of Loans. Subject to Section 2.11, each Borrowing shall be constituted entirely of ABR Loans or Eurodollar Loans as the Borrower may request in accordance herewith. Each Lender at its option may make any Eurodollar Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan; provided that any exercise of such option shall not affect the obligation of the Borrower to repay such Loan in accordance with the terms of this Agreement.

                                 LOAN AGREEMENT


                  (c) Minimum Amounts; Limitation on Number of Borrowings. At the commencement of the Interest Period for any Eurodollar Borrowing, such Borrowing shall (except in the case of a Borrowing that utilizes the full amount of the relevant Commitment) be in an aggregate amount of $5,000,000 or a larger multiple of $500,000. At the time that each ABR Borrowing is made, such Borrowing shall (except in the case of a Borrowing that utilizes the full amount of the relevant Commitment) be in an aggregate amount equal to $500,000 or a larger multiple of $100,000. Borrowings of more than one Type and Class may be outstanding at the same time; provided that there shall not at any time be more than a total of twelve Eurodollar Borrowings outstanding.

                  (d) Limitations on Lengths of Interest Periods.
Notwithstanding any other provision of this Agreement, the Borrower shall not be entitled to request, or to elect to convert to or continue as a Eurodollar Borrowing, any Borrowing if the Interest Period requested therefor would end after the Maturity Date.

                  SECTION 2.03. Requests for Borrowings. To request a Borrowing, the Borrower shall notify the Paying Agent of such request by telephone (a) in the case of a Eurodollar Borrowing, not later than 11:00 a.m., New York City time, three Business Days before the date of the proposed Borrowing or (b) in the case of an ABR Borrowing, not later than 11:00 a.m., New York City time, one Business Day before the date of the proposed Borrowing. Each such telephonic Borrowing Request shall be irrevocable and shall be confirmed promptly by hand delivery or telecopy to the Paying Agent of a written Borrowing Request in a form approved by the Paying Agent and signed by the Borrower. Each such telephonic and written Borrowing Request shall specify the following information in compliance with Section 2.02:

                  (i) whether the requested Borrowing is to be a Tranche A Borrowing, Tranche B Borrowing, Tranche C Borrowing, Tranche D Borrowing or Revolving Borrowing;

                  (ii)  the aggregate amount of the requested Borrowing;

                  (iii) the date of such Borrowing, which shall be a Business
         Day;

                  (iv) whether such Borrowing is to be an ABR Borrowing or a Eurodollar Borrowing;

                  (v) in the case of a Eurodollar Borrowing, the Interest Period therefor, which shall be a period contemplated by the definition of the term "Interest Period";

                  (vi) the location and number of the Borrower's account to which funds are to be disbursed, which shall comply with the requirements of Section 2.04; and

                  (vii) in the case of a Revolving Loan Borrowing, a calculation of the Available Revolver Amount as of the date of such Borrowing.

If no election as to the Type of Borrowing is specified, then the requested Borrowing shall be an ABR Borrowing. If no Interest Period is specified with respect to any requested Eurodollar Borrowing, then the Borrower shall be deemed to have selected an Interest Period of one month's duration. Promptly following receipt of a Borrowing Request in accordance with this Section,

                                 LOAN AGREEMENT


the Paying Agent shall advise each Lender of the details thereof and of the amount of such Lender's Loan to be made as part of the requested Borrowing.

                  SECTION 2.04.  Funding of Borrowings.

                  (a) Funding by Lenders. Each Lender shall make each Loan to be made by it hereunder on the proposed date thereof by wire transfer of immediately available funds by 12:00 noon, New York City time, to the account of the Paying Agent most recently designated by it for such purpose by notice to the Lenders. The Paying Agent will make such Loans available to the Borrower by promptly crediting the amounts so received, in like funds, to an account of the Borrower maintained with the Paying Agent in New York City and designated by the Borrower in the applicable Borrowing Request.

                  (b) Presumption by the Paying Agent. Unless the Paying Agent shall have received notice from a Lender prior to the proposed date of any Borrowing that such Lender will not make available to the Paying Agent such Lender's share of such Borrowing, the Paying Agent may assume that such Lender has made such share available on such date in accordance with paragraph (a) of this Section and may, in reliance upon such assumption, make available to the Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Paying Agent, then the applicable Lender and the Borrower severally agree to pay to the Paying Agent forthwith on demand such corresponding amount with interest thereon, for each day from and including the date such amount is made available to the Borrower to but excluding the date of payment to the Paying Agent, at (i) in the case of such Lender, the Federal Funds Effective Rate or (ii) in the case of the Borrower, the interest rate that applies to the applicable Borrowing. If such Lender pays such amount to the Paying Agent, then such amount shall constitute such Lender's Loan included in such Borrowing.

                  SECTION 2.05.  Interest Elections.

                  (a) Elections by the Borrower for Borrowings. Each Borrowing initially shall be of the Type specified in the applicable Borrowing Request and, in the case of a Eurodollar Borrowing, shall have the Interest Period specified in such Borrowing Request. Thereafter, the Borrower may elect to convert such Borrowing to a Borrowing of a different Type or to continue such Borrowing as a Borrowing of the same Type and, in the case of a Eurodollar Borrowing, may elect the Interest Period therefor, all as provided in this Section. The Borrower may elect different options with respect to different portions of the affected Borrowing, in which case each such portion shall be allocated ratably among the Lenders holding the Loans constituting such Borrowing, and the Loans constituting each such portion shall be considered a separate Borrowing.

                  (b) Notice of Elections. To make an election pursuant to this Section, the Borrower shall notify the Paying Agent of such election by telephone by the time that a Borrowing Request would be required under Section
2.03 if the Borrower were requesting a Borrowing of the Type resulting from such election to be made on the effective date of such election. Each such telephonic Interest Election Request shall be irrevocable and shall be confirmed promptly by hand delivery or telecopy to the Paying Agent of a written Interest Election Request in a form approved by the Paying Agent and signed by the Borrower.

                                 LOAN AGREEMENT


                  (c) Information in Interest Election Requests. Each telephonic and written Interest Election Request shall specify the following information in compliance with Section 2.02:

                  (i) the Borrowing to which such Interest Election Request applies and, if different options are being elected with respect to different portions thereof, the portions thereof to be allocated to each resulting Borrowing (in which case the information to be specified pursuant to clauses (iii) and (iv) of this paragraph shall be specified for each resulting Borrowing);

                  (ii) the effective date of the election made pursuant to such Interest Election Request, which shall be a Business Day;

                  (iii) whether the resulting Borrowing is to be an ABR Borrowing or a Eurodollar Borrowing; and

                  (iv) if the resulting Borrowing is a Eurodollar Borrowing, the Interest Period therefor after giving effect to such election, which shall be a period contemplated by the definition of the term "Interest Period".

If any such Interest Election Request requests a Eurodollar Borrowing but does not specify an Interest Period, then the Borrower shall be deemed to have selected an Interest Period of one month's duration.

                  (d) Notice by the Paying Agent to Lenders. Promptly following receipt of an Interest Election Request, the Paying Agent shall advise each Lender of the details thereof and of such Lender's portion of each resulting Borrowing.

                  (e) Failure to Elect; Events of Default. If the Borrower fails to deliver a timely Interest Election Request with respect to a Eurodollar Borrowing prior to the end of the Interest Period therefor, then, unless such Borrowing is repaid as provided herein, at the end of such Interest Period such Borrowing shall be converted to an ABR Borrowing. Notwithstanding any contrary provision hereof, if an Event of Default has occurred and is continuing and the Administrative Agents, at the request of the Required Lenders, so notify the Borrower, then, so long as an Event of Default is continuing (i) no outstanding Borrowing may be converted to or continued as a Eurodollar Borrowing and (ii) unless repaid, each Eurodollar Borrowing shall be converted to an ABR Borrowing at the end of the Interest Period therefor.

                  SECTION 2.06.  Termination and Reduction of the Commitments.

                  (a) Scheduled Termination. Unless previously terminated, the Commitments of each Class shall terminate at 5:00 p.m., New York City time, on the last day of the Availability Period.

                  (b) Voluntary Termination or Reduction. The Borrower may at any time terminate, or from time to time reduce, the Commitments of any Class; provided that (except in the case of any such termination of the full amount of the relevant Commitment) each reduction

                                 LOAN AGREEMENT


of the Commitments of any Class pursuant to this Section shall be in an amount that is $5,000,000 or a larger multiple of $1,000,000.

                  (c) Notice of Voluntary Termination or Reduction. The Borrower shall notify the Paying Agent of any election to terminate or reduce the Commitments of any Class under paragraph (b) of this Section at least three Business Days prior to the effective date of such termination or reduction, specifying such election and the effective date thereof. Promptly following receipt of any notice, the Paying Agent shall advise the Lenders of the contents thereof. Each notice delivered by the Borrower pursuant to this Section shall be irrevocable.

                  (d) Automatic Termination. Any portion of the Tranche A Commitment, Tranche B Commitment, Tranche C Commitment or Tranche D Commitment not utilized on the date of the initial Borrowing with respect to such Class shall automatically terminate at 5:00 p.m., New York City time, on the date of such initial Borrowing.

                  (e) Effect of Termination or Reduction. Any termination or reduction of the Commitments of any Class shall be permanent. Each reduction of the Commitments of any Class shall be made ratably among the Lenders in accordance with their respective Commitments of such Class.

                  SECTION 2.07.  Repayment of Loans; Evidence of Debt.

                  (a) Repayment. The Borrower hereby unconditionally promises to pay the Loans as follows:

                  (i) to the Paying Agent for account of the Tranche A Lenders the outstanding principal amount of the Tranche A Loans on the Maturity Date;

                  (ii) to the Paying Agent for account of the Tranche B Lenders the outstanding principal amount of the Tranche B Loans on the Maturity Date;

                  (iii) to the Paying for account of the Tranche C Lenders the outstanding principal amount of the Tranche C Loans on the Maturity Date;
                  (iv) to the Paying Agent for account of the Tranche D Lenders the outstanding principal amount of the Tranche D Loans on the Maturity Date; and

                  (v) to the Paying Agent for account of the Revolving Lenders the outstanding principal amount of the Revolving Loans on the Maturity Date.

                  (b) Manner of Payment. Prior to any repayment or prepayment of any Borrowings of any Class hereunder, the Borrower shall select the Borrowing or Borrowings of the applicable Class to be paid and shall notify the Paying Agent by telephone (confirmed by telecopy) of such selection not later than 11:00 a.m., New York City time, in the case of any Loan other than a Revolving Loan, three Business Days before, in the case of a Revolving Loan that is a Eurodollar Loan, two Business Days before and in the case of a Revolving Loan that is an ABR Loan, the same day as, the scheduled date of such repayment; provided that each repayment of Borrowings of any Class shall be applied to repay any outstanding ABR

                                 LOAN AGREEMENT


Borrowings of such Class before any other Borrowings of such Class. If the Borrower fails to make a timely selection of the Borrowing or Borrowings to be repaid or prepaid, such payment shall be applied, first, to pay any outstanding ABR Borrowings of the applicable Class and, second, to other Borrowings of such Class in the order of the remaining duration of their respective Interest Periods (the Borrowing with the shortest remaining Interest Period to be repaid first). Each payment of a Borrowing shall be applied ratably to the Loans included in such Borrowing.

                  (c) Maintenance of Loan Accounts by Lenders. Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrower to such Lender resulting from each Loan made by such Lender, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.

                  (d) Maintenance of Loan Accounts by the Paying Agent. The Paying Agent shall maintain accounts in which it shall record (i) the amount of each Loan made hereunder, the Class and Type thereof and each Interest Period therefor, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder and (iii) the amount of any sum received by the Paying Agent hereunder for account of the Lenders and each Lender's share thereof.

                  (e) Effect of Entries. The entries made in the accounts maintained pursuant to paragraph (c) or (d) of this Section shall be prima facie evidence of the existence and amounts of the obligations recorded therein; provided that the failure of any Lender or the Paying Agent to maintain such accounts or any error therein shall not in any manner affect the obligation of the Borrower to repay the Loans in accordance with the terms of this Agreement.

                  (f) Promissory Notes. Any Lender may request that Loans of any Class made by it be evidenced by a promissory note. In such event, the Borrower shall prepare, execute and deliver to such Lender a promissory note payable to the order of such Lender (or, if requested by such Lender, to such Lender and its registered assigns) and in a form approved by the Paying Agent. Thereafter, the Loans evidenced by such promissory note and interest thereon shall at all times (including after assignment pursuant to Section 10.04) be represented by one or more promissory notes in such form payable to the order of the payee named therein (or, if such promissory note is a registered note, to such payee and its registered assigns).

                  SECTION 2.08.  Prepayment of Loans.

                  (a) Optional Prepayments. The Borrower shall have the right at any time and from time to time to prepay any Borrowing in whole or in part, such prepayment to be effected in each case in the manner specified in clause (c) of this Section.

                  (b) Mandatory Prepayments. The Borrower will prepay the Loans, and/or the Commitments shall be subject to automatic reduction, as follows:

                  (i) Casualty Events. Not later than the date specified in
         Section 6.11 in respect of any Casualty Event affecting any Facility, the Borrower shall prepay the Loans, and/or the Commitments shall be subject to automatic reduction, in an aggregate amount, if any, equal to 100% of the Net Available Proceeds of such Casualty Event, such prepayment

                                 LOAN AGREEMENT


         and/or reduction to be effected in each case in the manner and to the extent specified in clause (c) of this Section. Nothing in this paragraph shall be deemed to limit any obligation of the Borrower or any of its Subsidiaries pursuant to any of the Security Documents to remit to a collateral or similar account maintained by the Administrative Agents pursuant to any of the Security Documents the proceeds of insurance, condemnation award or other compensation received in respect of any Casualty Event.

                  (ii) Equity Issuance. Upon any Equity Issuance, the Borrower shall prepay the Loans, and/or the Commitments shall be subject to automatic reduction, in an aggregate amount equal to 100% of the Net Available Proceeds thereof, such prepayment and/or reduction to be effected in each case in the manner and to the extent specified in clause (c) of this Section.

                  (iii) Sale of Assets. Without limiting the obligation of the Borrower to obtain the consent of the Required Lenders pursuant to
         Section 7.03 to any Disposition not otherwise permitted hereunder, in the event that the Net Available Proceeds of any Disposition (herein, the "Current Disposition"), and of all prior Dispositions, shall exceed $5,000,000 then, no later than five Business Days prior to the occurrence of the Current Disposition, the Borrower will deliver to the Lenders a statement, certified by a Financial Officer of the Borrower, in form and detail satisfactory to the Administrative Agents, of the amount of the Net Available Proceeds of the Current Disposition and of all such prior Dispositions and will prepay the Loans, and/or the Commitments shall be subject to automatic reduction, in an aggregate amount equal to 100% of the Net Available Proceeds of the Current Disposition and such prior Dispositions in excess of $5,000,000, such prepayment and/or reduction to be effected in each case in the manner and to the extent specified in clause (c) of this Section.

                  (iv) Debt Incurrence. Upon any Debt Incurrence, the Borrower shall prepay the Loans, and/or the Commitments shall be subject to automatic reduction, in an aggregate amount equal to 100% of the Net Available Proceeds thereof, such prepayment and/or reduction to be effected in each case in the manner and to the extent specified in clause (c) of this Section.

                  (c) Prepayments and/or reductions of the Commitments described in this clause (b) shall be applied as follows:

                  first, to prepay the Loans then outstanding ratably among the Classes of Loans (other than Revolving Loans) in accordance with the aggregate amount of the outstanding Loans of such Class (if any);

                  second, after the payment in full of the Loans of all Classes other than Revolving Loans, the Revolving Commitments shall be automatically reduced in an amount equal to any excess over the amount referred to in the foregoing clause "first" (and to the extent that, after giving effect to such reduction, the aggregate principal amount of the Revolving Loans would exceed the Revolving Commitments or Available Revolver Amount, the Borrower will prepay the Revolving Loans in an aggregate amount equal to such excess); and

                                 LOAN AGREEMENT


                  third, after the payment in full of the Loans of all Classes then outstanding and the reduction of the Revolving Commitment to zero, to reduce the amount of the unused Commitments of any single Class as may be specified by the Borrower's notice delivered pursuant to clause
         (d) of this Section until the unused Commitment of such Class is reduced to zero and then to reduce the amount of the unused Commitment of any other single Class as so specified.

                  (d) Notices, Etc. The Borrower shall notify the Paying Agent by telephone (confirmed by telecopy) of any prepayment hereunder (i) in the case of prepayment of a Eurodollar Borrowing, not later than 11:00 a.m., New York City time, in the case of any loan other than a Revolving Loan, three Business Days before the date of prepayment and, in the case of a Revolving Loan, two Business Days before the date of prepayment or (ii) in the case of prepayment of an ABR Borrowing, not later than 11:00 a.m., New York City time, in the case of any loan other than a Revolving Loan, one Business Day before the date of prepayment and, in the case of a Revolving Loan, the date of prepayment. Each such notice shall be irrevocable and shall specify the prepayment date, the principal amount to be prepaid, in the case of a reduction of Commitment, the Class to which such reduction is to be applied and, in the case of a mandatory prepayment, a reasonably detailed calculation of the amount of such prepayment. Promptly following receipt of any such notice, the Paying Agent shall advise the Lenders of the contents thereof. Each partial prepayment shall be in an amount that would be permitted in the case of a Borrowing of the same Type as provided in Section 2.02, except as necessary to apply fully the required amount of a mandatory prepayment. Prepayments shall be accompanied by accrued interest to the extent required by Section 2.10 and shall be made in the manner specified in
Section 2.07(b).

                  SECTION 2.09.  Fees.

                  (a) Commitment Fee. The Borrower agrees to pay to the Paying Agent for account of each Lender a commitment fee, which shall accrue at a rate per annum equal to 1/4 of 1% on the average daily unused amount of the Commitments of such Lender for the period from and including the date hereof to but not including the earlier of the date such Commitments terminate and the last day of the Availability Period. Accrued commitment fees shall be payable in arrears on each Quarterly Date and on the earlier of the date the relevant Commitment terminates and the last day of the Availability Period, commencing on the first such date to occur after the date hereof. All commitment fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).

                  (b) Agents' Fees. The Borrower agrees to pay the Paying Agent the fees payable to the Paying Agent in the amounts and at the times separately agreed upon between the Borrower and the Paying Agent. The Borrower agrees to pay the Collateral Agent the fees payable to the Collateral Agent in the amounts and at the times separately agreed upon between the Borrower and the Collateral Agent.

                  (c) Reserve Fees. In addition to commitment fee under clause
(a) of this Section 2.09, the Borrower agrees to pay to the Paying Agent for account of each Lender (i) a reserve fee equal to 1/8 of 1% on the sum of (x) unused amount of the Commitments of such Lender plus (y)

                                 LOAN AGREEMENT


the aggregate principal amount of the Loans of such Lender outstanding at the close of business on December 30, 1999 and (ii) a second reserve fee equal to 1/8 of 1% on the sum of (x) unused amount of the Commitments of such Lender plus
(y) the aggregate principal amount of the Loans of such Lender outstanding at the close of business on February 15, 2000. Accrued reserve fees shall be payable on December 30, 1999 and February 15, 2000, respectively.

                  (d) Payment of Fees. All fees payable hereunder shall be paid on the dates due, in immediately available funds, to the Paying Agent for distribution, to the Lenders entitled thereto. Fees paid shall not be refundable under any circumstances.

                  SECTION 2.10.  Interest.

                  (a) ABR Loans. The Loans constituting each ABR Borrowing shall bear interest at a rate per annum equal to the Alternate Base Rate plus the Applicable Rate.

                  (b) Eurodollar Loans. The Loans constituting each Eurodollar Borrowing shall bear interest at a rate per annum equal to the Adjusted LIBO Rate for the Interest Period for such Borrowing plus the Applicable Rate.

                  (c) Default Interest. Notwithstanding the foregoing, if any principal of or interest on any Loan or any fee or other amount payable by the Borrower hereunder is not paid when due, whether at stated maturity, upon acceleration, by mandatory prepayment or otherwise, such overdue amount shall bear interest, after as well as before judgment, at a rate per annum equal to
(i) in the case of overdue principal of any Loan, 2% plus the rate otherwise applicable to such Loan as provided above or (ii) in the case of any other amount, 2% plus the rate applicable to ABR Loans as provided in paragraph (a) of this Section.

                  (d) Payment of Interest. Accrued interest on each Loan shall be payable in arrears on each Interest Payment Date for such Loan; provided that
(i) interest accrued pursuant to paragraph (c) of this Section shall be payable on demand, (ii) in the event of any repayment or prepayment of any Loan, accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment and (iii) in the event of any conversion of any Eurodollar Borrowing prior to the end of the Interest Period therefor, accrued interest on such Borrowing shall be payable on the effective date of such conversion.

                  (e) Computation. All interest hereunder shall be computed on the basis of a year of 360 days, except that interest computed by reference to the Alternate Base Rate at times when the Alternate Base Rate is based on the Prime Rate shall be computed on the basis of a year of 365 days (or 366 days in a leap year), and in each case shall be payable for the actual number of days elapsed (including the first day but excluding the last day). The applicable Alternate Base Rate or Adjusted LIBO Rate shall be determined by the Paying Agent, and such determination shall be conclusive absent manifest error.

                  SECTION 2.11. Alternate Rate of Interest. If prior to the commencement of the Interest Period for a Eurodollar Borrowing:

                                 LOAN AGREEMENT


                  (a) the Administrative Agents determine (which determination shall be conclusive absent manifest error) that adequate and reasonable means do not exist for ascertaining the Adjusted LIBO Rate for such Interest Period; or

                  (b) the Administrative Agents are advised by the Required Lenders that the Adjusted LIBO Rate for such Interest Period will not adequately and fairly reflect the cost to such Lenders of making or maintaining their Loans included in such Borrowing for such Interest Period;

then the Administrative Agents shall give notice thereof to the Borrower and the Lenders by telephone or telecopy as promptly as practicable thereafter and, until the Administrative Agents notify the Borrower and the Lenders that the circumstances giving rise to such notice no longer exist, (i) any Interest Election Request that requests the conversion of any Borrowing to, or continuation of any Borrowing as, a Eurodollar Borrowing shall be ineffective and (ii) if any Borrowing Request requests a Eurodollar Borrowing, such Borrowing shall be made as an ABR Borrowing.

                  SECTION 2.12.  Increased Costs.

                  (a)  Increased Costs Generally.  If any Change in Law shall:

                  (i) impose, modify or deem applicable any reserve, special deposit or similar requirement against assets of, deposits with or for account of, or credit extended by, any Lender (except any such reserve requirement reflected in the Adjusted LIBO Rate); or

                  (ii) impose on any Lender or the London interbank market any other condition affecting this Agreement or Eurodollar Loans made by such Lender;

and the result of any of the foregoing shall be to increase the cost to such Lenders of making or maintaining any Eurodollar Loan (or of maintaining its obligation to make any such Loan) or to reduce the amount of any sum received or receivable by such Lender hereunder (whether of principal, interest or otherwise), then the Borrower will pay to such Lender such additional amount or amounts as will compensate such Lender for such additional costs incurred or reduction suffered.

                  (b) Capital Requirements. If any Lender determines that any Change in Law regarding capital requirements has or would have the effect of reducing the rate of return on such Lender's capital or on the capital of such Lender's holding company, if any, as a consequence of this Agreement or the Loans made by such Lender to a level below that which such Lender or such Lender's holding company could have achieved but for such Change in Law (taking into consideration such Lender's policies and the policies of such Lender's holding company with respect to capital adequacy), then from time to time the Borrower will pay to such Lender such additional amount or amounts as will compensate such Lender or such Lender's holding company for any such reduction suffered.

                  (c) Certificates from Lenders. A certificate of a Lender setting forth the amount or amounts necessary to compensate such Lender or its holding company, as the case may be, as specified in paragraph (a) or (b) of this Section shall be delivered to the Borrower and shall be

                                 LOAN AGREEMENT


conclusive absent manifest error. The Borrower shall pay such Lender the amount shown as due on any such certificate within 30 days after receipt thereof.

                  (d) Delay in Requests. Failure or delay on the part of any Lender to demand compensation pursuant to this Section shall not constitute a waiver of such Lender's right to demand such compensation; provided that the Borrower shall not be required to compensate a Lender pursuant to this Section for any increased costs or reductions incurred more than six months prior to the date that such Lender notifies the Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender's intention to claim compensation therefor; provided, further, that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the six-month period referred to above shall be extended to include the period of retroactive effect thereof; provided, however, that, the Borrower shall have no obligation with respect to demands made after the Maturity Date.

                  SECTION 2.13. Break Funding Payments. In the event of (a) the payment of any principal of any Eurodollar Loan other than on the last day of an Interest Period therefor (including as a result of an Event of Default), (b) the conversion of any Eurodollar Loan other than on the last day of an Interest Period therefor, (c) the failure to borrow, convert, continue or prepay any Loan on the date specified in any notice delivered pursuant hereto or (d) the assignment of any Eurodollar Loan other than on the last day of an Interest Period therefor as a result of a request by the Borrower pursuant to Section 2.16, then, in any such event, the Borrower shall compensate each Lender for the loss, cost and expense attributable to such event. In the case of a Eurodollar Loan, the loss to any Lender attributable to any such event shall be deemed to include an amount determined by such Lender to be equal to the excess, if any, of (i) the amount of interest that such Lender would pay for a deposit equal to the principal amount of such Loan for the period from the date of such payment, conversion, failure or assignment to the last day of the then current Interest Period for such Loan (or, in the case of a failure to borrow, convert or continue, the duration of the Interest Period that would have resulted from such borrowing, conversion or continuation) if the interest rate payable on such deposit were equal to the Adjusted LIBO Rate for such Interest Period, over (ii) the amount of interest that such Lender would earn on such principal amount for such period if such Lender were to invest such principal amount for such period at the interest rate that would be bid by such Lender (or an affiliate of such Lender) for Dollar deposits from other banks in the eurodollar market at the commencement of such period. A certificate of any Lender setting forth any amount or amounts that such Lender is entitled to receive pursuant to this Section shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay such Lender the amount shown as due on any such certificate within 10 days after receipt thereof.

                  SECTION 2.14.  Taxes.

                  (a) Payments Free of Taxes. Any and all payments by or on account of any obligation of the Borrower hereunder or under any other Loan Document shall be made free and clear of and without deduction for any Indemnified Taxes or Other Taxes; provided that if the Borrower shall be required to deduct any Indemnified Taxes or Other Taxes from such payments, then
(i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section) the Administrative Agents or Lender (as the case may be) receives an amount equal to

                                 LOAN AGREEMENT


the sum it would have received had no such deductions been made, (ii) the Borrower shall make such deductions and (iii) the Borrower shall pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law.

                  (b) Payment of Other Taxes by the Borrower. In addition, the Borrower shall pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.

                  (c) Indemnification by the Borrower. The Borrower shall indemnify the Administrative Agents and each Lender, within 10 days after written demand therefor, for the full amount of any Indemnified Taxes or Other Taxes (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section) paid by the Administrative Agents or such Lender, as the case may be, and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Borrower by a Lender, or by the Administrative Agents on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error.

                  (d) Evidence of Payments. As soon as practicable after any payment of Indemnified Taxes or Other Taxes by the Borrower to a Governmental Authority, the Borrower shall deliver to the Administrative Agents the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agents.

                  (e) Foreign Lenders. Any Foreign Lender that is entitled to an exemption from or reduction of withholding tax under the law of the jurisdiction in which the Borrower is located, or any treaty to which such jurisdiction is a party, with respect to payments under this Agreement shall deliver to the Borrower (with a copy to the Administrative Agents), at the time or times prescribed by applicable law or reasonably requested by the Borrower, such properly completed and executed documentation prescribed by applicable law as will permit such payments to be made without withholding or at a reduced rate.

                  SECTION 2.15. Payments Generally; Pro Rata Treatment; Sharing of Set-offs.

                  (a) Payments by the Obligors. Each Obligor shall make each payment required to be made by it hereunder (whether of principal, interest or fees, or under Section 2.12, 2.13 or 2.14, or otherwise) or under any other Loan Document (except to the extent otherwise provided therein) prior to 12:00 noon, New York City time, on the date when due, in immediately available funds, without set-off or counterclaim. Any amounts received after such time on any date may, in the discretion of the Paying Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon. All such payments shall be made to the Paying Agent at its offices at One Court Square, Long Island City, New York 11120, except as otherwise expressly provided in the relevant Loan Document, and except that payments pursuant to Sections 2.12, 2.13, 2.14 and 10.03 shall be made directly to the Persons entitled thereto. The Paying Agent shall distribute any such payments received by it for account of any other Person to the appropriate recipient promptly following receipt thereof. If any

                                 LOAN AGREEMENT


payment hereunder shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension. All payments hereunder or under any other Loan Document (except to the extent otherwise provided therein) shall be made in Dollars.

                  (b) Application of Insufficient Payments. If at any time insufficient funds are received by and available to the Paying Agent to pay fully all amounts of principal, interest and fees then due hereunder, such funds shall be applied (i) first, to pay interest and fees then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties, and (ii) second, to pay principal then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal then due to such parties.

                  (c) Pro Rata Treatment. Except to the extent otherwise provided herein: (i) each Borrowing of a particular Class shall be made from the relevant Lenders, each payment of fees under Section 2.09 in respect of Commitments of a particular Class shall be made for account of the relevant Lenders, and each termination or reduction of the amount of the Commitments of a particular Class under Section 2.06 shall be applied to the respective Commitments of such Class of the relevant Lenders, pro rata according to the amounts of their respective Commitments of such Class; (ii) each Borrowing of any Class shall be allocated pro rata among the relevant Lenders according to the amounts of their respective Commitments of such Class (in the case of the making of Loans) or their respective Loans of such Class (in the case of conversions and continuations of Loans); (iii) each payment or prepayment of principal of Tranche A Loans, Tranche B Loans, Tranche C Loans, Tranche D Loans and Revolving Loans by the Borrower shall be made for account of the relevant Lenders pro rata in accordance with the respective unpaid principal amounts of the Loans of such Class held by them; and (iv) each payment of interest on Tranche A Loans, Tranche B Loans, Tranche C Loans, Tranche D Loans and Revolving Loans by the Borrower shall be made for account of the relevant Lenders pro rata in accordance with the amounts of interest on such Loans then due and payable to the respective Lenders.

                  (d) Sharing of Payments by Lenders. If any Lender shall, by exercising any right of set-off or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Loans resulting in such Lender receiving payment of a greater proportion of the aggregate amount of its Loans and accrued interest thereon then due than the proportion received by any other Lender, then the Lender receiving such greater proportion shall purchase (for cash at face value) participations in the Loans of other Lenders to the extent necessary so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Loans; provided that (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and (ii) the provisions of this paragraph shall not be construed to apply to any payment made by any Obligor pursuant to and in accordance with the express terms of this Agreement or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans to any assignee or participant, other than to the Borrower or any Subsidiary or Affiliate thereof (as to which the provisions of this

                                 LOAN AGREEMENT


paragraph shall apply). Each Obligor consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against such Obligor rights of set-off and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of such Obligor in the amount of such participation.

                  (e) Presumptions of Payment. Unless the Paying Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Paying Agent for account of the Lenders hereunder that the Borrower will not make such payment, the Paying Agent may assume that the Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders the amount due. In such event, if the Borrower has not in fact made such payment, then each of the Lenders severally agrees to repay to the Paying Agent forthwith on demand the amount so distributed to such Lender with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Paying Agent, at the Federal Funds Effective Rate.

                  (f) Certain Deductions by the Paying Agent. If any Lender shall fail to make any payment required to be made by it pursuant to Section 2.04(b) or 2.15(e), then the Paying Agent may, in its discretion (notwithstanding any contrary provision hereof), apply any amounts thereafter received by the Paying Agent for account of such Lender to satisfy such Lender's obligations under such Sections until all such unsatisfied obligations are fully paid.

                  SECTION 2.16.  Mitigation Obligations; Replacement of Lenders.

                  (a) Designation of a Different Lending Office. If any Lender requests compensation under Section 2.12, or if the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for account of any Lender pursuant to Section 2.14, then such Lender shall use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the sole judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 2.12 or 2.14, as the case may be, in the future and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

                  (b) Replacement of Lenders. If any Lender requests compensation under Section 2.12, or if the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for account of any Lender pursuant to Section 2.14, or if any Lender defaults in its obligation to fund Loans hereunder, then the Borrower may, at its sole expense and effort, upon notice to such Lender and the Administrative Agents, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 10.04), all its interests, rights and obligations under this Agreement to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that (i) the Borrower shall have received the prior written consent of the Administrative Agents, which consent shall not unreasonably be withheld, (ii) such Lender shall

                                 LOAN AGREEMENT


have received payment of an amount equal to the outstanding principal of its Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder (other than, in the case of the replacement of any Lender that defaults in its obligation to fund Loans hereunder, amounts payable to such Lender pursuant to Section 2.13 to the extent such amounts are payable solely as a result of such replacement), from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts) and (iii) in the case of any such assignment resulting from a claim for compensation under Section 2.12 or payments required to be made pursuant to Section 2.14, such assignment will result in a reduction in such compensation or payments. A Lender shall not be required to make any such assignment and delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply.


                  ARTICLE III.  GUARANTEE.

                  SECTION 3.01. The Guarantee. Subject to each Subsidiary Guarantor individually, to Section 3.10, the Subsidiary Guarantors hereby jointly and severally guarantee to each Lender, the Administrative Agents, the Paying Agent and the Collateral Agent and their respective successors and assigns the prompt payment in full when due (whether at stated maturity, by acceleration or otherwise) of the principal of and interest on the Loans made by the Lenders to the Borrower and all other amounts from time to time owing to the Lenders or the Administrative Agents by the Borrower under this Agreement and by any Obligor under any of the other Loan Documents, and all obligations of the Borrower or any of its Subsidiaries to any Lender (or any affiliate of any Lender) in respect of any Hedging Agreement, in each case strictly in accordance with the terms thereof (such obligations being herein collectively called the "Guaranteed Obligations"). Subject to each Subsidiary Guarantor individually, to
Section 3.10, the Subsidiary Guarantors hereby further jointly and severally agree that if the Borrower shall fail to pay in full when due (whether at stated maturity, by acceleration or otherwise) any of the Guaranteed Obligations, the Subsidiary Guarantors will promptly pay the same, without any demand or notice whatsoever, and that in the case of any extension of time of payment or renewal of any of the Guaranteed Obligations, the same will be promptly paid in full when due (whether at extended maturity, by acceleration or otherwise) in accordance with the terms of such extension or renewal.

                  SECTION 3.02. Obligations Unconditional. The obligations of the Subsidiary Guarantors under Section 3.01 are absolute and unconditional, joint and several, irrespective of the value, genuineness, validity, regularity or enforceability of the obligations of the Borrower under this Agreement or any other agreement or instrument referred to herein, or any substitution, release or exchange of any other guarantee of or security for any of the Guaranteed Obligations, and, to the fullest extent permitted by applicable law, irrespective of any other circumstance whatsoever that might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor, it being the intent of this Section that the obligations of the Subsidiary Guarantors hereunder shall be absolute and unconditional, joint and several, under any and all circumstances. Without limiting the generality of the foregoing, it is agreed that the occurrence of any one or more of the following shall not alter or impair the liability of the

                                 LOAN AGREEMENT


Subsidiary Guarantors hereunder, which shall remain absolute and unconditional as described above:

                  (i) at any time or from time to time, without notice to the Subsidiary Guarantors, the time for any performance of or compliance with any of the Guaranteed Obligations shall be extended, or such performance or compliance shall be waived;

                  (ii) any of the acts mentioned in any of the provisions of this Agreement or any other agreement or instrument referred to herein shall be done or omitted;

                  (iii) the maturity of any of the Guaranteed Obligations shall be accelerated, or any of the Guaranteed Obligations shall be modified, supplemented or amended in any respect, or any right under this Agreement or any other agreement or instrument referred to herein shall be waived or any other guarantee of any of the Guaranteed Obligations or any security therefor shall be released or exchanged in whole or in part or otherwise dealt with; or

                  (iv) any lien or security interest granted to, or in favor of, the Administrative Agents or any Lender or Lenders as security for any of the Guaranteed Obligations shall fail to be perfected.

The Subsidiary Guarantors hereby expressly waive diligence, presentment, demand of payment, protest and all notices whatsoever, and any requirement that the Administrative Agents or any Lender exhaust any right, power or remedy or proceed against the Borrower under this Agreement or any other agreement or instrument referred to herein, or against any other Person under any other guarantee of, or security for, any of the Guaranteed Obligations.

                  SECTION 3.03. Reinstatement. The obligations of the Subsidiary Guarantors under this Article shall be automatically reinstated if and to the extent that for any reason any payment by or on behalf of the Borrower in respect of the Guaranteed Obligations is rescinded or must be otherwise restored by any holder of any of the Guaranteed Obligations, whether as a result of any proceedings in bankruptcy or reorganization or otherwise, and the Subsidiary Guarantors jointly and severally agree that they will indemnify the Administrative Agents and each Lender on demand for all reasonable costs and expenses (including fees of counsel) incurred by the Administrative Agents or such Lender in connection with such rescission or restoration, including any such costs and expenses incurred in defending against any claim alleging that such payment constituted a preference, fraudulent transfer or similar payment under any bankruptcy, insolvency or similar law.

                  SECTION 3.04. Subrogation. The Subsidiary Guarantors hereby jointly and severally agree that until the payment and satisfaction in full of all Guaranteed Obligations and the expiration and termination of the Commitments of the Lenders under this Agreement they shall not exercise any right or remedy arising by reason of any performance by them of their guarantee in Section 3.01, whether by subrogation or otherwise, against the Borrower or any other guarantor of any of the Guaranteed Obligations or any security for any of the Guaranteed Obligations.

                                 LOAN AGREEMENT


                  SECTION 3.05. Remedies. The Subsidiary Guarantors jointly and severally agree that, as between the Subsidiary Guarantors and the Lenders, the obligations of the Borrower under this Agreement may be declared to be forthwith due and payable as provided in Article VIII (and shall be deemed to have become automatically due and payable in the circumstances provided in Article VIII) for purposes of Section 3.01 notwithstanding any stay, injunction or other prohibition preventing such declaration (or such obligations from becoming automatically due and payable) as against the Borrower and that, in the event of such declaration (or such obligations being deemed to have become automatically due and payable), such obligations (whether or not due and payable by the Borrower) shall forthwith become due and payable by the Subsidiary Guarantors for purposes of Section 3.01.

                  SECTION 3.06. Instrument for the Payment of Money. Each Subsidiary Guarantor hereby acknowledges that the guarantee in this Article constitutes an instrument for the payment of money, and consents and agrees that any Lender or the Administrative Agents, at their sole option, in the event of a dispute by such Subsidiary Guarantor in the payment of any moneys due hereunder, shall have the right to bring motion-action under New York CPLR Section 3213.

                  SECTION 3.07. Continuing Guarantee. The guarantee in this
Article is a continuing guarantee, and shall apply to all Guaranteed Obligations whenever arising.

                  SECTION 3.08. Rights of Contribution. The Subsidiary Guarantors hereby agree, as between themselves, that if any Subsidiary Guarantor shall become an Excess Funding Guarantor (as defined below) by reason of the payment by such Subsidiary Guarantor of any Guaranteed Obligations, each other Subsidiary Guarantor shall, on demand of such Excess Funding Guarantor (but subject to the next sentence), pay to such Excess Funding Guarantor an amount equal to such Subsidiary Guarantor's Pro Rata Share (as defined below and determined, for this purpose, without reference to the properties, debts and liabilities of such Excess Funding Guarantor) of the Excess Payment (as defined below) in respect of such Guaranteed Obligations. The payment obligation of a Subsidiary Guarantor to any Excess Funding Guarantor under this Section shall be subordinate and subject in right of payment to the prior payment in full of the obligations of such Subsidiary Guarantor under the other provisions of this Article and such Excess Funding Guarantor shall not exercise any right or remedy with respect to such excess until payment and satisfaction in full of all of such obligations.

                  For purposes of this Section, (i) "Excess Funding Guarantor" means, in respect of any Guaranteed Obligations, a Subsidiary Guarantor that has paid an amount in excess of its Pro Rata Share of such Guaranteed Obligations,
(ii) "Excess Payment" means, in respect of any Guaranteed Obligations, the amount paid by an Excess Funding Guarantor in excess of its Pro Rata Share of such Guaranteed Obligations and (iii) "Pro Rata Share" means, for any Subsidiary Guarantor, the ratio (expressed as a percentage) of (x) the amount by which the aggregate present fair saleable value of all properties of such Subsidiary Guarantor (excluding any shares of stock of any other Subsidiary Guarantor) exceeds the amount of all the debts and liabilities of such Subsidiary Guarantor (including contingent, subordinated, unmatured and unliquidated liabilities, but excluding the obligations of such Subsidiary Guarantor hereunder and any obligations of any other Subsidiary Guarantor that have been Guaranteed by such Subsidiary Guarantor) to (y) the amount by which the aggregate fair saleable value of all properties of all of

                                 LOAN AGREEMENT


the Subsidiary Guarantors exceeds the amount of all the debts and liabilities (including contingent, subordinated, unmatured and unliquidated liabilities, but excluding the obligations of the Borrower and the Subsidiary Guarantors hereunder and under the other Loan Documents) of all of the Subsidiary Guarantors, determined (A) with respect to any Subsidiary Guarantor that is a party hereto on the Effective Date, as of the Effective Date, and (B) with respect to any other Subsidiary Guarantor, as of the date such Subsidiary Guarantor becomes a Subsidiary Guarantor hereunder.

                  SECTION 3.09. General Limitation on Guarantee Obligations. In any action or proceeding involving any state corporate law, or any state or Federal bankruptcy, insolvency, reorganization or other law affecting the rights of creditors generally, if the obligations of any Subsidiary Guarantor under
Section 3.01 would otherwise, taking into account the provisions of Section 3.08, be held or determined to be void, invalid or unenforceable, or subordinated to the claims of any other creditors, on account of the amount of its liability under Section 3.01, then, notwithstanding any other provision hereof to the contrary, the amount of such liability shall, without any further action by such Subsidiary Guarantor, any Lender, the Administrative Agents or any other Person, be automatically limited and reduced to the highest amount that is valid and enforceable and not subordinated to the claims of other creditors as determined in such action or proceeding.

                  SECTION 3.10. Effectiveness. The respective obligations of each Subsidiary Guarantor under this Article III shall not be effective unless and until a Financial Officer of the Borrower shall have delivered a certificate (each, a "Guarantee Effectiveness Certificate") to each Administrative Agent to the effect that all Governmental Approvals under Section 204 of the Federal Power Act as may be necessary for such Subsidiary Guarantor to incur and perform its obligations under this Article III have been obtained and remain in effect and that all applicable waiting periods have expired without any action being taken by any competent authority which restricts, prevents or imposes materially adverse conditions upon the incurrence or performance of such obligations. The Borrower shall cause a Guarantee Effectiveness Certificate in respect of Power Marketing to be delivered to the Administrative Agents within four Business Days after receipt by Power Marketing of such Governmental Approvals and the expiration of such applicable waiting periods.


                  ARTICLE IV.  REPRESENTATIONS AND WARRANTIES.

                  The Borrower represents and warrants to the Lenders that:

                  SECTION 4.01. Organization; Powers. Each of the Borrower and its Subsidiaries is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, has all requisite power and authority to carry on its business as now conducted and, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, is qualified to do business in, and is in good standing in, every jurisdiction where such qualification is required.

                  SECTION 4.02. Authorization; Enforceability. The Transactions are within each Obligor's limited liability company and other powers and have been duly authorized by all necessary limited liability company and other action and, if required, by all necessary member or

                                 LOAN AGREEMENT


other action. This Agreement has been duly executed and delivered by each Obligor and constitutes, and each of the other Basic Documents to which an Obligor is a party when executed and delivered by such Obligor will constitute, a legal, valid and binding obligation of such Obligor, enforceable against each Obligor in accordance with its terms, except as such enforceability may be limited by (a) bankruptcy, insolvency, reorganization, moratorium or similar laws of general applicability affecting the enforcement of creditors' rights and
(b) the application of general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

                  SECTION 4.03.  Governmental Approvals; No Conflicts.

                  (a) Governmental Approvals. Attached as Schedule VII is a true and correct list of all Governmental Approvals which are necessary as of the date of this Agreement for (i) each Obligor to execute, deliver and perform its obligations under this Agreement and the other Basic Documents and (ii) the Borrower to consummate the Acquisitions and the Transactions in accordance with the Project Documents. Each Obligor has received or has the benefit of all Governmental Approvals which are necessary for the execution, delivery and performance of its respective obligations under this Agreement and the other Loan Documents. Each Obligor has received or has the benefit of all Governmental Approvals which are necessary for the execution, delivery and performance of its obligations under the Project Documents (and all such Governmental Approvals are in effect), in each case, other than (x) those identified on Schedule VII as requiring further action for their procurement and which are not now necessary and are expected to be obtained in the ordinary course of business by the time they are necessary and (y) those the absence of which in respect of the Project Documents could not reasonably be expected to have a Material Adverse Effect on the Borrower or any of its Subsidiaries or the conduct of its respective business. All Governmental Approvals which are necessary for the acquisition and operation of the Facilities have been obtained and are in effect (other than those which are not now necessary and which are identified in Schedule VII as requiring further action for their procurement and which are expected to be obtained in the ordinary course of business by the time they are necessary).

                  (b) No Conflicts. The Transactions (i) will not violate any applicable law or regulation or the Borrower LLC Agreement or the charter, by-laws or other organizational documents (including the limited liability company operating agreement of each Subsidiary Guarantor) of the Borrower or any of its Subsidiaries or any order of any Governmental Authority, (ii) will not result in a default under any indenture, agreement or other instrument binding upon the Borrower or any of its Subsidiaries or assets, or give rise to a right thereunder to require any payment to be made by any such Person, and (iii) except for the Liens created pursuant to the Security Documents, will not result in the creation or imposition of any Lien on any asset of the Borrower or any of its Subsidiaries.

                  SECTION 4.04.  Financial Condition; No Material Adverse
Change.

                  (a) Financial Condition. The Borrower has heretofore furnished to the Lenders its opening consolidated balance sheet as at April 30, 1999, certified by a Financial Officer. Such financial statements present fairly, in all material respects, the financial position of the Borrower and its Subsidiaries as at such date in accordance with GAAP.

                                 LOAN AGREEMENT


                  (b) No Material Adverse Change. Since the date hereof, there has been no material adverse change in the business, assets, operations, prospects or condition, financial or otherwise, of the Borrower and its Subsidiaries, taken as a whole.

                  (c) Year 2000 Issues. On the basis of a comprehensive review and assessment of the Borrower's and its Subsidiaries' systems and equipment and inquiry made of the Borrower's and its Subsidiaries' material suppliers, vendors and customers, including testing and replacements to be completed by the fourth quarter of 1999, the Borrower has no reason to believe that the Year 2000 Problem, including costs of remediation, will result in a Material Adverse Effect. The Borrower and its Subsidiaries have developed and are developing feasible contingency plans which the Borrower believes in good faith to be adequate to ensure uninterrupted and unimpaired business operation without a Material Adverse Effect in the event of failure of their own or a third party's systems or equipment (including those of vendors, customers and suppliers) due to the Year 2000 Problem.

                  SECTION 4.05.  Properties.

                  (a) Property Generally. Each of the Borrower and its Subsidiaries has good title to, or valid leasehold interests in, all its real and personal property material to its business, subject only to Liens permitted by Section 7.02 and except for minor defects in title that do not interfere with its ability to conduct its business as currently conducted or to utilize such properties for their intended purposes.

                  (b) Intellectual Property. Each of the Borrower and its Subsidiaries owns, or is licensed to use, all trademarks, tradenames, copyrights, patents and other intellectual property material to its business, and the use thereof by the Borrower and its Subsidiaries does not infringe upon the rights of any other Person, except for any such infringements that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

                  SECTION 4.06.  Litigation and Environmental Matters.

                  (a) Actions, Suits and Proceedings. There are no actions, suits or proceedings by or before any arbitrator or Governmental Authority now pending against or, to the knowledge of the Borrower, threatened against or affecting the Borrower or any of its Subsidiaries (i) as to which there is a reasonable possibility of an adverse determination and that, if adversely determined, could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect (other than the Disclosed Matters) or (ii) that involve this Agreement or the Transactions.

                  (b) Environmental Matters. Except for the Disclosed Matters and except with respect to any other matters that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, neither the Borrower nor any of its Subsidiaries (i) has failed to comply with any Environmental Law or to obtain, maintain or comply with any permit, license or other approval required under any Environmental Law, (ii) has become subject to any Environmental Liability, (iii) has received notice of any claim with respect to any Environmental Liability or (iv) knows of any basis for any Environmental Liability.

                                 LOAN AGREEMENT


                  (c) Disclosed Matters. Since the date of this Agreement, there has been no change in the status of the Disclosed Matters that, individually or in the aggregate, has resulted in, or materially increased the likelihood of, a Material Adverse Effect.

                  SECTION 4.07. Compliance with Laws and Agreements. Each of the Borrower and its Subsidiaries is in compliance with all laws, regulations and orders of any Governmental Authority applicable to it or its property and all indentures, agreements, organizational documents and other instruments binding upon it or its property, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect. No Default has occurred and is continuing.

                  SECTION 4.08. Investment Company Status. Neither the Borrower nor any of its Subsidiaries is an "investment company" as defined in, or subject to regulation under, the Investment Company Act of 1940.

                  SECTION 4.09. Taxes. Each of the Borrower and its Subsidiaries has timely filed or caused to be filed all Tax returns, information statements and reports required to have been filed and has paid or caused to be paid all Taxes required to have been paid by it, except (a) Taxes that are being contested in good faith by appropriate proceedings and for which such Person has set aside on its books adequate reserves or (b) to the extent that the failure to do so could not reasonably be expected to result in a Material Adverse Effect.

                  SECTION 4.10. ERISA. No ERISA Event has occurred or is reasonably expected to occur that, when taken together with all other such ERISA Events for which liability is reasonably expected to occur, could reasonably be expected to result in a Material Adverse Effect. The present value of all accumulated benefit obligations under each Plan (based on the assumptions used for purposes of Statement of Financial Accounting Standards No. 87) did not, as of the date of the most recent financial statements reflecting such amounts, materially exceed the fair market value of the assets of such Plan, and the present value of all accumulated benefit obligations of all underfunded Plans (based on the assumptions used for purposes of Statement of Financial Accounting Standards No. 87) did not, as of the date of the most recent financial statements reflecting such amounts, materially exceed the fair market value of the assets of all such underfunded Plans.

                  SECTION 4.11. Disclosure. The Borrower has disclosed to the Lenders all agreements, instruments and corporate or other restrictions to which it or any of its Subsidiaries is subject, and all other matters known to it, that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect. None of the reports, financial statements, certificates or other information furnished by or on behalf of the Obligors to the Lender in connection with the negotiation of this Agreement and the other Loan Documents or delivered hereunder or thereunder (as modified or supplemented by other information so furnished) contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that, with respect to projected financial information, the Borrower represents only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time.

                                 LOAN AGREEMENT


                  SECTION 4.12. Use of Credit. Neither the Borrower nor any of its Subsidiaries is engaged principally, or as one of its important activities, in the business of extending credit for the purpose, whether immediate, incidental or ultimate, of buying or carrying Margin Stock, and no part of the proceeds of any Loan hereunder will be used to buy or carry any Margin Stock.

                  SECTION 4.13.  Material Agreements and Liens.

                  (a) Material Agreements. Part A of Schedule II is a complete and correct list (other than the Loan Documents) of each credit agreement, loan agreement, indenture, purchase agreement, guarantee, letter of credit or other arrangement providing for or otherwise relating to any Indebtedness or any extension of credit (or commitment for any extension of credit) to, or guarantee by, the Borrower or any of its Subsidiaries outstanding on the date hereof the aggregate principal or face amount of which equals or exceeds (or may equal or exceed) $100,000, and the aggregate principal or face amount outstanding or that may become outstanding under each such arrangement is correctly described in Part A of Schedule II.

                  (b) Liens. Part B of Schedule II is a complete and correct list of each Lien securing Indebtedness of any Person outstanding on the date hereof the aggregate principal or face amount of which equals or exceeds (or may equal or exceed) $100,000 and covering any property of the Borrower or any of its Subsidiaries, and the aggregate Indebtedness secured (or that may be secured) by each such Lien and the property covered by each such Lien is correctly described in Part B of Schedule II.

                  SECTION 4.14. Capitalization. The Borrower has heretofore delivered to the Lenders a true and complete copy of the Borrower LLC Agreement. The only members of the Borrower on the date hereof are the Members. The only members of each Subsidiary (other than Power Marketing) of the Borrower on the date hereof are the Borrower and the Members. The only members of Power Marketing on the date hereof are the borrower and NRG Marketing. The Sponsor directly owns 100% of the ownership interests of each Member. As of the date hereof, (x) there are no outstanding Equity Rights with respect to the Borrower and (y) there are no outstanding obligations of the Borrower or any of its Subsidiaries to repurchase, redeem, or otherwise acquire any membership or other equity interests in the Borrower nor are there any outstanding obligations of the Borrower or any of its Subsidiaries to make payments to any Person, such as "phantom stock" payments, where the amount thereof is calculated with reference to the fair market value or equity value of the Borrower or any of its Subsidiaries.

                  SECTION 4.15.  Subsidiaries and Investments.

                  (a) Subsidiaries. Set forth in Part A of Schedule VI is a complete and correct list of all of the Subsidiaries of the Borrower as of the date hereof. The Borrower directly owns 99% of the ownership interests of each Subsidiary. Except as disclosed in Part A of Schedule VI, (x) the Borrower owns, free and clear of Liens (other than Liens created pursuant to the Security Documents), and has the unencumbered right to vote, 99% of the ownership interests in each Person shown to be held by it in Part A of Schedule VI, and
(y) there are no outstanding Equity Rights with respect to such Person.

                                 LOAN AGREEMENT


                  (b) Investments. Set forth in Part B of Schedule VI is a complete and correct list of all Investments (other than Investments disclosed in Part A of Schedule VI and other than Investments of the types referred to in clauses (b), (c), (d), (e) and (f) of Section 7.04) held by the Borrower or any of its Subsidiaries in any Person on the date hereof and, for each such Investment, (x) the identity of the Person or Persons holding such Investment and (y) the nature of such Investment. Except as disclosed in Part B of Schedule VI, each of the Borrower and its Subsidiaries owns, free and clear of all Liens (other than Liens created pursuant to the Security Documents), all such Investments.

                  (c) Restrictions on Subsidiaries. None of the Subsidiaries of the Borrower is, on the date hereof, subject to any indenture, agreement, instrument or other arrangement of the type described in Section 7.07.

                  SECTION 4.16.  Utility Regulation.

                  (a) None of the Members, the Borrower, any Subsidiary nor any Operator is a "public utility company", an "electric utility company" or a "holding company" within the meaning of the Public Utility Holding Company Act of 1935, as amended ("PUHCA"), nor subject to regulation under PUHCA except pursuant to Section 9(a)(2) or Section 32 thereof.

                  (b) Each Subsidiary (other than Power Marketing) is an "exempt wholesale generator" under Section 32(a) of PUHCA. None of the Affiliates of the Subject Persons nor any of the Administrative Agents, the Collateral Agent or Lenders is or will be, solely as a result of the participation by such parties individually or as a group in the ownership of any of the Subject Persons or the Subject Persons' use or operation of each Facility and sale of power generated by any such the Facility, subject to regulation as a "public-utility company," an "electric utility company," a "holding company" or a "subsidiary company" or "affiliate" of any of the foregoing, under PUHCA. The representations in this clause (b) as they relate to a Subsidiary of the Borrower shall be deemed to be made with respect to such Subsidiary only on and after the date on which the Acquisition to which such Subsidiary is to be a party has been consummated.

                  (c) So long as each Subsidiary is an "exempt wholesale generator" under Section 32(a) of PUHCA, none of the Administrative Agents, the Collateral Agent or Lenders will solely by reason of the exercise of remedies under the Security Documents be subject to regulation as a "public-utility company," an "electric utility company," or a "holding company," or a "subsidiary company" or "affiliate" of any of the foregoing, under PUHCA; provided that (i) each Subsidiary remains the sole owner and operator of each Facility, within the meaning of Section 2(a)(3) of PUHCA, or (ii) the Administrative Agents, the Collateral Agent or Lenders assume ownership or operation of a Facility through a special purpose subsidiary that obtains a determination of "exempt wholesale generator" status.


                  ARTICLE V.  CONDITIONS PRECEDENT.

                  SECTION 5.01. Effective Date. The obligations of the Lenders to make Loans hereunder shall not become effective until the date on which the Administrative Agents shall have received each of the following documents, each of which shall be satisfactory to the

                                 LOAN AGREEMENT

Administrative Agents (and to the extent specified below, to each Lender) in form and substance (or such condition shall have been waived in accordance with Section 10.02):

                  (a) Executed Counterparts. From each party hereto either (i) a counterpart of this Agreement signed on behalf of such party or (ii) written evidence satisfactory to the Administrative Agents (which may include telecopy transmission of a signed signature page to this Agreement) that such party has signed a counterpart of this Agreement.

                  (b) Opinion of Counsel to the Obligors. Favorable written opinions (addressed to the Administrative Agents and the Lenders and dated the Effective Date) of James Bender, Esq., General Counsel of, and Dorsey & Whitney LLP, special counsel for, the Obligors, the Members and the Sponsor, in form and substance reasonably acceptable to the Administrative Agents and covering such other matters relating to the Borrower, this Agreement or the Transactions as the Required Lenders shall reasonably request (and each Obligor hereby instructs such counsel to deliver such opinion to the Lenders and the Administrative Agents).

                  (c) Opinion of Special New York Counsel to the Lenders. An opinion, dated the Effective Date, of Milbank, Tweed, Hadley & McCloy LLP, special New York counsel to the Lenders.

                  (d) Corporate Documents. Such documents and certificates as the Administrative Agents or their counsel may reasonably request relating to the organization, existence and good standing of each Obligor, each Member and the Sponsor, the authorization of the Transactions and any other legal matters relating to the Obligors, the Members and the Sponsor, this Agreement or the Transactions, all in form and substance satisfactory to the Administrative Agents and their counsel.

                  (e) Officer's Certificate. A certificate, dated the Effective Date and signed by a Financial Officer of the Borrower confirming compliance with the conditions set forth in clauses (j) and (k) of
         Section 5.02.

                  (f) Security Agreement. The Security Agreement, duly executed and delivered by the Borrower, the Subsidiary Guarantors and the Collateral Agent and the certificates identified under the name of the Borrower in Annex 1 thereto, in each case accompanied by undated stock powers executed in blank. In addition, each Obligor shall have taken such other action (including delivering to the Collateral Agent, for filing, appropriately completed and duly executed copies of Uniform Commercial Code financing statements) as the Collateral Agent shall have requested in order to perfect the security interests created pursuant to the Security Agreement.

                  (g) Pledge Agreement. The Pledge Agreement, duly executed and delivered by each Member and the Collateral Agent and the certificates identified under the name of such each such Member in Annex 1 thereto, in each case, accompanied by undated stock powers executed in blank. In addition, each Member shall have taken such other action (including delivering to the Collateral Agent, for filing, appropriately completed and duly executed copies of Uniform Commercial Code financing statements) as the Collateral

                                 LOAN AGREEMENT


         Agent shall have requested in order to perfect the security interests created pursuant to the Pledge Agreement.

                  (h) Transition Agreements. Certified copies of each Transition Agreement then in effect, in form and substance satisfactory to the Collateral Agent.

                  (i) Independent Engineer's Report. The Independent Engineer shall have delivered its final report to the Lenders in form and substance satisfactory in all respects to the Administrative Agents favorably reviewing (among other matters to be reviewed at the request of the Lenders as determined in their sole discretion) the technical feasibility of all engineering, design, capacity and operating specifications and arrangements and capital expenditure and operating cost estimates relating to the Facilities and environmental matters relating to the Facilities. In addition, if requested by the Required Lenders (through the Administrative Agents), the Borrower shall have completed (and delivered to each Lender) an environmental risk questionnaire in a form provided to the Borrower by the Administrative Agents (and containing such inquiries with respect to environmental matters as shall have been requested by any Lender, through the Administrative Agents, to be included in such questionnaire), and the responses to such questionnaire (and the underlying facts and circumstances shown thereby) shall be in form and substance satisfactory to each Lender.

                  (j) Power Marketing Report. The Independent Market Consultant shall have delivered its final report to the Lenders in form and substance satisfactory in all respects to the Administrative Agents.

                  (k) Insurance Report. The Independent Insurance Consultant shall have delivered its final report to the Lenders in form and substance satisfactory in all respects to the Administrative Agents.

                  (l) Other Information. Reports and documents of regarding information about litigation, tax, accounting, labor, insurance, pension liabilities (actual and contingent), real estate, leases, environmental matters, material contracts, debt agreements, property ownership, contingent liabilities and management of the Borrower and its subsidiaries including specific references to the Facilities.

                  (m) Equity Contribution Agreement. The Equity Contribution Agreement, duly executed and delivered by the Sponsor, each Member and the Administrative Agents pursuant to which the Sponsor shall have agreed to make capital contributions, subject to the terms and conditions thereof, to the Borrower, either directly or indirectly through the Members, in an aggregate amount of not less than $474,376,000.

                  (n) Fees and Taxes. (i) Evidence that all filing, recordation, subscription and inscription fees and all recording and other similar fees, and all recording, stamp and other taxes and other expenses related to such filings, registrations and recordings necessary for the consummation of the transactions contemplated by this Agreement and the other Basic Documents have been paid in full (to the extent the obligation to make such payment then exists) by or on behalf of the Borrower and (ii) the Paying Agent shall

                                 LOAN AGREEMENT


         have received all fees and other amounts due and payable on or prior to the Effective Date, including, to the extent invoiced, reimbursement or payment of all out-of-pocket expenses required to be reimbursed or paid by the Borrower hereunder.

                  (o) Debt Service Reserve Account. Evidence of the establishment of the Debt Service Reserve Account.

                  (p) PMI Security Agreement. The PMI Security Agreement, duly executed and delivered by NRG Marketing and the Collateral Agent and certificates identified under the name of NRG Marketing in Annex 1 thereto, in each case accompanied by undated stock powers executed in blank. In addition, NRG Marketing shall have taken such other action (including delivering to the Collateral Agent, for filing, appropriately completed and duly executed Copies of Uniform Commercial Code financing statements) as the Collateral Agent shall have requested in order to perfect the security interests created pursuant to the PMI Security Agreement.

                  (q) Base Case. The Base Case Financial Model for the Facilities prepared by the Borrower as of the Effective Date in form and substance satisfactory to each Lender (in consultation with the Independent Engineer) containing, without limitation, estimates of future operations and costs.

                  (r) Other Documents. Such other documents as the Administrative Agents or any Lender or special New York counsel to the Lenders may reasonably request.

                  SECTION 5.02. Conditions Precedent for each Term Loan. The obligation of each Lender to make a Loan of any Class (other than Revolving Loans to which this Section 5.02 shall not apply) on or after the Effective Date is subject to the satisfaction of the following conditions precedent:

                  (a) Governmental Approvals. Evidence that all Governmental Approvals and third party consents and approvals required in connection with the relevant Acquisition have been obtained and remain in effect, and that all applicable waiting periods (other than any Excluded Waiting Period) have expired without any action being taken by any competent authority which restricts, prevents or imposes materially adverse conditions upon such Acquisition.

                  (b) Acquisition Documents. Evidence that the relevant Acquisition shall have been (or shall be simultaneously) consummated in all material respects in accordance with the terms of its respective Acquisition Documents (except for any modifications, supplements or material waivers thereof, or written consents or determinations made by the parties thereto that shall be satisfactory to the Required Lenders), and the Administrative Agents shall have received a certificate of a Financial Officer of the Borrower to such effect and to the effect that attached thereto are true and complete copies of the documents delivered in connection with the closing of such Acquisition pursuant to the relevant Acquisition Documents. In addition, the Administrative Agents shall have received copies of the legal opinions delivered to the Borrower or its relevant Subsidiary in connection with such Acquisition.

                                 LOAN AGREEMENT


                  (c) Insurance. Certificates of insurance evidencing the existence of all insurance required to be maintained by the Borrower and its Subsidiaries pursuant to Section 6.05 in respect of the Facility that is the subject of the relevant Acquisition, such certificates to be in such form and contain such information as is specified in Section 6.05. The Borrower shall have delivered a certificate of a Financial Officer of the Borrower setting forth the insurance obtained by it in accordance with the requirements of Section
         6.05 and stating that (i) such insurance is in full force and effect and (ii) all premiums then due and payable thereon have been paid.

                  (d) Sponsor Credit Rating. The Administrative Agents shall have received a certificate of a treasurer of the Sponsor to the effect that, immediately prior to giving effect to such Borrowing, the long-term unsecured Indebtedness of the Sponsor is rated Baa3 or better by Moody's and BBB- or better by S&P.

                  (e) Equity Contribution. Evidence that the Sponsor shall have contributed cash equity to the Borrower indirectly through the Members in an amount in respect of such Acquisition of not less than the amount specified therefor in Section 2.01 of the Equity Contribution Agreement.

                  (f) Available Funds for Future Acquisitions. Evidence that, immediately after giving effect to such Acquisition and the borrowing of Loans hereunder and capital contributions to the Borrower under the Equity Contribution Agreement, in each case in respect of such Acquisition, the unutilized Commitments hereunder when added to the amounts available to the Borrower under the Equity Contribution Agreement are sufficient to finance (i) the purchase price of all remaining Acquisitions to be made by the Borrower and its Subsidiaries,
         (ii) the projected working capital needs with respect to the operation and maintenance of the Facilities which are the subject of such remaining Acquisitions and (iii) the funding of the Debt Service Reserve Account required to be made in connection with each Borrowing of a Loan in connection with such remaining Acquisitions.

                  (g) Tranche C and Tranche D Loans. In the case of a Borrowing of a Tranche C Loan or Tranche D Loan only, the Borrower shall have (or contemporaneously with the Borrowing of such Loan, will Borrow) Borrowed Tranche A Loans and/or Tranche B Loans.

                  (h) Regulatory Matters. The Administrative Agents shall have received an Officer's Certificate of the Borrower, in form and substance acceptable to the Administrative Agents, confirming (i) that the relevant Subsidiary is an "exempt wholesale generator" under
         Section 32(a) of PUHCA, (ii) that none of such Subsidiary's Affiliates is or will be, solely as a result of the participation by such parties individually or as a group in the ownership of such Subsidiary and such Subsidiary's use or operation of the relevant Facility, subject to regulation as a "public-utility company," an "electric utility company," a "holding company" or a "subsidiary company" or "affiliate" of any of the foregoing, under PUHCA (collectively, a "PUHCA Entity"),
         (iii) none of the Administrative Agents or the Lenders is or will be, solely as a result of such Subsidiary's or the relevant OPERATOR'S use or operation of the relevant Facility, subject to

                                 LOAN AGREEMENT


         regulation as a PUHCA Entity and (iv) none of the Administrative Agents or the Lenders will, solely by reason of the exercise of the remedies under the Security Documents, be subject to regulation as a PUHCA Entity; provided, that (i) such Subsidiary remains the sole owner and operator of such Facility, within the meaning of Section 2(a)(3) of PUHCA, or (ii) the Administrative Agents, the Collateral Agent or Lenders assume ownership or operation of such Facility through a special purpose subsidiary that obtains a determination of "exempt wholesale generator" status. In the case of the Con Ed Acquisition and the Dunkirk/Huntley Acquisition respectively, the Borrower will deliver such a certificate in respect of each Subsidiary party to the relevant Acquisition as an acquiror.

                  (i) Opinion of Counsel. A favorable written opinion (addressed to the Administrative Agents and the Lenders and dated the date of such
         Loan) of counsel for the Obligors, in form and substance reasonably acceptable to the Administrative Agents, and covering such other matters relating to such Acquisition as the Required Lenders shall reasonably request (and each Obligor hereby instructs such counsel to deliver such opinion to the Lenders and the Administrative Agents).

                  (j) Representations and Warranties. The representations and warranties of the Borrower set forth in this Agreement, and of each Obligor in each of the Loan Documents to which such Obligor is a party, shall be true and correct on and as of the date of such Borrowing.

                  (k) No Defaults. At the time of and immediately after giving effect to such Borrowing, no Default shall have occurred and be continuing.

                  (l) Debt Service Reserve Account. Evidence that the Borrower shall have deposited or caused to be deposited in the Debt Service Reserve Account an amount (including Permitted Investments and amounts available under Debt Service Support Instruments delivered to the Collateral Agent) equal to or greater than the Debt Service Reserve Amount applicable to the relevant Acquisition.

                  (m) Project Documents. Certified copies of each Project Document (other than the Acquisition Documents and those Transition Agreements delivered on the Effective Date) relating to the operation and maintenance of the Facility that is the subject of such Acquisition, each in form and substance satisfactory to each Lender.

                  (n) Pro Formas. A copy of an estimated pro forma balance sheet of the Borrower, certified by a Financial Officer of the Borrower as of the date of the relevant Acquisition, giving effect to such Acquisition, the extension of credit hereunder in respect of such Acquisition and the other transactions contemplated hereby in respect of such Acquisition and showing a financial condition of the Borrower in substance reasonably satisfactory to the Required Lenders.

                  (o) Solvency Certificates. The Administrative Agents shall have received a certificate from a Financial Officer of each of the Borrower, the Subsidiary party to the relevant Acquisition and each other Subsidiary party to an Acquisition that was (or is to

                                 LOAN AGREEMENT


         be) consummated on or before the date of the relevant Acquisition certifying that (x) as of the date of such Loan and after giving effect to such Loan to be made on such date and to the other transactions contemplated hereby to be consummated on such date (including any Intercompany Loans to be made by the Borrower to any such Subsidiary with the proceeds of such Loan), (i) the aggregate value of all properties of the Borrower or such Subsidiary, as the case may be, at their present fair saleable value (i.e., the amount that may be realized within a reasonable time, considered to be six months to one year, either through collection or sale at the regular market value, conceiving the latter as the amount that could be obtained for the property in question within such period by a capable and diligent businessman from an interested buyer who is willing to purchase under ordinary selling conditions), exceeds the amount of all the debts and liabilities (including contingent, subordinated, unmatured and unliquidated liabilities) of the Borrower or such Subsidiary, as the case may be, (ii) the Borrower or such Subsidiary, as the case may be, will not have an unreasonably small capital with which to conduct its business operations as heretofore conducted and (iii) the Borrower or such Subsidiary, as the case may be, will have sufficient cash flow to enable it to pay its debts as they mature and (y) the financial projections and underlying assumptions contained in such analyses were at the time made, and on the date of such Loan, are, fair and reasonable and accurately computed.

                  (p) Intercompany Notes. The Subsidiary of the Borrower party to the relevant Acquisition as acquirer shall have executed and delivered an Intercompany Note to the Borrower evidencing the Intercompany Loan made by the Borrower with the proceeds of a Loan hereunder. In addition, the Borrower shall have delivered to the Collateral Agent such Intercompany Note accompanied by undated note powers executed in blank.

                  (q) Guarantee Effectiveness Certificate. A Financial Officer of the Borrower shall have delivered to each Agent and each Lender a Guarantee Effectiveness Certificate in respect of the obligations under
         Article III of the Subsidiary of the Borrower party to the relevant Acquisition as acquirer.

                  (r) Somerset Acquisition. In the case of the borrowing of Tranche C Loans only, Somerset Power shall be a subsidiary of the borrower, the borrower shall directly own at least 99% of the ownership interests in Somerset Power and all requirements under Section 6.10 with respect to the acquisition of Somerset Power by the Borrower shall have been (or shall be simultaneously) satisfied.

Each Borrowing shall be deemed to constitute a representation and warranty by the Borrower on the date thereof as to the matters specified in clauses (j) and
(k) above.

                  SECTION 5.03. Conditions Precedent for each Revolving Loan. The obligation of each Lender to make a Revolving Loan on or after the Effective Date is subject to the satisfaction of the following conditions precedent:

                  (a) Representations and Warranties. The representations and warranties of the Borrower set forth in this Agreement, and of each Obligor in each of the Loan

                                 LOAN AGREEMENT



         Documents to which such Obligor is a party, shall be true and correct on and as of the date of such Borrowing.

                  (b) No Defaults. At the time of and immediately after giving effect to such Borrowing, no Default shall have occurred and be continuing.

                  (c) Available Revolver Amount. Immediately after giving effect to such Borrowing, the aggregate outstanding principal amount of the Revolving Loans of all Lenders will be equal to or less than the Available Revolver Amount (determined as at the date of such Borrowing).

Each Borrowing shall be deemed to constitute a representation and warranty by the Borrower on the date thereof as to the matters specified in clauses (a), (b) and (c) above.


                  ARTICLE VI.  AFFIRMATIVE COVENANTS.

                  Until the Commitments have expired or been terminated and the principal of and interest on each Loan and all fees and expenses payable hereunder shall have been paid in full, the Borrower covenants and agrees with the Lenders that:

                  SECTION 6.01. Financial Statements and Other Information. The Borrower will furnish to the Administrative Agents and each Lender:

                  (a) within 90 days after the end of each fiscal year of the Borrower, the audited consolidated balance sheet and related statements of operations, members' equity and cash flows of the Borrower and its Subsidiaries as of the end of and for such year, setting forth in each case in comparative form the figures for the previous fiscal year, all reported on by PriceWaterhouse Coopers or other independent public accountants of recognized national standing (without a "going concern" or like qualification or exception and without any qualification or exception as to the scope of such audit) to the effect that such consolidated financial statements present fairly in all material respects the financial condition and results of operations of the Borrower and its Subsidiaries on a consolidated basis in accordance with GAAP consistently applied;

                  (b) within 45 days after the end of each of the first three fiscal quarters of each fiscal year of the Borrower, the consolidated balance sheet and related statements of operations, members' equity and cash flows of the Borrower and its Subsidiaries as of the end of and for such fiscal quarter and the then elapsed portion of the fiscal year, setting forth in each case in comparative form the figures for (or, in the case of the balance sheet, as of the end of) the corresponding period or periods of the previous fiscal year, all certified by a Financial Officer of the Borrower as presenting fairly in all material respects the financial condition and results of operations of the Borrower and its Subsidiaries on a consolidated basis in accordance with GAAP consistently applied, subject to normal year-end audit adjustments and the absence of footnotes;

                  (c) concurrently with any delivery of financial statements under clause (a) or (b) of this Section, a certificate of a Financial Officer of the Borrower (i) certifying as to

                                 LOAN AGREEMENT


         whether a Default has occurred and, if a Default has occurred, specifying the details thereof and any action taken or proposed to be taken with respect thereto, (ii) setting forth reasonably detailed calculations demonstrating compliance with Sections 7.01, 7.05 and 7.09 and (iii) stating whether any change in GAAP or in the application thereof has occurred since the date of the audited financial statements referred to in Section 4.04 and, if any such change has occurred, specifying the effect of such change on the financial statements accompanying such certificate;

                  (d) concurrently with any delivery of financial statements under clause (a) of this Section, a certificate of the accounting firm that reported on such financial statements stating whether they obtained knowledge during the course of their examination of such financial statements of Defaults under Section 7.01, 7.05 or 7.09 or under clause (g) or (k) of Article VIII (which certificate may be limited to the extent required by accounting rules or guidelines);

                  (e) promptly after the same become publicly available, copies of all periodic and other reports, proxy statements and other materials filed by the Borrower or any of its Subsidiaries with the Securities and Exchange Commission, or any Governmental Authority succeeding to any or all of the functions of said Commission, or with any national securities exchange, or distributed by the Borrower to its members generally, as the case may be; and

                  (f) promptly following any request therefor, such other information regarding the operations, business affairs and financial condition of the Borrower or any of its Subsidiaries, or compliance with the terms of this Agreement and the other Loan Documents, as the Administrative Agents or any Lender (through the Administrative Agents) may reasonably request.

                  SECTION 6.02. Notices of Material Events. The Borrower will furnish to the Administrative Agents and each Lender, promptly upon becoming aware thereof, written notice of the following:

                  (a)  the occurrence of any Default;

                  (b) the filing or commencement of any action, suit or proceeding by or before any arbitrator or Governmental Authority against or affecting the Borrower or any of its Affiliates or any Facility that, if adversely determined, could reasonably be expected to result in a Material Adverse Effect;

                  (c) the occurrence of any ERISA Event that, alone or together with any other ERISA Events that have occurred, could reasonably be expected to result in liability of the Borrower and its Subsidiaries in an aggregate amount that could reasonably be expected to have a Material Adverse Effect;

                  (d) the assertion of any environmental matter by any Person against, or with respect to the activities of, the Borrower or any of its Subsidiaries and any alleged violation of or non-compliance with any Environmental Laws or any permits, licenses or authorizations, other than any environmental matter or alleged violation that, if adversely
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                                 LOAN AGREEMENT


         determined, would not (either individually or in the aggregate) have a Material Adverse Effect; and

                  (e) any other development that results in, or could reasonably be expected to result in, a Material Adverse Effect.

Each notice delivered under this Section shall be accompanied by a statement of a Financial Officer of the Borrower setting forth the details of the event or development requiring such notice and any action taken or proposed to be taken with respect thereto.

                  SECTION 6.03. Existence; Conduct of Business. The Borrower will, and will cause each of its Subsidiaries to, do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence and the rights, licenses, permits, privileges and franchises material to the conduct of its business; provided that the foregoing shall not prohibit any merger, consolidation, liquidation or dissolution permitted under Section 7.03.

                  SECTION 6.04. Payment of Obligations. The Borrower will, and will cause each of its Subsidiaries to, pay its obligations, including Tax liabilities, that, if not paid, could result in a Material Adverse Effect before the same shall become delinquent or in default, except where (a) the validity or amount thereof is being contested in good faith by appropriate proceedings, (b) the Borrower or such Subsidiary has set aside on its books adequate reserves with respect thereto in accordance with GAAP and (c) the failure to make payment pending such contest could not reasonably be expected to result in a Material Adverse Effect.

                  SECTION 6.05.  Maintenance of Properties; Insurance.

                  (a) The Borrower will, and will cause each of its Subsidiaries to, (i) keep and maintain all property material to the conduct of its business in good working order and condition, ordinary wear and tear excepted, and (ii) maintain, with financially sound and reputable insurance companies, insurance with respect to each Facility in such amounts and against such risks as are customarily maintained by companies engaged in the same or similar businesses operating in the same or similar locations. The Borrower will maintain and will cause its Subsidiaries to maintain in any event insurance with respect to each Facility the insurance coverage set forth for such Facility on the attached
Schedule VIII.

                  (b) Subject to Section 7.09, the Borrower will provide funds to each of its Subsidiaries at such times and in such amounts so as to enable each of its Subsidiaries to pay all Operating Expenses incurred by each such Subsidiary on or before the date such Operating Expenses become due and payable. If, on the last Business Day of each calendar month, the funds available to the Borrower exceed the amount equal to the aggregate amount of Operating Expenses of the Borrower and its Subsidiaries then due and payable plus Operating Expenses of the Borrower and its Subsidiaries reasonably anticipated to become due and payable during the following calendar month, then, on or before the third Business Day of such following calendar month, the Borrower shall deposit into the Debt Service Reserve Account an amount equal to the lesser of (i) the Debt Service Reserve Shortfall, if any, determined as at the last Business Day of a calendar month and (ii) the amount of such excess. The Borrower will take all reasonable steps necessary to ensure that the aggregate amount of funds held by each Subsidiary, as at any date,

                                 LOAN AGREEMENT


does not exceed an amount equal to the Operating Expenses of such Subsidiary then due and payable plus Operating Expenses of such Subsidiary reasonably anticipated to become due and payable within the next thirty days.

                  SECTION 6.06. Books and Records; Inspection Rights. The Borrower will, and will cause each of its Subsidiaries to, keep proper books of record and account in which full, true and correct entries are made of all dealings and transactions in relation to its business and activities. The Borrower will, and will cause each of its Subsidiaries to, permit any representatives designated by the Administrative Agents, upon reasonable prior notice, to visit and inspect its properties, to examine and make extracts from its books and records, and to discuss its affairs, finances and condition with its officers and independent accountants, all at such reasonable times and as often as reasonably requested, subject to Section 10.12(b) hereof.

                  SECTION 6.07. Compliance with Laws and Contractual Obligations. The Borrower will, and will cause each of its Subsidiaries to, comply with all laws, rules, regulations and orders of any Governmental Authority (including Environmental Laws and ERISA matters), and all contractual obligations applicable to it or its property, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

                  SECTION 6.08. Use of Proceeds. The Borrower will use the proceeds of Loans incurred by it and Equity Contributions made to it under the Equity Contribution Agreement solely to (i) fund the Debt Service Reserve Account, (ii) in the case of Revolving Loans only, provide working capital for the Borrower and its Subsidiaries and (iii) make Intercompany Loans to the Subsidiary Guarantors. The Borrower will use the proceeds of Loans (other than Revolving Loans) of each Class to make Intercompany Loans in the following manner (a) the proceeds of Tranche A Loans will be used solely to make Intercompany Loans to Dunkirk Power and Huntley Power to be used solely either
(i) if the Dunkirk/Huntley Acquisition is completed prior to the date of initial disbursement of Tranche A Loans and the purchase price thereunder is funded by the Dunkirk/Huntley Equity Contribution, to make a distribution to the Borrower to fund the Dunkirk/Huntley Distribution or (ii) in all other events, to finance a portion of the acquisition price in respect of the Dunkirk/Huntley Acquisition, (b) the proceeds of Tranche B Loans will be used solely to make Intercompany Loans to Astoria Power and Arthur Kill Power to be used solely to finance a portion of the acquisition price in respect of the Con Ed Acquisition,
(c) the proceeds of Tranche C Loans will be used solely to make Intercompany Loans to Somerset Power to be used solely to make the Somerset Distribution and
(d) the proceeds of Tranche D Loans will be used solely to make Intercompany Loans to Oswego Harbor Power to be used solely to finance a portion of the acquisition price in respect of the Oswego Acquisition. Each Subsidiary Guarantor will use the proceeds of the Intercompany Loans (and of all other loans and advances received by it from the Borrower) solely to finance the acquisition price of the Acquisition to which it is a party.

                  SECTION 6.09. Rating of Index Debt. The Borrower shall take such actions as may be reasonably necessary to request and pursue the Index Debt to be rated by each of Moody's and S&P within 150 days after the date hereof; provided that the Borrower's obligation under this Section 6.09 is only to request and pursue such a rating of the Index Debt and the

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                                 LOAN AGREEMENT


inability of the Borrower to obtain such a rating by such 150th day shall not, by itself, constitute non-compliance with this Section 6.09.

                  SECTION 6.10.  Certain Obligations Respecting Subsidiaries.

                  (a) Subsidiary Guarantors. The Borrower will take such action, and will cause each of its Subsidiaries to take such action, from time to time as shall be necessary to ensure that all Subsidiaries of the Borrower are "Subsidiary Guarantors" hereunder. Without limiting the generality of the foregoing, in the event that the Borrower or any of its Subsidiaries shall form or acquire any new Subsidiary that shall constitute a Subsidiary hereunder, the Borrower and its Subsidiaries will cause such new Subsidiary to

                  (i) become a "Subsidiary Guarantor" hereunder, and an "Obligor" under the Security Agreement pursuant to a Guarantee Assumption Agreement;

                  (ii) cause such Subsidiary to take such action (including delivering such membership interests or other ownership interests, executing and delivering such Uniform Commercial Code financing statements) as shall be necessary to create and perfect valid and enforceable first priority Liens on substantially all of the personal property of such new Subsidiary on which a Lien is required to be created pursuant to the Security Agreement as collateral security for the obligations of such new Subsidiary hereunder; and

                  (iii) deliver such proof of corporate action, incumbency of officers, opinions of counsel and other documents as is consistent with those delivered by each Obligor pursuant to Section 5.01 on the Effective Date or as the Administrative Agents shall have requested.

                  (b) Ownership of Subsidiaries. The Borrower will, and will cause each of its Subsidiaries to, take such action from time to time as shall be necessary to ensure that the ownership interest of the Borrower in each of its Subsidiaries shall not fall below 99%. In the event that any additional membership interests shall be issued by any Subsidiary, the respective Obligor agrees forthwith to deliver to the Collateral Agent pursuant to the Security Agreement the certificates evidencing such membership interests, accompanied by undated stock powers executed in blank and to take such other action as the Collateral Agent shall request to perfect the security interest created therein pursuant to the Security Agreement.

                  SECTION 6.11.  Casualty Events.

                  (a) The Borrower will, and will cause its Subsidiaries to, apply all Loss Proceeds to either (i) so long as an Event of Default shall not have occurred and be continuing, if the aggregate amount of Loss Proceeds for a single Casualty Event or related series of Casualty Events is equal to or less than $100,000,000 to Restore the Affected Property in compliance with this
Section 6.11 or (ii) if an Event of Default shall have occurred and is continuing or the aggregate amount of Loss Proceeds for a single Casualty Event or related series of Casualty Events is greater than $100,000,000, to prepay the Loans and/or reduce the Commitments in compliance with Section 2.08(b)(i) within 30 days of receipt of such Loss Proceeds unless the Required Lenders otherwise agree in writing.

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                                 LOAN AGREEMENT


                  (b) If the aggregate amount of Loss Proceeds for a single Casualty Event or related series of Casualty Events is greater than or equal to $25,000,000 but less than or equal to $100,000,000, the Borrower shall, not later than 45 days after receipt of all or any portion of such proceeds, deliver to the Administrative Agents and each Lender a restoration plan setting forth the sources and uses of funds (including such Loss Proceeds and any other amounts of committed funds available to the Borrower) which demonstrates the adequacy of available funds to Restore the Affected Property and to pay all other expenses under the Loan Documents during the period of time that, in the opinion of the Independent Engineer, is required to restore the Affected Property. If within 30 days after receipt of any such restoration plan (which 30-day period may be extended by up to 30 days upon the request of the Required Lenders prior to the expiration of the initial 30-day period) the Required Lenders (in consultation with the Independent Engineer) have not approved such restoration plan, then the Borrower will apply such proceeds to prepay the Loans and/or reduce the Commitments pursuant to Section 2.08(b)(i) within five days after the expiration of such period. Without limiting the obligation of the Borrower under clause (a) of this Section 6.11 to Restore, or cause its Subsidiaries to Restore, the Affected Property, the requirements of this clause
(b) shall not apply where the amount of Loss Proceeds for a single Casualty Event or related Series of Casualty Events is less than $25,000,000.

                  SECTION 6.12. EWG Status. The Borrower will take, or cause to be taken, all action required to maintain its and its Subsidiaries (other than Power Marketing), status as an "exempt wholesale generator" under Section 32(a) of PUHCA. The Borrower will take, or cause to be taken, all action required to cause each Operator and NRG Operations to maintain its status as an "exempt wholesale generator" under Section 32(a) of PUHCA.

                  SECTION 6.13.  Debt Service Reserve Account.

                  (a) Creating the Account. The Collateral Agent hereby establishes and creates on its own books a special, irrevocable collateral account (the "Debt Service Reserve Account") which shall be maintained at all times until the termination of this Agreement. All amounts from time to time held in the Debt Service Reserve Account shall be held (i) in the name of the Collateral Agent for the benefit of the Lenders and (ii) under the exclusive dominion and control of the Collateral Agent. Except as expressly provided in this Agreement, neither the Borrower nor any other Obligor shall have any right to withdraw funds from the Debt Service Reserve Account. All amounts on deposit in the Debt Service Reserve Account and all Permitted Investments held therein shall constitute a part of the Collateral and shall not constitute payment of any Senior Debt until applied as provided in this Agreement. The Borrower hereby irrevocably authorizes the Collateral Agent to withdraw funds from the Debt Service Reserve Account in accordance with this Section 6.13.

                  (b) Funding of the Account. The Borrower shall deposit cash, Permitted Investments, one or more Debt Service Reserve Support Instruments or any combination thereof into the Debt Service Reserve Account in the amount and by the time required in connection with the initial Borrowing of Loans of each Class (other than Revolving Loans) as contemplated in Section 5.02(l) and otherwise in the amounts and at the times specified in Section 6.05(b). In the event that at any time the Borrower caused to be delivered to the Collateral Agent, one or more Debt Service Reserve Guarantees, and thereafter Collateral Agent is entitled or required to

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                                 LOAN AGREEMENT


make withdrawals from the Debt Service Reserve Account pursuant to clause (i) or
(ii) of this Section 6.13, then the Borrower shall be required to deposit with the Collateral Agent for credit to the Debt Service Reserve Account, an amount equal to the lesser of (x) the amount which the Collateral Agent is so entitled or required to withdraw less any amount of any Debt Service Reserve Letters of Credit then credited to the Debt Service Reserve Account and (y) the amount of Guaranteed Obligations (as defined in the Debt Service Reserve Guarantees) then available to be demanded under all such Debt Service Reserve Guarantees then held by the Collateral Agent.

                  (c) Withdrawals from the Account.

                  (i) The Borrower may direct the withdrawal of funds from the Debt Service Reserve Account to the extent that no other funds are available to it to pay principal or interest on the Loans or fees in respect of the Commitments that are due on the date of such withdrawal (each, a "Withdrawal Date"). For each withdrawal from the Debt Service Reserve Account pursuant to this Section 6.13(c), the Borrower shall deliver to the Administrative Agents and the Collateral Agent, no less than two Business Days prior to the relevant Withdrawal Date, a certificate (each, a "Withdrawal Certificate") of a Financial Officer stating that the funds available to it to pay the aggregate amount of such principal, interest and fees due and payable on the Withdrawal Date are insufficient to pay such amounts and setting out the relevant Withdrawal Date and the amount to be withdrawn. On each Withdrawal Date, Collateral Agent shall transfer from the Debt Service Reserve Account, to the extent funds are available therein, to the Lenders (through the Paying Agent) the amount specified in the relevant Withdrawal Certificate.

                  (ii) If on any date on which principal or interest on the Loans or fees in respect of the Commitments are due and payable the Paying Agent shall have received from or on behalf of the Borrower funds that are insufficient to pay the aggregate amount of such principal, interest and fees in full, then, upon notice thereof by the Paying Agent to the Collateral Agent specifying the amount of such insufficiency, the Collateral Agent shall transfer from the Debt Service Reserve Account, to the extent funds are available therein, to the Lenders (through the Paying Agent) an amount equal to such insufficiency.

                  (iii) If on any date on or prior to the Maturity Date on which Collateral Agent is required to make withdrawals from the Debt Service Reserve Account pursuant to the foregoing clauses (i) or (ii) the funds on deposit in the Debt Service Reserve Account are insufficient to make such withdrawals, the Collateral Agent shall draw on or demand payment under any Debt Service Reserve Support Instrument then in its possession in an amount equal, when added to all amounts paid under each other Debt Service Reserve Support Instrument on such date, to such insufficiency.

                  (iv) Unless the Administrative Agents shall have notified the Collateral Agent that an Event of Default shall have occurred and is continuing or would result therefrom, if on the last Business Day of any calendar month, the credit balance of the Debt Service Reserve Account exceeds the Debt Service Reserve Requirement, then upon the written request of the Borrower delivered to the Administrative Agent and the Collateral Agent no less than two Business Days prior to the such last Business Day, the Collateral Agent

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                                 LOAN AGREEMENT


         shall transfer from the Debt Service Reserve Account to the Borrower an amount equal to such excess in accordance with the instructions specified therefor in such request.

                  (d) Investment of Balance in Account. The cash balance standing to the credit of the Debt Service Reserve Account shall be invested from time to time in such Permitted Investments as the Borrower (or, after the occurrence and during the continuance of a Default, the Collateral Agent) shall determine, which Permitted Investments shall be held in the name and be under the control of the Collateral Agent; provided that at any time after the occurrence and during the continuance of an Event of Default, the Collateral Agent may (and, if instructed by the Required Lenders, shall) in its (or their) discretion at any time and from time to time elect to liquidate any such Permitted Investments (in an amount necessary to cure such Event of Default) and apply or cause to be applied the proceeds thereof to the payment of the Secured Obligations in respect of principal and interest on the Loans and fees in respect of the Commitments in the manner specified in Section 5.09 of the Security Agreement.

                  (e)  Debt Service Support Instruments.

                  (i) At any time after the Effective Date, the Borrower may deliver to the Collateral Agent a Debt Service Support Instrument in an aggregate amount available to be drawn or demanded thereunder equal to all or a portion of the Debt Service Reserve Requirement. At any time upon or after delivery of a Debt Service Reserve Support Instrument, the Borrower may deliver to the Collateral Agent a certificate (a "Reduction Certificate") setting out the Borrower's calculation of the excess of (x) the aggregate amount of cash and Permitted Investments on deposit in the Debt Service Reserve Account plus the aggregate amount then available to be drawn under all Debt Service Support Instruments theretofore delivered to the Collateral Agent over (y) the Debt Service Reserve Requirement. The Collateral Agent shall, in accordance with the instructions specified therefor in such request, transfer from the Debt Service Reserve Account to the Borrower cash or Permitted Investments or reduce the amount available to be drawn on or demanded under such Debt Service Support Instrument(s) in an amount equal to such excess.

                  (ii) In the event that at any time prior to the Maturity Date the issuing bank in respect of any Debt Service Reserve Letter of Credit fails to qualify as an Acceptable Bank the Borrower shall cause all Debt Service Reserve Letters of Credit issued by such issuing bank to be replaced by another Debt Service Reserve Support Instrument or cash deposit in an amount at least equal to the available face amount of the Debt Service Reserve Letter(s) of Credit being replaced. If such Debt Service Reserve Letter of Credit is not so replaced within fifteen
         (15) days of notice by the Collateral Agent to the Borrower of the failure of such issuing bank to qualify as an Acceptable Bank, then in each case, the Collateral Agent may (and if so directed by the Required Lenders shall) draw on the full available face amount of such Debt Service Reserve Letter of Credit in accordance with the terms thereof and deposit the proceeds of such draw into the Debt Service Reserve Account.

                  (iii) In the event that at any time prior to the Maturity Date the guarantor under any Debt Service Reserve Guarantee fails to qualify as an Acceptable Guarantor, the

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                                 LOAN AGREEMENT


         Borrower shall cause the Debt Service Reserve Guarantee of such Person to be replaced by another Debt Service Reserve Support Instrument or cash deposit in an amount at least equal to the amount guaranteed under the Debt Service Reserve Guarantee being replaced. If such Debt Service Reserve Guarantee is not so replaced within fifteen (15) days of notice by the Collateral Agent to the Borrower of the failure of such Person to qualify as an Acceptable Guarantor, then in each case, the Collateral Agent may (and if so directed by the Required Lenders shall) draw on the full amount guaranteed under such Debt Service Reserve Guarantee in accordance with the terms thereof and deposit the proceeds of such draw into the Debt Service Reserve Account.

                  (f) The amount on deposit in the Debt Service Reserve Account at any time shall be deemed to be equal to the aggregate amount of cash on deposit therein at such time, plus the aggregate fair market value of all Permitted Investments on deposit therein at such time, plus the amount available to be drawn or demanded under all Debt Service Reserve Instruments held by the Collateral Agent at such time.


                  ARTICLE VII.  NEGATIVE COVENANTS.

                  Until the Commitments have expired or terminated and the principal of and interest on each Loan and all fees payable hereunder have been paid in full, the Borrower covenants and agrees with the Lenders that:

          SECTION 7.01. Indebtedness. The Borrower will not, nor will it permit any of its Subsidiaries to, create, incur, assume or permit to exist any Indebtedness, except:

                  (a)  Indebtedness created hereunder;

                  (b) Indebtedness of any Subsidiary to the Borrower (including Indebtedness of a Subsidiary in respect of Intercompany Loans);

                  (c) Guarantees by any Subsidiary of Indebtedness of the Borrower; AND

                  (d) Until and including the date of the of the initial borrowing of the Tranche C Loans, unsecured indebtedness of the Borrower in respect of the Somerset Notes in an aggregate principal amount at any time outstanding not exceeding $54,202,500 so long as such indebtedness is expressly made subordinated and subject in right of payment to the prior payment in full of the principal of and interest on the loans and all other amounts from time to time owing to the Lenders hereunder other than payment on such indebtedness funded with the proceeds of the Somerset distribution or an equity contribution (as defined in the Equity Contribution Agreement).

                  SECTION 7.02. Liens. The Borrower will not, nor will it permit any of its Subsidiaries to, create, incur, assume or permit to exist any Lien on any property or asset now owned or hereafter acquired by it, or assign or sell any income or revenues (including accounts receivable) or rights in respect of any thereof, except Permitted Encumbrances.

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                                 LOAN AGREEMENT


                  SECTION 7.03.  Fundamental Changes.

                  (a) Mergers, Consolidations, Disposal of Assets, Etc. The Borrower will not, nor will it permit any of its Subsidiaries to, merge into or consolidate with any other Person, or permit any other Person to merge into or consolidate with it, or sell, transfer, lease or otherwise dispose of (in one transaction or in a series of transactions) all or any substantial part of its assets, or all or substantially all of the stock of any of its Subsidiaries (in each case, whether now owned or hereafter acquired), or liquidate or dissolve, except that, if at the time thereof and immediately after giving effect thereto no Default shall have occurred and be continuing (i) any Subsidiary may merge into the Borrower in a transaction in which the Borrower is the surviving corporation, (ii) any Subsidiary may merge into any Subsidiary in a transaction in which the surviving entity is a Subsidiary, (iii) any Subsidiary may sell, transfer, lease or otherwise dispose of its assets to the Borrower or to another Subsidiary and (iv) any Subsidiary may liquidate or dissolve if the Borrower determines in good faith that such liquidation or dissolution is in the best interests of the Borrower and is not materially disadvantageous to the Lenders.

                  (b) Lines of Business. The Borrower will not, nor will it permit any of its Subsidiaries to, engage to any material extent in any business other than (i) in the case of the Borrower, the ownership of the Subsidiaries,
(ii) in the case of the Subsidiaries of the Borrower other than Power Marketing, the consummation of the Acquisitions and the ownership, operation and use of its respective Facility as contemplated by the Project Documents to which it is a party and (iii) in the case of NRG Marketing, such activities to be engaged in by it as contemplated by the Power Sales Agreement.

                  SECTION 7.04. Investments. The Borrower will not, nor will it permit any of its Subsidiaries to, make or permit to remain outstanding any Investments except:

                  (a) Investments outstanding on the date hereof and identified in Part B of Schedule VI;

                  (b)  operating deposit accounts with banks;

                  (c)  Permitted Investments;

                  (d) Investments by the Borrower and its Subsidiaries in the Borrower and its Subsidiaries (including Investments by the Borrower in Intercompany Loans);

                  (e) Hedging Agreements entered into in the ordinary course of the Borrower's financial planning and not for speculative purposes;

                  (f) Investments consisting of security deposits with utilities and other like Persons made in the ordinary course of business; and

                  (g) additional Investments up to but not exceeding $10,000,000 in the aggregate.

For purposes of clause (g) of this Section, the aggregate amount of an Investment at any time shall be deemed to be equal to (A) the aggregate amount of cash, together with the aggregate fair market value of property, loaned, advanced, contributed, transferred or otherwise invested that

                                 LOAN AGREEMENT


gives rise to such Investment minus (B) the aggregate amount of dividends, distributions or other payments received in cash in respect of such Investment; the amount of an Investment shall not in any event be reduced by reason of any write-off of such Investment nor increased by any increase in the amount of earnings retained in the Person in which such Investment is made that have not been dividend, distributed or otherwise paid out.

                  SECTION 7.05. Restricted Payments. The Borrower will not make, or agree to pay or make, directly or indirectly, any Restricted Payment, except that the Borrower may make (a) Restricted Payments to its members on or after April 12 of each fiscal year (the "current year") in an amount equal to the Tax Payment Amount for the immediately preceding fiscal year (the "prior year"), so long as at least fifteen days prior to making any such Restricted Payment, the Borrower shall have delivered to each Lender (x) notification of the amount and proposed payment date of such Restricted Payment and (y) a statement from the Borrower's independent certified public accountants setting forth a detailed calculation of the Tax Payment Amount for the prior year and showing the amount of such Restricted Payment and all prior Restricted Payments and (b) the Dunkirk/Huntley Distribution if the Borrower shall have received the Dunkirk/Huntley Equity Contribution. Notwithstanding the foregoing the Borrower shall not make any Restricted Payment pursuant to clause (a) of the preceding sentence if any Default in respect of clause (b) of Article VIII or if any Event of Default shall have occurred and be continuing. Nothing herein shall be deemed to prohibit the payment of dividends by any Subsidiary of the Borrower to the Borrower.

                  SECTION 7.06. Transactions with Affiliates. The Borrower will not, nor will it permit any of its Subsidiaries to, sell, lease or otherwise transfer any property or assets to, or purchase, lease or otherwise acquire any property or assets from, or otherwise engage in any other transactions with, any of its Affiliates, except (a) transactions in the ordinary course of business at prices and on terms and conditions not less favorable to the Borrower or such Subsidiary than could be obtained on an arm's-length basis from unrelated third parties, (b) transactions between or among the Borrower and its Subsidiaries not involving any other Affiliate, (c) any Restricted Payment permitted by Section 7.05, (d) transactions that are contemplated by the Project Documents and (e) payment by the Borrower of Indebtedness of the Borrower evidenced by the Somerset Notes outstanding on the date of initial disbursement of the Tranche C Loans.

                  SECTION 7.07. Restrictive Agreements. The Borrower will not, and will not permit any of its Subsidiaries to, directly or indirectly, enter into, incur or permit to exist any agreement or other arrangement that prohibits, restricts or imposes any condition upon (a) the ability of the Borrower or any Subsidiary to create, incur or permit to exist any Lien upon any of its property or assets, or (b) the ability of any Subsidiary to pay dividends or other distributions with respect to any shares of its capital stock or to make or repay loans or advances to the Borrower or any other Subsidiary or to Guarantee Indebtedness of the Borrower or any other Subsidiary; provided that:

                  (i) the foregoing shall not apply to restrictions and conditions imposed by law or by this Agreement; and

                                 LOAN AGREEMENT


                  (ii) clause (a) of the foregoing shall not apply to customary provisions in leases and other contracts restricting the assignment thereof.

                  SECTION 7.08.  [Reserved.]

                  SECTION 7.09. Capital Expenditures. The Borrower will not permit the aggregate amount of Capital Expenditures by the Borrower and its Subsidiaries to exceed the following respective amounts for the period commencing on the Effective Date and ending on the Maturity Date:

       SUBSIDIARY                                    AMOUNT
       ----------                                    ------
       Dunkirk Power                            $  5,800,000
       Huntley Power                            $  7,300,000
       Astoria Power                            $  5,100,000
       Arthur Kill Power                        $  5,200,000
       Somerset Power                           $  8,900,000
       Oswego Harbor Power                      $ 12,900,000


                  SECTION 7.10. Modifications of Certain Documents. The Borrower will not consent, nor allow any Subsidiary to consent, to any material modification, supplement or waiver of any of the provisions of any Acquisition Document without the prior consent of the Administrative Agents (with the approval of the Required Lenders). Without the prior consent of the Required Lenders, the Borrower will not agree or consent to nor allow any Subsidiary to agree or consent to any termination, modification, supplement or waiver of any Project Document (other than an Acquisition Document) unless such termination, modification, supplement or waiver could not, individually or collectively with all other such terminations, modifications, supplements and waivers, reasonably be expected to have a Material Adverse Effect. Without the prior written consent of the Required Lenders, the Borrower will not, nor will it permit any of its Subsidiaries to, enter into any contract or agreement relating to the acquisition, ownership, leasing, occupation, operation, maintenance or use of the Facilities other than (a) the Project Documents, (b) Hedging Agreements, (c) any Additional Project Document, (d) any Permitted Fuel Agreement, (e) any Permitted Power Marketing Agreement and (f) any Permitted Power Purchase Agreement. Promptly after the execution and delivery thereof, the Borrower will furnish to the Administrative Agents, the Collateral Agent and the Lenders (a) certified copies of all such contracts and agreements and (b) a Consent and Agreement from each Person (other than an Obligor or any Lender) party to any such Hedging Agreement, any such Additional Project Documents or any such Permitted Fuel Agreement or Permitted Power Marketing Agreement with a term in excess of one year.

                                 LOAN AGREEMENT


                  SECTION 7.11. Fuel Agreements. The Borrower will not, nor will it permit any of its Subsidiaries to, enter into any Fuel Agreement other than any Fuel Agreement entered into by the Borrower or any of its Subsidiaries in the ordinary course of its business and not for speculation.

                  SECTION 7.12. Power Marketing Agreements. The Borrower will not, nor will it permit any of its Subsidiaries to, enter into any Power Marketing Agreements other than any Power Marketing Agreement entered into by the Borrower or any of its Subsidiaries in the ordinary course of its business and not for speculation.

                  SECTION 7.13. Power Purchase Agreements. The Borrower will not, nor will it permit any of its Subsidiaries to, enter into any Power Purchase Agreement other than any Power Purchase Agreement entered into by the Borrower or any of its Subsidiaries in the ordinary course of its business for the purpose of balancing the obligations of the Borrower and its Subsidiaries to sell electrical energy generating capacity and electrical energy under all Power Marketing Agreements to which the Borrower and its Subsidiaries are party with the aggregate electrical energy generating capacity and electrical energy to be generated by the Facilities taken as a whole while operated and maintained in accordance with prudent utility practice.


                  ARTICLE VIII.  EVENTS OF DEFAULT.

                  If any of the following events ("Events of Default") shall occur:

                  (a) the Borrower shall fail to pay any principal of any Loan when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or otherwise;

                  (b) the Borrower shall fail to pay any interest on any Loan or any fee or any other amount (other than an amount referred to in clause
         (a) of this Article) payable under this Agreement or under any other Loan Document, when and as the same shall become due and payable, and such failure shall continue unremedied for a period of three or more Business Days;

                  (c) any representation or warranty made or deemed made by or on behalf of the Borrower or any of its Subsidiaries in or in connection with this Agreement or any other Loan Document or any amendment or modification hereof or thereof, or in any report, certificate, financial statement or other document furnished pursuant to or in connection with this Agreement or any other Loan Document or any amendment or modification hereof or thereof, shall prove to have been incorrect in any material respect when made or deemed made;

                  (d) the Borrower shall fail to observe or perform any covenant, condition or agreement contained in Section 6.02, 6.03 (with respect to the Borrower's existence), 6.08, 6.10 (other than clause
         (a)(ii) thereof) or 6.12 or in Article VII or any Obligor shall default in the performance of any of its obligations contained in Section 4.02 or 5.02 of the Security Agreement; or any Member party thereto shall default in the performance of any of its obligations contained in the Pledge Agreement;

                                 LOAN AGREEMENT


                  (e) any Obligor shall fail to observe or perform any covenant, condition or agreement contained in Section 6.01 and such failure shall continue unremedied for a period of 60 or more days after notice thereof from the Administrative Agents (given at the request of any Lender) to the Borrower.

                  (f) any Obligor shall fail to observe or perform any covenant, condition or agreement contained in this Agreement (other than those specified in clause (a), (d) or (e) of this Article) or any other Loan Document and such failure shall continue unremedied for a period of 30 or more days after notice thereof from the Administrative Agents (given at the request of any Lender) to the Borrower;

                  (g) the Borrower or any of its Subsidiaries shall fail to make any payment (whether of principal or interest and regardless of amount) in respect of any Material Indebtedness when due (and any grace period relating thereto has expired) or any event or condition occurs that results in any Material Indebtedness becoming due prior to its scheduled maturity or that enables or permits the holder or holders of any Material Indebtedness or any trustee or agent on its or their behalf to cause any Material Indebtedness to become due, or to require the prepayment, repurchase, redemption or defeasance thereof, prior to its scheduled maturity;

                  (h) an involuntary proceeding shall be commenced or an involuntary petition shall be filed seeking (i) liquidation, reorganization or other relief in respect of the Borrower, any of its Subsidiaries, any Member, any Operator, NRG Marketing or NRG Operations or its debts, or of a substantial part of its assets, under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect or (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Borrower, any of its Subsidiaries, any Member, any Operator, NRG Marketing or NRG Operations or for a substantial part of its assets, and, in any such case, such proceeding or petition shall continue undismissed for a period of 60 or more days or an order or decree approving or ordering any of the foregoing shall be entered;

                  (i) the Borrower, any of its Subsidiaries, any Member, any Operator, NRG Northeast Marketing or NRG Operations shall (i) voluntarily commence any proceeding or file any petition seeking liquidation, reorganization or other relief under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or petition described in clause (h) of this Article, (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for itself or for a substantial part of its assets, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors or (vi) take any action for the purpose of effecting any of the foregoing;

                  (j) the Borrower, any of its Subsidiaries, any Member, any Operator, NRG Northeast Marketing or NRG Operations shall become unable, admit in writing its inability or fail generally to pay its debts as they become due;

                                 LOAN AGREEMENT


                  (k) one or more judgments for the payment of money in an aggregate amount in excess of $5,000,000 shall be rendered against the Borrower or any of its Subsidiaries or any combination thereof and the same shall remain undischarged for a period of 30 consecutive days during which execution shall not be effectively stayed, or any action shall be legally taken by a judgment creditor to attach or levy upon any assets of the Borrower or any of its Subsidiaries to enforce any such judgment;

                  (l) an ERISA Event shall have occurred that, in the opinion of the Required Lenders, when taken together with all other ERISA Events that have occurred, could reasonably be expected to result in a Material Adverse Effect;

                  (m) there shall have been asserted in writing against the Borrower or any of its Subsidiaries, or any predecessor in interest of the Borrower or any of its Subsidiaries by a Governmental Authority, any claims or liabilities, whether accrued, absolute or contingent, based on or arising from the generation, storage, transport, handling or disposal of Hazardous Materials by the Borrower or any of its Subsidiaries or predecessors that, in the judgment of the Required Lenders, are reasonably expected to be determined adversely to the Borrower or any of its Subsidiaries, and the amount thereof (either individually or in the aggregate) could reasonably be expected to have a Material Adverse Effect (insofar as such amount is payable by the Borrower or any of its Subsidiaries but after deducting any portion thereof that is reasonably expected to be paid by other creditworthy Persons jointly and severally liable therefor);

                  (n)  a Change in Control shall occur;

                  (o) the Borrower shall be terminated, dissolved or liquidated (as a matter of law or otherwise) or proceedings shall be commenced by any Person (including the Borrower) seeking the termination, dissolution or liquidation of the Borrower;

                  (p) the Liens created by the Security Documents shall at any time not constitute a valid and perfected Lien on the collateral intended to be covered thereby (to the extent perfection by filing, registration, recordation or possession is required herein or therein) in favor of the Collateral Agent, free and clear of all other Liens (other than Liens permitted under Section 7.02 or under the respective Security Documents), or, except for expiration in accordance with its terms, any of the Security Documents shall for whatever reason be terminated or cease to be in full force and effect, or the enforceability thereof shall be contested by any Obligor or Member;

                  (q) either (i) this Agreement or any other Loan Document is declared in a final non-appealable judgment to be unenforceable against any Obligor or Member party thereto, or any Obligor or Member shall have expressly repudiated its obligations hereunder or thereunder; or
         (ii) any Project Document is declared in a final non-appealable judgment to be unenforceable against any party thereto, or any such party shall have expressly repudiated its obligations thereunder and ceased to perform such obligations, or defaulted in the performance or observance of any of its material obligations thereunder and such default has continued unremedied for a period of five

                                 LOAN AGREEMENT

         days or more or any such party is the subject of any proceeding under the Bankruptcy Code; or

then, and in every such event (other than an event with respect to any Obligor described in clause (h) or (i) of this Article), and at any time thereafter during the continuance of such event, the Administrative Agents may, and at the request of the Required Lenders shall, by notice to the Borrower, take either or both of the following actions, at the same or different times: (i) terminate the Commitments, and thereupon the Commitments shall terminate immediately, and (ii) declare the Loans then outstanding to be due and payable in whole (or in part, in which case any principal not so declared to be due and payable may thereafter be declared to be due and payable), and thereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and all fees and other obligations of the Obligors accrued hereunder, shall become due and payable immediately, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by each Obligor; and in case of any event with respect to any Obligor described in clause (h) or (i) of this Article, the Commitments shall automatically terminate and the principal of the Loans then outstanding, together with accrued interest thereon and all fees and other obligations of the Obligors accrued hereunder, shall automatically become due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by each Obligor.


                  ARTICLE IX.  THE AGENTS.

                  Each of the Lenders hereby irrevocably appoints Chase and Citibank as its agent hereunder and under the other Loan Documents and authorizes Chase and Citibank to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agents by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto. Each of the Lenders hereby irrevocably appoints Citibank as its paying agent hereunder and under the other Loan Documents and authorizes Citibank to take such actions on its behalf and to exercise such powers as are delegated to the Paying Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto. Each of the Lenders hereby irrevocably appoints Chase as its collateral agent hereunder and under the other Loan Documents and authorizes Chase to take such actions on its behalf and to exercise such powers as are delegated to the Collateral Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto. The following provisions of this Article IX shall apply to the Collateral Agent and the Paying Agent mutatis mutandis.

                  The Persons serving as the Administrative Agents hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agents, and such Person and its Affiliates may accept deposits from, lend money to and generally engage in any kind of business with the Borrower or any Subsidiary or other Affiliate thereof as if it were not the Administrative Agents hereunder.

                  The Administrative Agents shall not have any duties or obligations except those expressly set forth herein and in the other Loan Documents. Without limiting the generality of the foregoing, (a) the Administrative Agents shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing, (b) the Administrative

                                 LOAN AGREEMENT


Agents shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that the Administrative Agents are required to exercise in writing by the Required Lenders, and (c) except as expressly set forth herein and in the other Loan Documents, the Administrative Agents shall not have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Borrower or any of its Subsidiaries that is communicated to or obtained by the bank serving as Administrative Agents or any of its Affiliates in any capacity. The Administrative Agents shall not be liable for any action taken or not taken by it with the consent or at the request of the Required Lenders or in the absence of its own gross negligence or willful misconduct. The Administrative Agents shall be deemed not to have knowledge of any Default unless and until written notice thereof is given to the Administrative Agents by the Borrower or a Lender, and the Administrative Agents shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document, or (v) the satisfaction of any condition set forth in
Article V or elsewhere herein or therein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agents.

                  The Administrative Agents shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing believed by it to be genuine and to have been signed or sent by the proper Person. The Administrative Agents also may rely upon any statement made to it orally or by telephone and believed by it to be made by the proper Person, and shall not incur any liability for relying thereon. The Administrative Agents may consult with legal counsel (who may be counsel for an Obligor, Member or the Sponsor), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

                  The Administrative Agents may perform any and all its duties and exercise its rights and powers by or through any one or more sub-agents appointed by the Administrative Agents. The Administrative Agents and any such sub-agent may perform any and all its duties and exercise its rights and powers through their respective Related Parties. The exculpatory provisions of the preceding paragraphs shall apply to any such sub-agent and to the Related Parties of the Administrative Agents and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agents.

                  Each Administrative Agent may resign at any time by notifying the Lenders and the Borrower. Upon any such resignation, the Required Lenders shall have the right, in consultation with the Borrower, to appoint a successor. If no successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation, then the retiring Administrative Agent's resignation shall nonetheless become effective and (1) the retiring

                                 LOAN AGREEMENT


Administrative Agent shall be discharged from its duties and obligations hereunder and (2) the Required Lenders shall perform the duties of the Administrative Agent (and all payments and communications provided to be made by, to or through the Administrative Agent shall instead be made by or to each Lender directly) until such time as the Required Lenders appoint a successor agent as provided for above in this paragraph. Upon the acceptance of its appointment as Administrative Agent hereunder by a successor, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring (or retired) Administrative Agent and the retiring Administrative Agent shall be discharged from its duties and obligations hereunder (if not already discharged therefrom as provided above in this paragraph). The fees payable by the Borrower to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor. After the Administrative Agent's resignation hereunder, the provisions of this Article and Section 10.03 shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as Administrative Agent.

                  Each Lender acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder.

                  Except as otherwise provided in Section 10.02(b) with respect to this Agreement, the Administrative Agent and the Collateral Agent may, with the prior consent of the Required Lenders (but not otherwise), consent to any modification, supplement or waiver under any of the Loan Documents to which it is a party; provided that, without the prior consent of each Lender, (a) the Collateral Agent shall not (except as provided herein or in the Security Documents) release any collateral or otherwise terminate any Lien under any Security Document providing for collateral security, agree to additional obligations being secured by such collateral security (unless the Lien for such additional obligations shall be junior to the Lien in favor of the other obligations secured by such Security Document, in which event the Collateral Agent may consent to such junior Lien provided that it obtains the consent of the Required Lenders thereto), alter the relative priorities of the obligations entitled to the benefits of the Liens created under the Security Documents, except that no such consent shall be required, and the Collateral Agent is hereby authorized, to release any Lien covering property that is the subject of either a disposition of property permitted hereunder or a disposition to which the Required Lenders have consented.


                  ARTICLE X.  MISCELLANEOUS.

                  SECTION 10.01. Notices. Except in the case of notices and other communications expressly permitted to be given by telephone, all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopy, as follows:

                                 LOAN AGREEMENT


                  (a) if to the Borrower or any Subsidiary Guarantor, to it at c/o NRG Energy, Inc., 1221 Nicollet Mall, Suite 700, Minneapolis, MN 55403, Attention of Michael O'Sullivan (Telecopy No.
         612-373-5430; Telephone No. 612-373-5408);

                  (b) if to the Administrative Agents, to The Chase Manhattan Bank, 1 Chase Manhattan Plaza, 8th Floor, New York, New York 10081, Attention of Daniel Fischer, Loan and Agency Services Group (Telecopy No. (212) 552-5777; Telephone No. (212) 552-7906), with a copy to The
         Chase Manhattan Bank, 270 Park Avenue, New York, New York 10017, Attention of Bob Mathews (Telecopy No. (212) 270-3089; Telephone No.
         (212) 270-6004); and Citibank, N.A., 399 Park Avenue, Fifth Floor, Zone 24, New York, New York, 10043, Attention: Lorraine Frankel (Telecopy No. 212-793-4574; Telephone No. 212-559-2080, with a copy to Citibank, N.A., 399 Park Avenue, Fifth Floor, Zone 24, New York, New York 10043,
         Attention: Jasjeet S. Sood (Telecopy No.(212) 793-0092; Telephone No.
         (212) 559-3482).

                  (c) if to the Collateral Agent, to The Chase Manhattan Bank, 450 W. 33rd Street, 15th Floor, New York, New York 10001-2697,
         Attention: Valerie Dunbar (Telecopy No. (212) 946-8177; Telephone No.
         (212) 946-3007);

                  (d) if to the Paying Agent, to Citibank, N.A., Global Loan Operations, 2 Penns Way, Suite 200, New Castle, Delaware 19720 ,
         Attention: Carlos Lopez (Telecopy No. (302) 894-6120; Telephone No.
         (302) 894-6007); or

                  (e) if to a Lender, to it at its address (or telecopy number) set forth in its Administrative Questionnaire.

Any party hereto may change its address or telecopy number for notices and other communications hereunder by notice to the other parties hereto (or, in the case of any such change by a Lender, by notice to the Borrower and the Administrative Agents). All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt.

                  SECTION 10.02.  Waivers; Amendments.

                  (a) No Deemed Waivers; Remedies Cumulative. No failure or delay by the Administrative Agents, the Paying Agent, the Collateral Agent or any Lender in exercising any right or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Administrative Agents, the Paying Agent, the Collateral Agent and the Lenders hereunder are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or consent to any departure by any Obligor therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the making of a Loan shall not be construed as a waiver of any Default,

                                 LOAN AGREEMENT


regardless of whether the Administrative Agents, the Paying Agent, the Collateral Agent or any Lender may have had notice or knowledge of such Default at the time.

                  (b) Amendments. Neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Borrower and the Required Lenders or by the Borrower and the Administrative Agents with the consent of the Required Lenders; provided that no such agreement shall (i) increase any Commitment of any Lender without the written consent of such Lender, (ii) reduce the principal amount of any Loan or reduce the rate or amount of interest thereon, or reduce any fees payable hereunder, without the written consent of each Lender affected thereby, (iii) postpone the scheduled date of payment of the principal amount of any Loan, or any interest thereon, or any fees payable hereunder, or reduce the amount of, waive or excuse any such payment, or postpone the scheduled date of expiration of any Commitment, without the written consent of each Lender affected thereby, (iv) alter the manner in which payments or prepayments of principal, interest or other amounts hereunder shall be applied as among the Lenders or Types or Classes of Loans, without the written consent of each Lender, (v) change any of the provisions of this Section or the definition of the term "Required Lenders" or any other provision hereof specifying the number or percentage of Lenders required to waive, amend or modify any rights hereunder or make any determination or grant any consent hereunder, without the written consent of each Lender, or (vi) release any Subsidiary Guarantor from any of its guarantee obligations under Article III without the written consent of each Lender; and provided, further, that (x) no such agreement shall amend, modify or otherwise affect the rights or duties of the (1) Administrative Agents hereunder without the prior written consent of each Administrative Agent, (2) Collateral Agent hereunder without the prior written consent of the Collateral Agent or (3) Paying Agent hereunder without the prior written consent of the Paying Agent and
(y) that any modification or supplement of Article III shall require the consent of each Subsidiary Guarantor.

                  SECTION 10.03.  Expenses; Indemnity; Damage Waiver.

                  (a) Costs and Expenses. The Borrower shall pay (i) all reasonable out-of-pocket expenses incurred by the Administrative Agents, the Collateral Agent and the Paying Agent and their Affiliates, including the reasonable fees, charges and disbursements of counsel for the Administrative Agents, in connection with the syndication of the credit facilities provided for herein, the preparation and administration of this Agreement and the other Loan Documents or any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), (ii) all out-of-pocket expenses incurred by the Administrative Agents or any Lender, including the fees, charges and disbursements of any counsel for the Administrative Agents, the Collateral Agent or any Lender, in connection with the enforcement or protection of its rights in connection with this Agreement and the other Loan Documents, including its rights under this Section, or in connection with the Loans made hereunder, including in connection with any workout, restructuring or negotiations in respect thereof and (iii) and all costs, expenses, taxes, assessments and other charges incurred in connection with any filing, registration, recording or perfection of any security interest contemplated by any Security Document or any other document referred to therein.

                                 LOAN AGREEMENT


                  (b) Indemnification by the Borrower. The Borrower shall indemnify the Administrative Agents, the Collateral Agent, the Paying Agent and each Lender, and each Related Party of any of the foregoing Persons (each such Person being called an "Indemnitee") against, and to hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses, including the fees, charges and disbursements of any counsel for any Indemnitee, incurred by or asserted against any Indemnitee arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement or any agreement or instrument contemplated hereby, the performance by the parties hereto of their respective obligations hereunder or the consummation of the Transactions or any other transactions contemplated hereby, (ii) any Loan or the use of the proceeds therefrom, (iii) any actual or alleged presence or release of Hazardous Materials on or from any property owned or operated by the Borrower or any of its Subsidiaries, or any Environmental Liability related in any way to the Borrower or any of its Subsidiaries, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory and regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee.

                  (c) Reimbursement by Lenders. To the extent that the Borrower fails to pay any amount required to be paid by it to the Administrative Agents, the Collateral Agent or the Paying Agent under paragraph (a) or (b) of this Section, each Lender severally agrees to pay to the Administrative Agents, the Collateral Agent or the Paying Agent, as the case may be, such Lender's Applicable Percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount; provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agents, the Collateral Agent or the Paying Agent in its capacity as such.

                  (d) Waiver of Consequential Damages, Etc. To the extent permitted by applicable law, no party hereto shall assert, and each party hereto hereby waives, any claim against any other party or any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement or any agreement or instrument contemplated hereby, the Transactions, any Loan or the use of the proceeds thereof.

                  (e) Payments. All amounts due under this Section shall be payable not later than 20 days after written demand therefor.

                  SECTION 10.04.  Successors and Assigns.

                  (a) Assignments Generally. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that no Obligor may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender (and any attempted assignment or transfer by any Obligor without such consent shall be null and void). Nothing in

                                 LOAN AGREEMENT


this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agents, the Collateral Agent, the Paying Agent and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

                  (b) Assignments by Lenders. Any Lender may assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitments and the Loans at the time owing to it); provided that (i) except in the case of an assignment to a Lender or an Affiliate of a Lender (other than in the case of an assignment to such an Affiliate that would impose costs on the Borrower pursuant to Section
2.12 or 2.14 in excess of those costs incurred prior to such assignment), each of the Borrower and each Administrative Agent must give their prior written consent to such assignment (which consent shall not be unreasonably withheld),
(ii) except in the case of an assignment to a Lender or an Affiliate of a Lender or an assignment of the entire remaining amount of the assigning Lender's Commitment(s), the amount of the Commitment(s) of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Acceptance with respect to such assignment is delivered to the Administrative Agents) shall not be less than $10,000,000 unless each of the Borrower and each Administrative Agent otherwise consent, (iii) each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender's rights and obligations under this Agreement, (iv) the parties to each assignment shall execute and deliver to the Administrative Agents an Assignment and Acceptance, together with a processing and recordation fee of $3,500, and (v) the assignee, if it shall not be a Lender, shall deliver to the Administrative Agents an Administrative Questionnaire; provided, further, that any consent of the Borrower otherwise required under this paragraph shall not be required if an Event of Default under clause (h) or (i) of Article VIII has occurred and is continuing. Upon acceptance and recording pursuant to paragraph (d) of this Section, from and after the effective date specified in each Assignment and Acceptance, the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Acceptance, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all of the assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.12, 2.13, 2.14 and 10.03). Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this paragraph shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (e) of this Section.

                  (c) Maintenance of Register by the Paying Agent. The Paying Agent, acting for this purpose as an agent of the Borrower, shall maintain at one of its offices in New York City a copy of each Assignment and Acceptance delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amount of the Loans owing to, each Lender pursuant to the terms hereof from time to time (the "Register"). The entries in the Register shall be conclusive, and the Borrower, the Administrative Agents, the Collateral Agent, the Paying Agent and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of

                                 LOAN AGREEMENT


this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrower, the Administrative Agents, the Collateral Agent and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

                  (d) Effectiveness of Assignments. Upon their receipt of a duly completed Assignment and Acceptance executed by an assigning Lender and an assignee, the assignee's completed Administrative Questionnaire (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in paragraph (b) of this Section and any written consent to such assignment required by paragraph (b) of this Section, the Administrative Agents and the Paying Agent shall accept such Assignment and Acceptance and the Paying Agent record the information contained therein in the Register. No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph.

                  (e) Participations. Any Lender may, without the consent of the Borrower or the Administrative Agents, sell participations to one or more banks or other entities (a "Participant") in all or a portion of such Lender's rights and obligations under this Agreement and the other Loan Documents (including all or a portion of its Commitments and the Loans owing to it); provided that (i) such Lender's obligations under this Agreement and the other Loan Documents shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrower, the Administrative Agents, the Collateral Agent, the Paying Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement and the other Loan Documents. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and the other Loan Documents and to approve any amendment, modification or waiver of any provision of this Agreement or any other Loan Document; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in the first proviso to Section 10.02(b) that affects such Participant. Subject to paragraph (f) of this Section, the Borrower agrees that each Participant shall be entitled to the benefits of Sections 2.12, 2.13 and 2.14 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section.

                  (f) Limitations on Rights of Participants. A Participant shall not be entitled to receive any greater payment under Section 2.12 or 2.14 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrower's prior written consent. A Participant that would be a Foreign Lender if it were a Lender shall not be entitled to the benefits of Section 2.14 unless the Borrower is notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Borrower, to comply with Section 2.14(e) as though it were a Lender.

                  (g) Certain Pledges. Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any such pledge or assignment to a Federal Reserve Bank, and this Section shall not apply to any such pledge or assignment of a security interest; provided that no such

                                 LOAN AGREEMENT


pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such assignee for such Lender as a party hereto.

                  (h) No Assignments to the Obligors or Affiliates. Anything in this Section to the contrary notwithstanding, no Lender may assign or participate any interest in any Loan held by it hereunder to the Sponsor or any of its Affiliates or the Borrower or any of its Affiliates or Subsidiaries without the prior consent of each Lender.

                  SECTION 10.05. Survival. All covenants, agreements, representations and warranties made by the Borrower herein and in the certificates or other instruments delivered in connection with or pursuant to this Agreement shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of this Agreement and the making of any Loans, regardless of any investigation made by any such other party or on its behalf and notwithstanding that any Administrative Agent, the Collateral Agent, the Paying Agent or any Lender may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any fee or any other amount payable under this Agreement is outstanding and unpaid and so long as the Commitments have not expired or terminated. The provisions of Sections
2.12 (except to the extent provided in clause (d) thereof), 2.13, 2.14, 3.03 and
10.03 and Article IX shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loans, the expiration or termination of the Commitments or the termination of this Agreement or any provision hereof.

                  SECTION 10.06. Counterparts; Integration; Effectiveness. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement and any separate letter agreements with respect to fees payable to the Administrative Agents, the Collateral Agent and the Paying Agent constitute the entire contract between and among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in Section 5.01, this Agreement shall become effective when it shall have been executed by the Administrative Agents and when the Administrative Agents shall have received counterparts hereof which, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Delivery of an executed counterpart of a signature page to this Agreement by telecopy shall be effective as delivery of a manually executed counterpart of this Agreement.

                  SECTION 10.07. Severability. Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

                  SECTION 10.08. Right of Setoff. If an Event of Default shall have occurred and be continuing, each Lender is hereby authorized at any time and from time to time, to the fullest

                                 LOAN AGREEMENT


extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Lender to or for the credit or the account of any Obligor against any of and all the obligations of any Obligor now or hereafter existing under this Agreement held by such Lender, irrespective of whether or not such Lender shall have made any demand under this Agreement and although such obligations may be unmatured. The rights of each Lender under this Section are in addition to other rights and remedies (including other rights of setoff) which such Lender may have.

                  SECTION 10.09.  Governing Law; Jurisdiction; Etc.

                  (a) Governing Law. This Agreement shall be construed in accordance with and governed by the law of the State of New York.

                  (b) Submission to Jurisdiction. Each Obligor hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that the Administrative Agents or any Lender may otherwise have to bring any action or proceeding relating to this Agreement against any Obligor or its properties in the courts of any jurisdiction.

                  (c) Waiver of Venue. Each Obligor hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement in any court referred to in paragraph (b) of this Section. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

                  (d) Service of Process. Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in
Section 10.01. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

                  SECTION 10.10. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD

                                 LOAN AGREEMENT


NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

                  SECTION 10.11. Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

                  SECTION 10.12. Treatment of Certain Information; Confidentiality.

                  (a) Treatment of Certain Information. The Borrower acknowledges that from time to time financial advisory, investment banking and other services may be offered or provided to the Borrower or one or more of its Subsidiaries (in connection with this Agreement or otherwise) by any Lender or by one or more subsidiaries or affiliates of such Lender and the Borrower hereby authorizes each Lender to share any information delivered to such Lender by the Borrower and its Subsidiaries pursuant to this Agreement, or in connection with the decision of such Lender to enter into this Agreement, to any such subsidiary or affiliate, it being understood that any such subsidiary or affiliate receiving such information shall be bound by the provisions of paragraph (b) of this Section as if it were a Lender hereunder. Such authorization shall survive the repayment of the Loans, the expiration or termination of the Commitments or the termination of this Agreement or any provision hereof.

                  (b) Confidentiality. Each of the Administrative Agents, the Collateral Agent, the Paying Agent and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (i) to its and its Affiliates' directors, officers, employees and agents, including accountants, legal counsel and other advisors on a need-to-know basis (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (ii) to the extent requested by regulatory authority having jurisdiction over such Person, (iii) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (iv) to any other party to this Agreement, (v) in connection with the exercise of any remedies hereunder or under any other Loan Document or any suit, action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (vi) subject to an agreement containing provisions substantially the same as those of this paragraph, to any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement, (vii) with the prior written consent of the Borrower in its sole discretion or (viii) to the extent such Information (A) becomes publicly available other than as a result of a breach of this paragraph or (B) becomes available to the Administrative Agents, the Collateral Agent, the Paying Agent or any Lender on a nonconfidential basis from a source other than an Obligor. For the purposes of this paragraph, "Information" means all information received from any Obligor relating to any Obligor or its business, other than any such information that is available to the Administrative Agents, the Collateral Agent, the Paying Agent or any Lender on a nonconfidential basis prior to disclosure by an Obligor. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has taken reasonable precautions to keep such

                                 LOAN AGREEMENT


Information confidential in accordance with its customary procedures for handling confidential information of the same nature and in accordance with safe and sound banking practices. Unless prohibited by law or court order, each Lender, each Administrative Agent, the Collateral Agent and the Paying Agent shall, prior to disclosure thereof, notify the Borrower of any request for disclosure of any Information pursuant to subclause (ii) or (iii) of the first sentence of this clause (b).

                                 LOAN AGREEMENT


                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.



                                NRG NORTHEAST GENERATING LLC



                                By:   Craig Mataczynski
                                   -------------------------------
                                Name: Craig Mataczynski
                                Title:    President

                                      S-2
                                 LOAN AGREEMENT



                                SUBSIDIARY GUARANTORS

                                ARTHUR KILL POWER LLC



                                By:   Craig Mataczynski
                                   -------------------------------
                                Name: Craig Mataczynski
                                Title:    President



                                ASTORIA GAS TURBINE POWER LLC



                                By:   Craig Mataczynski
                                   -------------------------------
                                Name: Craig Mataczynski
                                Title:    President



                                DUNKIRK POWER LLC



                                By:   Craig Mataczynski
                                   -------------------------------
                                Name: Craig Mataczynski
                                Title:    President



                                HUNTLEY POWER LLC



                                By:   Craig Mataczynski
                                   -------------------------------
                                Name: Craig Mataczynski
                                Title:    President

                                 LOAN AGREEMENT



                                NRG NORTHEAST POWER
                                MARKETING LLC



                                By:   Craig Mataczynski
                                   -------------------------------
                                Name: Craig Mataczynski
                                Title:    President



                                OSWEGO HARBOR POWER LLC



                                By:   Craig Mataczynski
                                   -------------------------------
                                Name: Craig Mataczynski
                                Title:    President



                                SOMERSET POWER LLC



                                By:   Craig Mataczynski
                                   -------------------------------
                                Name: Craig Mataczynski
                                Title:    President

                                 LOAN AGREEMENT



                                LENDERS

                                THE CHASE MANHATTAN BANK,
                                   individually, as an Administrative Agent and as Collateral Agent



                                By:  Robert W. Mathews
                                   -------------------------------
                                   Name: Robert W. Mathews
                                   Title: Vice President

                                 LOAN AGREEMENT



                                CITIBANK, N.A.,
                                  individually, as an Administrative Agent and as Paying Agent



                                By: Jasjeet S. Sood
                                   ---------------------------------
                                   Name: Jasjeet S. Sood
                                   Title: Managing Director
                                   Attorney-in-fact
                                   Global Project Finance
                                   399 Park  5/24
                                   212-559-3482

                                 LOAN AGREEMENT



                               ABN AMRO BANK



                               By:  David B. Bryant
                                  ------------------------------
                               Name: David B. Bryant
                               Title: Group Vice President


                               By: Mark R. Lasek
                                  ------------------------------
                               Name: Mark R. Lasek
                               Title: Group Vice President

                                 LOAN AGREEMENT



                                AUSTRALIAN & NEW ZEALAND
                                BANKING GROUP LIMITED



                                By:  Paul Clifford
                                   ------------------------------
                                Name: Paul Clifford
                                Title: Director

                                 LOAN AGREEMENT



                                BANK HAPOALIM B.M.



                                By:  Laura Anne Raffa
                                   -----------------------------------
                                Name: Laura Anne Raffa
                                Title: First Vice President &
                                       Corporate Manager



                                By: Conrad Wagner
                                   ----------------------------
                                Name: Conrad Wagner
                                Title: Vice President

                                 LOAN AGREEMENT



                                 BANK OF MONTREAL



                                 By:  Kresten M. Bjornsson
                                    ------------------------------
                                 Name: Kresten M Bjornsson
                                 Title: Director

                                 LOAN AGREEMENT



                                THE BANK OF NOVA SCOTIA



                                By:  F.C.H. Ashby
                                   -------------------------------
                                Name: F.C.H. Ashby
                                Title: Senior Manager Loan Operations

                                 LOAN AGREEMENT



                                THE BANK OF TOKYO-MITSUBISHI, LTD.
                                NEW YORK BRANCH


                                By:  Makoto Kobayashi
                                   -------------------------------
                                   Name: Makoto Kobayashi
                                   Title: Vice President

                                 LOAN AGREEMENT



                                BAYERISCHE HYPO-UND VEREINSBANK AG
                                - New York Branch



                                By:   Andrew G. Mathews
                                   ------------------------------
                                  Name: Andrew G. Mathews
                                  Title: Managing Director


                                By:  Gisela Kroess
                                   ------------------------------
                                  Name: Gisela Kroess
                                  Title: Director

                                 LOAN AGREEMENT



                                CIBC INC.



                                By:  Denis P. O'Meara
                                   ------------------------------
                                  Name: Denis P. O'Meara
                                  Title: Executive Director

                                  CIBC World Markets Corp. As Agent

                                 LOAN AGREEMENT



                                COBANK, ACB



                                By:  Anita Feuerbach
                                   ------------------------------
                                   Name: Anita Feuerbach
                                   Title: Vice President

                                 LOAN AGREEMENT



                                 COMMERZBANK AG



                                By:  Dempsy L. Gable
                                   ------------------------------
                                   Name: Dempsey L. Gable
                                   Title: Senior Vice President


                                By:  Andrew Kjoller
                                   -------------------------------
                                   Name: Andrew Kjoller
                                   Title: Assistant Vice President

                                 LOAN AGREEMENT



                                CREDIT LOCAL DE FRANCE



                                By:  Philippe Ducos
                                   -------------------------------
                                  Name: Philippe Ducos
                                  Title: Deputy General Manager


                                By:  Robert N. Sloan, Jr.
                                   -------------------------------
                                  Name: Robert N. Sloan, Jr.
                                  Title: Vice President

                                LOAN AGREEMENT



                                DRESDNER KLEINWORT BENSON



                                By:  Thomas Lake
                                   ------------------------------
                                  Name: Thomas Lake
                                  Title: Vice President


                                By:  Kirk Edelman
                                   ------------------------------
                                  Name: Kirk Edelman
                                  Title: Vice President

                                 LOAN AGREEMENT



                                THE INDUSTRIAL BANK OF JAPAN, LIMITED



                                By:  William Chin
                                   ------------------------------
                                  Name: William Chin
                                  Title: Senior Vice President

                                 LOAN AGREEMENT

                                ING (U.S.) CAPITAL



                                By:  Stephen E. Fischer
                                   ------------------------------
                                  Name: Stephen E. Fischer
                                  Title: Managing Director

                                 LOAN AGREEMENT

                                MEES PIERSON CAPITAL CORP.



                                By:  Hendrik Vreege
                                   ------------------------------
                                  Name: Hendrik Vreege
                                  Title: Managing Director


                                By:  Eugene Oliva
                                   ------------------------------
                                  Name: Eugene Oliva
                                  Title: Assistant Vice President

                                 LOAN AGREEMENT

                                ROYAL BANK OF SCOTLAND PLC



                                By:  Siobhan Smyth
                                   ------------------------------
                                Name: Siobhan Smyth
                                Title: Vice President, Project Finance

                                 LOAN AGREEMENT

                                THE SUMITOMO BANK, LIMITED



                                By:  Susumu Ogawa
                                   ------------------------------
                                Name: Susumu Ogawa
                                Title: Joint General Manager

                                 LOAN AGREEMENT

                                WESTDEUTSCHE LANDESBANK
                                  GIROZENTRALE, New York Branch



                                By:  Johnathan Berman
                                   ------------------------------
                                  Name: Jonathan Berman
                                  Title: Managing Director

                                By:  Gary Bloomberg
                                   ------------------------------
                                  Name: Gary Bloomberg
                                  Title: Associate